Valuation of Hills Bancorporation

Hills, Iowa

As of June 30, 2011

Prepared for the
Board of Directors
and the
Trustees of the
Employee Stock Ownership Plan

Prepared By:

Austin Associates

August 2011

Valuation of Hills Bancorporation As of June 30, 2011

TABLE OF CONTENTS

		Page
I.	Executive Summary	1
II.	Valuation Approaches and Methodology	4
III.	Industry Review	5
IV.	Company Analysis	11
V.	Peer Group Performance Comparison	15
VI.	Discounted Cash Flow Value	16
VII.	Net Asset Value	18
VIII.	Guideline Companies	20
IX.	Market Price	21
X.	Fair Market Value	22

	Tables	Tab
Historical Performance	1.1 – 1.14	1
Peer Group Performance Tables	2.1 – 2.6	2
Discounted Cash Flow Value	3.1 – 3.3	3
Net Asset Value	4.1 – 4.6	4
Guideline Companies from Minority Share Transactions	5.1 – 5.5	5
Summary Presentation	6.1	6
Economic and Demographic Data	7.1 – 7.4	7
Branch Map & Deposit Growth Trends	8.1 – 8.3	8
Discount Rate	9.1	9
FDIC Industry and State Statistics		10

Valuation of
Hills Bancorporation
As of June 30, 2011

I. EXECUTIVE SUMMARY

Austin Associates, LLC ("Austin Associates") has been retained by the Board of Directors of Hills Bancorporation, Hills, Iowa, ("Company") and by the Trustees of Company's Employee Stock Option Plan ("ESOP") to determine the fair market value ("FMV") of the common stock of Company as of June 30, 2011. A summary of the valuation methods and results is provided below:

Subject Company	**Hills Bancorporation**
Company Headquarters	**Hills, Iowa**
Valuation Date	**June 30, 2011**
Valuation Purpose	**To determine the fair market value of Company's stock**
Valuation Performed for	**Board of Directors and ESOP Trustees**

Valuation Conclusion	**$63.00**
As Percent of Book Value	138%
As Percent of Tangible Book Value	139%
As Multiple of LTM Diluted Normalized EPS	11.0

Standard of Value	**Fair Market Value**
Level of Value	**Non-Marketable Minority Interest**
Lack of Marketability Discount	**0%**

A. Valuation Purpose:

The Trustees of Company's ESOP and Company's Board of Directors have requested that we value the outstanding minority interest shares of Company.

B. Standard of Value:

For purposes of this appraisal, FMV is defined as "the probable price at which shares would change hands between a willing buyer and a willing seller, neither being under compulsion to buy or sell, each having reasonable knowledge of all relevant facts." This definition is intended to conform to IRS Revenue Ruling 59-60. The FMV of a minority share is attributed to transactions involving small blocks of Company's common shares, such as arm's length trades, redemptions, purchases by an ESOP, granting of stock options and other similar transactions.

C. Factors Considered:

In connection with the preparation of this appraisal, Austin Associates has considered the following factors: (i) the nature of the business and history of the enterprise; (ii) the economic outlook in general and the condition and outlook of the specific industry in particular; (iii) the financial condition of the business; (iv) the earning capacity of the company; (v) the dividend-paying capacity of the company; (vi) the nature and value of the tangible and intangible assets of the business; (vii) sales of the stock and the size of the block to be valued; (viii) the market price of the stocks of corporations engaged in the same or similar lines of business having their stocks actively traded in a free and open market, either on an exchange or over-the-counter; (ix) the marketability or lack thereof, of the securities being valued; and (x) determination of any control premiums or minority share discounts.

D. Levels of Value:

The three levels of value for a business or business ownership interest include:

1. **Control Value** – Value of enterprise or business as a whole.

2. **Marketable Minority Interest** – Value of minority interest as if freely traded. The shares may lack control but have liquidity. Examples of marketable minority interests are the published prices of publicly traded stocks on NASDAQ or the NYSE.

3. **Non-Marketable Minority Interest** – Value of minority interest in a private company which lacks control and market liquidity.

The following chart illustrates the relationship between these levels of value:


CONTROL VALUE
Apply
Control Premium
Apply Minority
Interest Discount
MARKETABLE
MINORITY INTEREST
Apply
Marketability
Discount
NON-MARKETABLE
MINORITY INTEREST

For purposes of this appraisal, FMV of Company's shares is determined on the basis of a non-marketable minority interest.

In performing the valuation, Austin Associates has relied upon the information supplied to us by Company. We do not express an opinion on the accuracy of information supplied to us which we used in the preparation of this report, and we are not responsible for errors or omissions that might be contained in such materials.

E. Disclosure

Austin Associates has provided consulting services to the Company in the past and may provide additional services in the future.

II. VALUATION APPROACHES AND METHODOLOGY

The appraisal methodology utilized by Austin Associates includes income, asset and market approaches:

A. Income Approach

Austin employs a discounted cash flow ("DCF") model to develop an indication of value for the Company under the income approach. The DCF calculation is based on a projection of future earnings. The future earnings are used to calculate excess cash flows, which are then discounted to a present value amount.

B. Asset Approach

To develop an indication of value under the asset approach, all assets and liabilities of the Company are restated to fair value to calculate a "net" asset value. The net asset value is equal to the difference between the fair value of the assets and the fair value of the liabilities in the context of a going concern.

C. Market Approach

Under the market approach, Austin considers both: (1) the market price, ownership characteristics and trading activity of the subject Company; and (2) appropriately selected guideline public companies to develop indications of value for the Company based on price-to-tangible book value ratios and price-to-earnings multiples.

D. Lack of Marketability Discount

An appraisal performed under the "fair market value" standard must also consider the liquidity of the market for the stock being valued. The end of this report provides empirical information on the use of marketability discounts and specific factors considered in this appraisal.

III. INDUSTRY REVIEW

The banking industry (including banks, thrifts and savings banks) is starting to show signs of recovery from the last few years of financial difficulties. As the chart below indicates, the industry showed a cumulative profit for 2009 through the first quarter of 2011. Moreover, the industry posted five straight quarters of declining loan charge-offs and provision expense. While most of the year-over-year reduction in provision expense was concentrated among some of the largest banks, nearly half (48 percent) of all institutions reduced their provisions in 1Q11 compared to a year ago.



Banking Industry (1) Quarterly Performance
Net Income, Provision Expense & Net Charge-Offs ($billions)
$80.0
$60.0
$40.0
$20.0
$0.0
($20.0)
($40.0)
07Q1 07Q2 07Q3 07Q4 08Q1 08Q2 08Q3 08Q4 09Q1 09Q2 09Q3 09Q4 10Q1 10Q2 10Q3 10Q4 11Q1
Provision Expense
Net Income
Net Charge-Offs

Source: SNL Financial
(1) Includes commercial banks, savings banks and savings institutions.

Despite improvement, the industry is still struggling with loan and revenue growth. As the following chart shows, during the first quarter of 2011, total loans and leases fell by $127 billion (1.7 percent), marking the ninth time in the past ten quarters that loan balances declined. The largest reductions during the first quarter of 2011 in loan portfolios occurred in construction and land development loans, which declined by $26 billion (8.1 percent); credit card loans fell by $39 billion (5.5 percent) and 1-4 family residential loans decreased by $77 billion (3.0 percent). C&I loans reported its third consecutive quarterly increase, rising $18 billion (1.5 percent).


All FDIC Institutions
Quarterly Change in Commercial & Consumer Loans(1,2) ($billions)
$300
$200
$100
$0
($100)
($200)
07Q1 07Q2 07Q3 07Q4 08Q1 08Q2 08Q3 08Q4 09Q1 09Q2 09Q3 09Q4 10Q1 10Q2 10Q3 10Q4 11Q1
Consumer
Commercial

Source: FDIC
Note: The increase in consumer loans during the first quarter of 2010 (approximately $300 billion) was due entirely to a change in accounting rules.

[1] Consumer loans = Consumer Loans and 1-4 Family Loans.
[2] Commercial loans = Total Loans & Leases less Consumer loans as defined above.

As illustrated below, the ratio of nonperforming assets ("NPAs") to assets increased significantly from mid-2007 through the end of 2009. It appears as though NPA levels peaked in 1Q2010. Since that time, nonperforming assets have declined by nearly 20% ($73 billion). During the first quarter of 2011, nonperforming asset levels decreased 5%, marking the fourth consecutive quarterly decline in nonperforming assets.


Banking Industry (1)
Asset Quality Trends Since 2006Q3
NPAs/Assets
LLR/NPLs
4%
3%
2%
1%
0%
300%
225%
150%
75%
0%
07Q1 07Q2 07Q3 07Q4 08Q1 08Q2 08Q3 08Q4 09Q1 09Q2 09Q3 09Q4 10Q1 10Q2 10Q3 10Q4 11Q1
NPAs/Assets
LLR/NPLs

Source: SNL Financial
[1] Includes commercial banks, savings banks and savings institutions.
NPAs consist of nonperforming loans, debt securities, OREO & other assets, less OREO covered by loss-sharing agreements with the FDIC.
NPLs consist of loans 90 or more days past due and nonaccrual loans, less the guaranteed portion of nonperforming loans by the U.S. government.

The number of bank failures increased to 157 in 2010 compared to 140 in 2009, while the amount of assets of failed banks declined to less than $100 billion. There have been 26 bank failures during the first quarter of 2011 (104 on an annualized basis). This decrease in failures as compared to the prior two years indicates that 2010 may be the peak year for failures.



# of Failures
Bank Failures Since 1994
Assets ($mil)
200
150
100
50
0
$400,000
$300,000
$200,000
$100,000
$0
15 8 6 1 3 8 7 4 11 3 4 0 0 3 25 140 157 26
94 95 96 97 98 99 00 01 02 03 04 05 06 07 08 09 10 11*
# of Failures
Assets

Source: FDIC
*Through March 31, 2011

In addition, the following chart indicates that 888 banks are still on the FDIC's problem bank list. These institutions reported aggregate assets of $397 billion. Although bank failures have slowed during the first quarter of 2011, many experts are still predicting hundreds of additional failures over the next few years.



Number of Problem Institutions
1,000
750
500
250
0
80 52 50 76 252 305 416 552 702 775 829 860 884 888
12/04 12/05 12/06 12/07 12/08 03/09 06/09 09/09 12/09 03/10 06/10 09/10 12/10 03/11

Source: FDIC

The cost of the recent wave of bank failures to the FDIC, as well as reserves set aside for future failures, has driven the FDIC Deposit Insurance Fund into a negative position since September 30, 2009. The current reserve ratio of -0.02 percent is an improvement over the -0.39 percent ratio reported at year-end 2009 and -0.12 percent ratio reported at year-end 2010. The negative fund balance resulted in increases to bank insurance premium rates, special assessments and advanced payment of premiums to the fund.

FDIC Deposit Insurance Fund ($Billions)	Quarter-Ending						
	09/09	12/09	03/10	06/10	09/10	12/10	03/11
Ending Balance	-$8.2	-$20.9	-$20.7	-$15.2	-$8.0	-$7.4	-$1.0
Reserve Ratio	-0.16%	-0.39%	-0.38%	-0.28%	-0.15%	-0.12%	-0.02%

On the equity side, bank stocks have been highly volatile over the past three years. The SNL Bank Index increased 25 percent in the third quarter of 2008, subsequently falling 35 percent in the fourth quarter of 2008. In 2009, the Index declined 37 percent in 1Q09, advanced 34 percent in 2Q09 and 24 percent in 3Q09, before declining 8 percent in 4Q09. Despite volatility throughout the year, the SNL Bank Index at December 31, 2009 was down only slightly from year-end 2008. During the first quarter of 2010, the SNL Bank Index increased 15 percent, and then subsequently declined 15 percent during the second quarter of 2010. This was followed by a 1 percent decline in the third quarter of 2010 and a 14 percent increase in the fourth quarter of 2010. The SNL Bank Index increased 1 percent during the first quarter of 2011. As of March 31, 2011, the SNL Bank Index was 12 percent higher than at year-end 2009. The following chart shows the change in the SNL Bank Index, S&P 500 and NASDAQ since 2Q08:


Equity Market Returns - Based on Closing Index Value
150.0
125.0
100.0
75.0
50.0
25.0
From 12/09 – 03/11, SNL Bank Index increased 12%, S&P 500 increased 19% and NASDAQ increased 23%

	06/08	09/08	12/08	03/09	06/09	09/09	12/09	03/10	06/10	09/10	12/10	03/11
SNL Bank	100.0	124.9	80.8	51.2	68.5	85.2	78.5	90.6	77.4	76.8	87.3	88.2
NASDAQ	100.0	90.8	68.8	66.7	80.0	92.6	99.0	104.6	92.0	103.3	115.7	121.3
S&P 500	100.0	91.1	70.6	62.3	71.8	82.6	87.1	91.4	80.5	89.2	98.3	103.6

Source: SNL Financial

Overall the industry valuation multiples, as measured by price-to-tangible book, trended downward throughout 2008 and 2009. As of December 31, 2009, the average price-to-tangible book multiple (for all publicly traded banks and thrifts on a combined basis) measured 85 percent, compared to 109 percent at

year-end 2008 and 149 percent at year-end 2007. Average price-to-tangible book multiples have increased from year-end 2009 levels, measuring 91 percent at year-end 2010 and 96 percent at March 31, 2011 (for all publicly traded banks and thrifts on a combined basis).



Publicly Traded Banks & Thrifts
Price-to-Tangible Book (Average)
Since 2007
Banks down 36%
Thrifts down 33%
250%
200%
150%
100%
50%
0%

	2003Y	2004Y	2005Y	2006Y	2007Y	2008Y	2009Y	2010Y	3/31/11
Banks	206%	218%	204%	201%	154%	111%	86%	94%	98%
Thrifts	161%	173%	157%	160%	131%	99%	81%	81%	88%
Combined	197%	210%	195%	192%	149%	109%	85%	91%	96%

Source: SNL Financial
Note: Excludes M&A target companies.

Traditional M&A transaction volume rebounded slightly in 2010 with 177 deals compared to 119 in 2009 and 144 in 2008. Deal volume also increased as compared to 2009, with $12.1 billion in reported deal value compared to $1.3 billion in 2009. Nearly $7.1 billion of the deal value in 2010 is associated with three large transactions: BMO Financial's December 2010 acquisition of Marshall & Ilsley ($4.1 billion), First Niagara's August 2010 acquisition of New Alliance ($1.5 billion), and Hancock Holding's December 2010 acquisition of Whitney Holding Corp. ($1.5 billion). Although the volume and overall deal value increased in 2010, the majority of the transactions in 2010 (as well as in 2009) involved either small or distressed sellers.

During the first quarter of 2011, there have been 34 transactions announced with a combined deal value of $2.3 billion. Nearly half of the total deal value in the first quarter was from the Sterling Bancshares January 2011 acquisition by Comerica ($1.0 billion). Five deals represented $2.1 billion of the total $2.3 billion deal value in the first quarter.

The price to tangible book multiples for bank and thrift M&A transactions measured 108 percent in 2009, 114 percent in 2010 and 108 percent for 2011 (through March 31, 2011). The current pricing levels are less than half of the multiples experienced from 2004 – 2007, when the average price-to-tangible book measured over 230 percent.

M&A Transactions (Bank & Thrift)
Price-to-Tangible Book (Average)


300%
200%
100%
0%
$180
$120
$60
$0

	2004Y	2005Y	2006Y	2007Y	2008Y	2009Y	2010Y	3/31/11
Banks	231%	232%	250%	236%	175%	108%	115%	111%
Thrifts	202%	206%	216%	177%	116%	106%	113%	102%
All Deals	225%	229%	245%	230%	166%	108%	114%	108%
Deal Value ($bils)	$130.8	$29.2	$108.8	$72.0	$35.6	$1.3	$12.1	$2.3
Total Deals	270	271	296	288	143	120	173	34

Source: SNL Financial
Excludes terminated deals.

The outlook for the M&A environment for banks and thrifts is expected to improve as the terms of failed bank transactions become less favorable and as the economy shows signs of improving further. However, until stock prices gain ground and become more stable, M&A activity and pricing will continue to lag pre-2008 levels.

IV. COMPANY ANALYSIS

A. Company Profile

Company operates Hills Bank and Trust Company ("Bank") as its wholly owned subsidiary. Effective October 26, 2002, Company merged Hills Bank Kalona into Hills Bank and Trust Company. Company established new branch offices in Cedar Rapids in April of 2002 and in Marion in February of 2003. In March 2005, Company relocated its downtown Iowa City office to the Old Capitol Town Center. The relocation doubled the size of the Bank's downtown presence to 5,800 square feet. The Bank opened its second location in Washington County at 710 West 3rd Street in Wellman, Iowa, in September 2006. In 2008, the Company opened an office at 2771 Oakdale Boulevard which serves as the Company's Trust and Wealth Management office. The office provides only trust services and no retail operations are located in the office. The Company added its third office in Cedar Rapids at 3905 Blairs Ferry Road in January of 2009. The temporary office was replaced when a new office was opened in January of 2010. The new full-service office consists of approximately 7,000 square foot of retail space on the upper level and an additional 6,000 square foot in the lower level, which will be used for community events. The office also features three drive-up lanes plus a drive-up ATM. Bank plans on adding an additional office in North Liberty in the first quarter of 2012. In addition to retail and commercial banking services, this location will serve as the primary office for the Trust and Wealth Management Department.

B. Markets

Company is headquartered and operates its main office in Hills, Iowa. Company has additional offices in Iowa City, Coralville, Kalona, North Liberty, Lisbon, Marion, Mount Vernon, Cedar Rapids, and Wellman. The following chart presents population data for those counties in which Company operates, along with the State of Iowa:

POPULATION	2000 Census	2010 Current	Change 2000-2010	2015 Projected	Change 2010-2015
Johnson County	111,006	132,497	19.4%	145,230	9.6%
Linn County	191,701	212,727	11.0%	225,156	5.8%
Washington County	20,670	21,611	4.6%	22,089	2.2%
State of Iowa	2,926,324	3,057,995	4.5%	3,130,452	2.4%

This data indicates that Johnson and Linn Counties area projected to experience above-average population growth over the next five years while Washington County is projected to approximate the

State of Iowa. Presented in the following chart are median household income figures for Company's market area:

MEDIAN HH INCOME	2000 Census	2010 Current	Change 2000-2010	2015 Projected	Change 2010-2015
Johnson County	$40,059	$51,642	28.9%	$59,343	14.9%
Linn County	$46,295	$60,505	30.7%	$67,435	11.5%
Washington County	$38,951	$48,099	23.5%	$53,875	12.0%
State of Iowa	$39,448	$50,326	27.6%	$57,120	13.5%

In addition to positive population growth trends, Linn County is characterized by above-average income when compared to the State of Iowa. A more complete economic and demographic analysis of the counties and cities in which Company operates is provided in Section 7.

Table 8.1 presents deposit growth trends by branch as of June 30, 2010 for Company's 14 full-service locations. Tables 8.2 – 8.3 contain deposit growth and market share trends for Johnson, Linn, and Washington Counties.

Deposits held by financial institutions operating offices in Johnson County increased from $2.1 billion to $3.0 billion, or 7.9 percent per year, from June 2005 through June 2010. During the same time period, Company's deposits in Johnson County increased from $771.4 million to $1.0 billion, representing a compound annual growth rate of 5.9 percent. As of June 30, 2010, Company ranked first out of 22 reporting institutions in terms of market share, capturing 33.7 percent of total county deposits.

Deposits held by financial institutions operating offices in Washington County increased from $420.5 million to $488.1 million, or 3.0 percent per year, from June 2005 through June 2010. During the same time period, Company's deposits in Washington County increased from $61.6 million to $88.4 million, representing a compound annual growth rate of 7.5 percent. As of June 30, 2010, Company ranked second in market share, capturing 18.1 percent of total county deposits. W.S.B. Inc. (Washington State Bank) is the market leader in Washington County with 35.1 percent of the deposits.

Deposits held by financial institutions operating offices in Linn County increased from $3.7 billion to $4.8 billion, or 5.8 percent per year, from June 2005 through June 2010. During the same time period, Company's deposits in Linn County increased from $171.9 million to $286.3 million, representing a compound annual growth rate of 10.7 percent. As of June 30, 2010, Company ranked fifth in terms of market share, capturing 5.9 percent of total county deposits. U.S. Bancorp and Wells

Fargo & Co. led the market in Linn County, with 17.2 percent and 10.6 percent of the deposits, respectively.

Additional economic information for the State of Iowa and banking industry trends are included in The FDIC Quarterly Profile for the first quarter of 2011 which is presented in Tab 10.

B. Historical Performance (Tables 1.1 – 1.14)

Austin Associates reviewed pertinent historical financial information of Company from 2006 through June 30, 2011.

- ***Tables 1.1 - 1.6**: annual and year-to-date performance of Bank since 2006*
- ***Tables 1.7 - 1.12**: quarterly performance of Bank since 2010Q1*
- ***Table 1.13**: annual and year-to-date performance of Company since 2006*
- ***Table 1.14**: annual and year-to-date performance of Parent-Only since 2006*

Presented below are summary financial highlights:

1. **Growth:** Bank's total assets increased from $1.84 billion as of June 30, 2010 to $1.94 billion as of June 30, 2011. This represents total growth of $98.5 million, or 5.4 percent. Total deposits increased from $1.40 billion to $1.48 billion over the same time frame, representing annual growth of 5.8 percent. Total loans of $1.64 billion equaled 84.6 percent of assets as of June 30, 2011 and increased by 5.7 percent since June 30, 2010. From December 31, 2010 to June 30, 2011, total deposits increased 0.1 percent, total loans increased 2.5 percent, and total assets increased 0.5 percent.

2. **Capital:** As of June 30, 2011, Bank's equity capital equaled $199.1 million and its tier 1 leverage ratio equaled 9.78 percent, compared to 9.41 percent as of June 30, 2010. Bank reported $2.5 million of goodwill at June 30, 2011. Company's consolidated equity capital equaled $199.7 million as of the same date. Company recorded a dividend payout ratio of 17.3 percent in 2010 compared to an average of 25.5 percent between 2006 and 2009. For the 12-month period ending June 30, 2011, Company's dividends per share equaled $1.00 representing a 17.4 percent payout ratio.

3. **Asset Quality:** Bank reported $12.3 million in nonperforming loans and $2.3 million in Other Real Estate Owned as of June 30, 2011. As a percent of total assets, nonperforming assets decreased slightly from 0.77 percent as of June 30, 2010 to 0.75 percent as of June 30, 2011. Net charge-offs as a percent of average loans measured 0.07 percent for the second quarter of 2011

($294,000) compared to 0.61 percent for the second quarter of 2010 ($2.3 million). As of June 30, 2011, the Bank's loan loss reserve equaled $29.3 million, or 1.78 percent of total loans.

4. **Earnings:** Company's consolidated normalized net income for the 12-month period ended June 30, 2011 measured $25.3 million. Normalized net income adds back certain nonrecurring income and expense items. This corresponds to a normalized return on average assets ("ROAA") of 1.32 percent and a normalized return on average equity ("ROAE") of 13.27 percent. Normalized ROAA and ROAE measured 1.24 percent and 13.65 percent, respectively, for the full year of 2010 based on normalized net income of $23.0 million.

   For the three-month period ending June 30, 2011, Bank's net interest income (TE) to average assets equaled 3.56 percent, compared with 3.69 percent for the same period in 2010. Noninterest expense relative to average assets decreased from 2.35 percent in second quarter of 2010 to 2.14 percent in the same period of 2011. For the same respective periods, total noninterest expense decreased 3.8 percent from $11.0 million to $10.5 million. Noninterest income equaled 1.02 percent of average assets in the second quarter of 2010 and 1.00 percent of average assets in the same period of 2011. Total loan loss provision for the second quarter of 2011 measured negative $266,000 or negative 0.05 percent of average assets compared to $853,000 or 0.18 percent of average assets in the same period of 2010.

5. **Per Share Data:** As of June 30, 2011, Company reported 4,358,392 shares of common stock outstanding. Company's book value and tangible book value per share equaled $45.81 and $45.24, respectively, at June 30, 2011. Company's basic and diluted earnings per share equaled $5.77 and $5.75, respectively, for the 12-month period ending June 30, 2011. After adjusting for certain non-recurring items, Company's normalized diluted earnings per share for the 12-month period was $5.74. Company paid cash dividends of $1.00 per share in the first quarter of 2011 and zero dividends in the second quarter of 2011. Company historically pays its annual cash dividend in the first quarter of each fiscal year. As of June 30, 2011, Company reported 24,855 stock options outstanding with a weighted average exercise price of $34.84 per share.

V. PEER GROUP PERFORMANCE COMPARISON (Tables 2.1 - 2.6)

Austin Associates compared Bank's performance to all Iowa headquartered commercial banks with assets as of March 31, 2011 between $500 million and $10 billion. Table 2.1 lists the 20 banks utilized for this comparative analysis. Provided in the following table are highlights from this analysis for 2010 and the year-to-date ("YTD") period ending March 31, 2011. (The tables in Section 2 include performance highlights from 2008 – March 31, 2011).

	2010		YTD 03/11	
	Bank	Iowa Peer	Bank	Iowa Peer
Total Assets ($mil)	$1,930	$691	$1,997	$761
PTPP/AA	2.25%	1.72%	2.09%	1.61%
ROAA	1.27%	0.80%	1.29%	0.80%
ROAE	12.98%	7.95%	13.03%	9.06%
NPAs/Total Assets	0.81%	1.77%	0.73%	1.60%
Tier 1 Leverage Ratio	9.66%	8.86%	9.66%	9.00%
Tier 1 RB Capital Ratio	12.28%	11.99%	12.47%	12.08%
Total RB Capital Ratio	13.54%	13.22%	13.73%	13.32%

Median Results for Peer Group
AA = Average Assets
PTPP = Pre-Tax Pre Provision Equals (Net Interest Income + Noninterest Income – Noninterest Expense)
NPAs = Nonperforming Assets (Excludes Restructured Loans)
RB = Risk Based
YTD = Year-to-Date

Bank's PTPP to average assets measured 2.09 percent for the YTD period ending March 31, 2011 compared to 1.61 percent for the peer group. Bank's ROAA and ROAE for the same time period measured 1.29 percent and 13.03 percent, respectively, compared to 0.80 percent and 9.06 percent, respectively, for the peer group. In terms of asset quality measures, Bank maintained a lower level of NPAs than the peer. As of March 31, 2011, Bank's NPAs as a percent of assets measured 0.73 percent compared to 1.60 percent for the peer group. Bank's regulatory capital ratios exceeded the peer median at March 31, 2011. Refer to Section 2 for additional information.

VI. DISCOUNTED CASH FLOW VALUE (Tables 3.1 – 3.3)

The discounted cash flow ("DCF") value technique determines value based on projected earnings over a period of five years. From these projections, excess capital or "cash flow" is determined based upon the bank's required equity capital to asset ratio. The future cash flows are "discounted" to a present value equivalent. This involves the use of an appropriate discount rate that accounts for the degree of risk related to the estimated cash flows and the time value of money. At the end of five years, a residual value is calculated. The residual value is converted to its present value equivalent by the discounting method. The present value of the projected cash flows added to the present value of the residual value determines the DCF value.

Table 3.1 projects Bank's net income over the next five years. Total assets, net income and return on average asset projections for the next five years are presented below:

	(Dollar Amounts in Thousands)				
	Period 1	Period 2	Period 3	Period 4	Period 5
Total Assets	$2,007,182	$2,077,433	$2,150,143	$2,225,398	$2,303,287
Net Income	$23,675	$23,356	$23,855	$24,989	$26,180
ROAA	1.20%	1.14%	1.13%	1.14%	1.16%

Projections in period one are based primarily on Bank's 2011 revised budget. Bank's management expects the net interest margin and fee income levels to return to more normalized levels over the next twelve months. As a result, net interest income (TE) is projected to decline to 3.42 percent of average assets in period one and measure 3.37 percent in period two and 3.32 percent in periods three through five. Noninterest income as a percent of average assets is projected to measure 0.85 percent in period one, increasing in subsequent periods to 0.92 percent in period five. Total overhead expense as a percent of average assets is projected to measure 2.30 percent in period one and 2.35 percent in periods two through five. In terms of aggregate dollars, total overhead is projected at $45.4 million in period one, increasing to $53.1 million in period five. The provision for loan loss is projected to equal $6.0 million in periods one through three, $6.3 million in period four, and $6.5 million in period five. The level of PTPP to average assets is projected at 1.90 percent in period one, and between 1.79 and 1.83 percent in periods two through five.

The net income projections detailed in Table 3.1 are the basis of the DCF model. Other key assumptions are presented below:

1. The required equity capital to asset ratio is 8.0 percent. For purposes of the DCF value, equity capital excludes Other Comprehensive Income that includes FAS 115 adjustments on investment securities classified as available-for-sale.

2. Asset growth is projected to be 3.5 percent in each period.

3. To establish a discount rate, Austin Associates first utilized the build-up method, which calculated the discount rate (equity cost of capital) based on the following:

   Risk Free Rate + Equity Risk Premium + Industry Risk Premium + Specific Risk Premium

   This resulted in a calculated discount rate of 12.17 percent, rounded to 12.15 percent. See Table 9.1 for details on the Build-Up Method. To confirm the reasonableness of this result, Austin Associates reviewed long-term annual stock market returns for various market indices. According to the Ibbotson Associates, Inc. widely recognized Stocks, Bonds, Bills, and Inflation ("SBBI") 2011 Yearbook, the compound annual return for the period 1926-2010 for large company stocks was 9.9 percent and for small company stocks was 12.1 percent. As a result, a specific discount rate of 12.15 percent will be utilized.

The above assumptions allow Bank's asset and equity base to be projected for five years and, as a result, excess capital or cash flow can be determined. The calculation of the residual value is a process of capitalizing the fifth year earnings projection. The appropriate capitalization rate was determined to be the 12.15 percent discount rate less an estimated annual growth rate after year five. We have projected a three percent growth in earnings for years six and beyond that results in an implied price-to-earnings multiple of 10.9 for the residual value. As a result, the residual value at the end of the fifth year is estimated to be $283.0 million.

The next step of the DCF model present values the cash flows and residual value based on the 12.15 percent discount rate. This results in a present value of the residual value of $159.5 million and a present value of the cash flows of $112.6 million.

Finally, the DCF value of Bank is calculated by adding the present value of the projected cash flows to the present value of the residual value. The DCF value of Bank, as a result, equals $272.1 million.

After calculating the DCF value of Bank, the book value of Bank on Company's parent only balance sheet is restated to the amount determined using the DCF value method. All other assets and liabilities of Company as of June 30, 2011 are restated to market value. These adjustments are reflected in Table 3.3.

In addition, it is necessary to adjust the value of Company to reflect the impact of stock options. This adjustment is presented in Table 3.3. Presented below is the summary result from this analysis:

Discounted Cash Flow Value	
Indication of Value	**$62.95**
% of Book Value	137%
% of Tangible Book Value	139%
Multiple of LTM Diluted Normalized EPS	11.0

This result does not reflect any discount for lack of marketability of the stock. This potential discount, if applicable, will be discussed in Section X.

VII. NET ASSET VALUE (Tables 4.1 - 4.6)

The second method utilized in determining value is termed the net asset value approach. This process involves taking the book value of the bank and assessing premiums or discounts to the balance sheet accounts based upon the current market value of the assets and liabilities. A summary of the adjustments is provided in Table 4.1, while the detailed specifics of the calculations are provided in supporting Tables 4.2 through 4.6. The following adjustments were determined:

1. The loan portfolio was adjusted based on the yield, repricing and maturity structures of the portfolio. Premiums and discounts are calculated for above and below market rate yielding loans, respectively. Bank's loan yield was calculated based on June 30, 2011 regulatory filings and internal reports, while the market rate was based on Bank's loan portfolio composition and the national average loan rate for each loan category from *BanxQuote.com*. From this analysis, a premium of $914,000 to the loan portfolio was calculated. Refer to Table 4.2.

2. As of June 30, 2011, Bank reported other real estate owned ("OREO") totaling $2.3 million. A discount is typically applied to reflect the opportunity cost of nonearning assets, carrying costs, legal and administrative expenses, and the potential for future loss exposure. A 20.0 percent discount to this account was applied to reflect the nonperforming status of these assets.

3. As of June 30, 2011, Bank maintained $2.5 million in assets classified as intangibles. For purposes of this valuation method, the market value of these assets is zero, resulting in a discount of $2.5 million.

4. The certificate of deposit ("CD") accounts were adjusted to market value based on the cost and maturity structure of the portfolio. To do this, we compare the cost structure of the CD portfolio to

current market rates. Utilizing the rates and maturity structure outlined in Table 4.3, a discount of $13.1 million was determined.

5. Bank's FHLB advances were adjusted to market value based on the cost and maturity structure of the outstanding borrowings. Based on a comparison of the cost structure of the outstanding borrowings and current market rates, a discount of $15.8 million was applied to this account. Refer to Table 4.4.

6. Table 4.5 reflects Bank's core deposit value, representing the estimated value of the below market funding cost of the Bank's core deposits. We have calculated a core deposit premium of $31.0 million or 3.63 percent of total core deposits.

Presented below is a summary of the adjustments made using the net asset value method:

Adjustments	$000
Loan Portfolio – Yield Basis	$914
Other Real Estate Owned	($457)
Intangible Assets	($2,500)
Certificates of Deposit	($13,090)
FHLB Advances	($15,830)
Core Deposit Value	$31,033
Total Adjustments	**$71**

Based upon the above adjustments, we have determined the net asset value of Bank to be $199.2 million. This represents 100 percent of Bank's June 30, 2011 equity capital.

After calculating the net asset value of Bank, the book value of Bank on Company's parent only balance sheet is restated to the amount determined using the net asset value method. All other assets and liabilities of Company as of June 30, 2011 are restated to market value. These adjustments are reflected in Table 4.6.

In addition, it is necessary to adjust the value of Company to reflect the impact of stock options. This adjustment is presented in Table 4.6. Presented below is the summary result from this analysis:

Net Asset Value	
Indication of Value	**$46.30**
% of Book Value	101%
% of Tangible Book Value	102%
Multiple of LTM Diluted Normalized EPS	8.1

This result does not reflect any discount for lack of marketability of the stock. This potential discount, if applicable, will be discussed in Section X.

VIII. GUIDELINE COMPANIES (Tables 5.1 – 5.5)

The third valuation method utilized is a guideline companies approach. Table 5.1 presents summary information for all publicly traded banks as of June 30, 2011 stratified by asset size, last twelve-month ("LTM") core ROAE, NPAs/total assets, and geographic region. The bottom portion of Table 5.1 illustrates the change in bank stock values over the 12-month period ending June 30, 2011. The SNL Bank Index increased 4.8 percent in the 12-month period ending June 30, 2011, the SNL Bank $1 - $5 Billion increased 1.0 percent over the same period, and the SNL Midwest Bank Index increased 10.6 percent.

Table 5.2 presents financial and stock performance information for publicly traded banks in the Midwest region with total assets between $1.0 billion and $4.0 billion and core ROAE greater than 10.0 percent. Table 5.3 presents financial and stock performance information for publicly traded banks in the nation with assets between $1.25 billion and $3.0 billion, core ROAE greater than 8.0 percent, tangible equity to assets between 8.0 percent and 12.5 percent and NPAs to total assets less than 2.00 percent. The following chart details the median and 75th percentile financial and stock performance results for the two selective peer groups and for Company:

Peer Group		Total Assets ($000)	Tang. Equity/ Assets	LTM Core ROAA	LTM Core ROAE	NPAs/ Assets	Price/ Tangible /Book	Price/ LTM Core EPS
Midwest –	Median	$1,840,481	8.98%	1.08%	10.99%	1.25%	142%	12.6
	75th Pct.	$2,881,297	11.12%	1.31%	13.50%	1.14%	162%	13.7
Nation –	Median	$1,797,806	9.50%	0.99%	10.10%	1.11%	148%	12.8
	75th Pct.	$2,186,268	9.67%	1.25%	12.64%	0.64%	174%	14.3
Company (2)		**$1,941,130**	**10.17%**	**1.32%**	**13.27%**	**0.75%**	**150% (1)**	**12.0 (1)**

(1) Selected multiples.
(2) Based on LTM normalized net income of $25.3 million.

Table 5.4 details the median financial and stock performance results for the two selective peer groups and for Company. These results are compared to the median minority share peer statistics determined in Austin Associates' prior valuation using March 31, 2011 data. In determining appropriate price-to-tangible book and price-to-earnings multiples to apply under this guideline companies methodology, we have considered various factors, including: (1) Company's underlying financial condition and performance in relation to the selected organizations; (2) the nature of the geographic market area served by Company in relation to the selected organizations; and (3) the current level of trading multiples of the peer groups relative to historical levels. After considering these and other factors, we have selected price-to-tangible book and price-to-earnings multiples of 150 percent and 12.0, respectively, to develop

indications of value for Company (Refer to Table 5.5). Presented below are summary results from this analysis:

Guideline Companies – Minority Share Trading	
Price-to-Tangible Book Approach	$67.86
Price to Earnings Approach	$68.91

These results do not reflect any discount for lack of marketability of the stock. This potential discount, if applicable, will be discussed in Section X.

IX. MARKET PRICE

The final valuation method considered is the market price of Company's stock as reflected in actual trading prices of the common stock. Company is listed as a "pink-sheet" company under the symbol HBIA. No open-market transactions were noted during the second quarter of 2011. In January 2009, Company's Board of Directors renewed a program to repurchase up to a total of 750,000 shares of the Company's common stock with the authorization set to expire on December 31, 2013. In the second quarter of 2011, 39,482 shares were repurchased at a weighted average price of $61.99. The repurchase prices are set based on the quarterly valuation results as determined by Austin Associates. The Company expects further repurchases to be made from time to time at a price equal to the most recent quarterly valuation. The Board will review the overall results of the program on a quarterly basis. Given the lack of trading in Company stock, relatively little weight will be given to this approach.

X. FAIR MARKET VALUE

A. Description of Transaction

This valuation is being used by the Board of Directors of Company for potential stock repurchases and for the Trustees of the ESOP to establish the FMV of participant shares and for potential purchases of shares by the ESOP. For either transaction, FMV is established based on a minority share position in Company.

B. Marketable Minority Interest

The indications of value calculated in the preceding sections do not consider the marketability of the stock being valued. Therefore, these values represent the value associated with a marketable minority interest.

C. Marketability of Stock Being Valued

The appropriate marketability discount should be assessed upon the issuance of each valuation report and should consider any changes in market conditions or corporate actions that might impact the trading of the shares and ultimately the marketability of the shares. Management of Company has indicated that it intends to proactively pursue the repurchase of shares in the market. The repurchase program would be funded with internal excess capital. Management has indicated that the shares may be purchased by the Company or the ESOP depending on the number of shares being sold. Given this corporate stance and the desire of Company's management to provide shareholders with a uniform price to repurchase shares (regardless of whether the purchase is made by the Company or the ESOP), and given the shareholders ability to sell blocks of stock in a short period of time, we have determined that no marketability discount will be applied in determining the fair market value of Company's shares. The application of a marketability discount will be reviewed upon the issuance of subsequent valuation reports and will consider the results of the repurchase program in determining the use of a marketability discount.

D. Fair Market Value

Austin Associates has considered each valuation methodology in determining a per share fair market value. No specific formula or weighting was utilized in this appraisal to reach our fair market value conclusion. Presented below is a summary of the results:

	Indication of Value Per Share
Discounted Cash Flow Value	$62.95
Net Asset Value	$46.30
Guideline Companies – Minority Share Trading	
Price to Tangible Book Value	$67.86
Price to Earnings Multiple	$68.91
Market Price	$61.99
Indication of Value (Marketable Minority Interest)	**$63.00**
Marketability Discount	0%
Fair Market Value	**$63.00**
% of Book Value	138%
% of Tangible Book Value	139%
Multiple of LTM Diluted Normalized EPS	11.0

Based on the preceding discussion and analysis, the FMV of Company on a minority share basis is determined to be $63.00 per share. This equals 139 percent of June 30, 2011 tangible book value per share and 11.0 times LTM diluted normalized earnings per share.

8/8/11

Richard F. Maroney, Jr.
Managing Director & Principal

Date

S:\Client Documents\A00440\815\June 30, 2011\Valuation Report as of 06.30.11.doc

TABLE 1.1
HILLS BANK AND TRUST COMPANY
Historical Performance by Year ($000)

Balance Sheet

ASSETS	2006Y	2007Y	2008Y	2009Y	2010Y	6/30/2011
Cash and Due from Banks - Noninterest Bearing	$23,397	$32,383	$22,575	$24,095	$20,854	$24,291
Cash and Due from Banks - Interest Bearing	$0	$0	$0	$579	$42,624	$1,217
Investment Securities	$178,228	$199,599	$200,312	$201,644	$205,498	$215,081
Federal Funds Sold & Repurchase Agreements	$0	$0	$0	$0	$0	$2
Construction & Land Development	$114,199	$123,144	$140,349	$121,776	$111,784	$107,722
Loans Secured by Farmland	$53,822	$66,554	$83,499	$87,300	$90,448	$94,085
Total 1-4 Family	$535,527	$545,573	$570,050	$593,046	$638,959	$664,087
Multifamily	$166,540	$167,718	$180,525	$190,180	$202,630	$210,674
Nonfarm/Nonresidential Loans	$231,408	$247,749	$270,158	$295,070	$302,020	$308,262
Total Real Estate Loans	**$1,101,496**	**$1,150,738**	**$1,244,581**	**$1,287,372**	**$1,345,841**	**$1,384,830**
Commercial & Industrial	$111,322	$132,070	$162,170	$153,997	$141,619	$143,381
Total Consumer Loans	$31,708	$28,086	$25,868	$24,776	$22,398	$19,814
All Other Loans	$56,240	$68,202	$73,371	$74,972	$91,192	$92,194
Less: Unearned Income	$0	$0	$0	$0	$0	$0
Total Loans/Leases (Net of Unearned Income)	**$1,300,766**	**$1,379,096**	**$1,505,990**	**$1,541,117**	**$1,601,050**	**$1,640,219**
Less: Loan Loss Reserve	$17,730	$19,705	$27,660	$29,160	$29,230	$29,260
Net Loans and Leases	$1,283,036	$1,359,391	$1,478,330	$1,511,957	$1,571,820	$1,610,959
Bank Premises	$22,061	$21,220	$23,606	$26,417	$26,806	$26,879
Other Real Estate Owned (1)	$801	$473	$5,155	$3,227	$2,233	$2,284
Direct & Indirect Investments in Real Estate Ventures (2)	$7,111	$8,803	$12,065	$18,777	$20,960	$20,316
Total Intangible Assets (Including MSRs)	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500
Mortgage Servicing Rights	$0	$0	$0	$0	$0	$0
Investments in Unconsolidated Subsidiaries	$0	$0	$0	$0	$0	$0
Other Assets	$33,431	$35,700	$35,001	$40,064	$36,376	$35,777
TOTAL ASSETS	**$1,550,565**	**$1,660,069**	**$1,779,544**	**$1,829,260**	**$1,929,671**	**$1,939,306**
LIABILITIES						
Demand Deposits	$143,274	$154,219	$169,299	$184,158	$198,791	$195,915
NOW Accounts	$139,845	$167,755	$191,312	$210,453	$254,010	$264,928
Savings Deposits	$110,768	$138,209	$136,492	$147,719	$155,711	$172,518
Money Market Deposits	$137,946	$114,169	$127,179	$187,083	$226,600	$220,441
Time Deposits < $100,000	$427,107	$438,672	$451,907	$443,904	$462,844	$452,099
Time Deposits > $100,000	$149,452	$131,159	$161,910	$175,122	$183,542	$177,332
Total Deposits	**$1,108,392**	**$1,144,183**	**$1,238,098**	**$1,348,440**	**$1,481,498**	**$1,483,233**
Memo: Total Brokered Deposits	$0	$0	$10,364	$13,040	$28,766	$35,400
Fed. Funds Purchased & Repurchase Agreements	$59,063	$87,076	$99,936	$68,534	$46,928	$52,023
Other Borrowings	$235,379	$265,348	$265,000	$227,177	$197,902	$187,858
Subordinated Notes and Debentures	$0	$0	$0	$0	$0	$0
Other Liabilities	$8,897	$10,783	$13,566	$11,519	$12,986	$17,071
TOTAL LIABILITIES	**$1,411,731**	**$1,507,390**	**$1,616,600**	**$1,655,670**	**$1,739,314**	**$1,740,185**
STOCKHOLDERS' EQUITY						
Preferred Stock	$0	$0	$0	$0	$0	$0
Common Stock - Par Value	$3,725	$3,725	$3,725	$3,725	$3,725	$3,725
Common Stock - Surplus	$28,597	$28,597	$28,597	$28,597	$28,597	$28,597
Undivided Profits and Reserves	$107,777	$119,710	$126,973	$137,068	$155,254	$162,769
Other Comprehensive Income	($1,265)	$647	$3,649	$4,200	$2,781	$4,030
Other Equity Capital Components	$0	$0	$0	$0	$0	$0
TOTAL BANK EQUITY	**$138,834**	**$152,679**	**$162,944**	**$173,590**	**$190,357**	**$199,121**
TOTAL LIAB. AND STOCKHOLDERS' EQUITY	**$1,550,565**	**$1,660,069**	**$1,779,544**	**$1,829,260**	**$1,929,671**	**$1,939,306**
Average Assets	$1,496,841	$1,589,106	$1,698,566	$1,817,097	$1,861,268	$1,953,756
Average Earning Assets	$1,427,440	$1,520,458	$1,626,876	$1,739,232	$1,771,963	$1,867,672
Average Bank Equity	$130,838	$143,862	$156,557	$166,380	$181,494	$193,653

(1) To be consistent with the current FDIC Call Report format, OREO excludes Direct and Indirect Investments in Real Estate Ventures for all periods.
(2) Prior to June 30, 2009, this field was reported in the RC-M (Memorandum) Schedule.

TABLE 1.2
HILLS BANK AND TRUST COMPANY
Historical Performance by Year ($000)

Income Statement

INTEREST INCOME	2006Y	2007Y	2008Y	2009Y	2010Y	YTD 06/11
Interest and Fee Income on Loans & Leases	$80,124	$88,708	$88,685	$88,320	$87,509	$42,725
Balance due from Depository Institutions	$0	$0	$0	$39	$85	$71
Interest/Dividend Income on Securities	$6,845	$7,202	$7,616	$6,961	$6,384	$3,045
Trading Accounts	$0	$0	$0	$0	$0	$0
Interest Income on Federal Funds Sold	$40	$325	$18	$17	$0	$0
Interest Income on Other Investments	$493	$658	$501	$196	$279	$164
TOTAL INTEREST INCOME	**$87,502**	**$96,893**	**$96,820**	**$95,533**	**$94,257**	**$46,005**
INTEREST EXPENSE						
Interest on Deposits	$27,998	$35,295	$28,865	$25,269	$19,200	$8,454
Interest Expense on Federal Funds Purchased	$2,801	$2,151	$1,756	$600	$451	$183
Interest Expense on Demand Notes & Other	$11,721	$12,520	$12,860	$11,272	$8,188	$3,984
Other Interest Expense	$0	$0	$0	$0	$0	$0
TOTAL INTEREST EXPENSE	**$42,520**	**$49,966**	**$43,481**	**$37,141**	**$27,839**	**$12,621**
NET INTEREST INCOME	**$44,982**	**$46,927**	**$53,339**	**$58,392**	**$66,418**	**$33,384**
Loan Loss Provision	**$3,011**	**$3,529**	**$11,508**	**$11,946**	**$8,925**	**$1,199**
NET INTEREST INCOME AFTER PROVISION	$41,971	$43,398	$41,831	$46,446	$57,493	$32,185
NONINTEREST INCOME						
Income from Fiduciary Activities	$3,423	$3,928	$3,917	$3,517	$4,026	$2,195
Service Charges on Deposit Accounts	$4,663	$5,291	$4,767	$4,532	$3,909	$1,528
Net Gains/(Losses) on Loan Sales	$859	$934	$1,274	$3,874	$3,602	$653
Net Gains/(Losses) on Other Asset Sales	$0	$0	($96)	($1,054)	($5)	$385
Other Operating Income	$5,457	$5,539	$7,105	$7,634	$9,207	$4,664
TOTAL NONINTEREST INCOME	**$14,402**	**$15,692**	**$16,967**	**$18,503**	**$20,739**	**$9,425**
NONINTEREST EXPENSE						
Salaries and Employee Benefits	$18,127	$18,991	$20,001	$21,443	$22,255	$10,955
Occupancy Expense	$5,287	$5,438	$5,571	$6,554	$7,129	$3,371
Total Amortization & Other Operating Expenses	$10,362	$11,125	$13,275	$15,515	$15,968	$7,046
TOTAL NONINTEREST EXPENSE	**$33,776**	**$35,554**	**$38,847**	**$43,512**	**$45,352**	**$21,372**
SUBTOTAL	$22,597	$23,536	$19,951	$21,437	$32,880	$20,238
Securities Gains/(Losses)	**$0**	**$0**	**$0**	**$0**	**$71**	**$0**
Income Before Taxes	**$22,597**	**$23,536**	**$19,951**	**$21,437**	**$32,951**	**$20,238**
Applicable Taxes	$6,970	$7,227	$5,645	$5,300	$9,390	$5,975
Net Income Before Extraordinary Items	$15,627	$16,309	$14,306	$16,137	$23,561	$14,263
Extraordinary Items	$0	$0	$0	$0	$0	$0
BANK NET INCOME	**$15,627**	**$16,309**	**$14,306**	**$16,137**	**$23,561**	**$14,263**
PRE-TAX PRE-PROVISION (1)	**$25,608**	**$27,065**	**$31,459**	**$33,383**	**$41,805**	**$21,437**
MEMO ITEMS						
Interest Income on Tax-Exempt Securities	$2,900	$3,154	$3,383	$3,372	$3,294	$1,725
Estimated Interest Income on Tax-Exempt Loans/Leases	$283	$359	$342	$376	$476	$553
Net Interest Income - FTE basis (2)	$46,637	$48,753	$55,276	$60,340	$68,378	$34,569
Effective Tax Rate	30.84%	30.71%	28.29%	24.72%	28.50%	29.52%
S-Corporation (Yes/No?)	No	No	No	No	No	No

(1) PTPP = Net Interest Income + Noninterest Income - Noninterest Expense
(2) Net Interest Income (FTE) = Total Interest Income on a fully taxable equivalent basis - Total Interest Expense.
(As reported by SNL Financial)

TABLE 1.3
HILLS BANK AND TRUST COMPANY
Historical Performance by Year ($000)

Earnings & Profitability

MARGIN ANALYSIS	2006Y	2007Y	2008Y	2009Y	2010Y	YTD 06/11
Average Earning Assets to Average Assets	95.36%	95.68%	95.78%	95.71%	95.20%	95.59%
Average Interest-Bearing Deposits to Average Assets	62.51%	62.86%	60.49%	65.09%	66.87%	65.77%
Interest Income to Average Earning Assets	6.13%	6.37%	5.95%	5.49%	5.32%	4.93%
Interest Expense to Average Earning Assets	2.98%	3.29%	2.67%	2.14%	1.57%	1.35%
Net Interest Income to Average Earning Assets	3.15%	3.09%	3.28%	3.36%	3.75%	3.57%
Net Interest Income to Average Earning Assets (FTE)	3.27%	3.21%	3.40%	3.47%	3.86%	3.70%
EARNINGS AND PROFITABILITY						
PERCENT OF AVERAGE ASSETS						
Net Interest Income (FTE) (1)	**3.12%**	**3.07%**	**3.25%**	**3.32%**	**3.67%**	**3.54%**
Tax Equivalent Adjustment	0.11%	0.11%	0.11%	0.11%	0.11%	0.12%
Net Interest Income	3.01%	2.95%	3.14%	3.21%	3.57%	3.42%
Provision: Loan/Lease Losses	**0.20%**	**0.22%**	**0.68%**	**0.66%**	**0.48%**	**0.12%**
Net Interest Income After Provision	2.80%	2.73%	2.46%	2.56%	3.09%	3.29%
Income from Fiduciary Activities	0.23%	0.25%	0.23%	0.19%	0.22%	0.22%
Service Charges on Deposit Accounts	0.31%	0.33%	0.28%	0.25%	0.21%	0.16%
Net Gains/(Losses) on Loan Sales	0.06%	0.06%	0.08%	0.21%	0.19%	0.07%
Net Gains/(Losses) on Other Asset Sales	0.00%	0.00%	-0.01%	-0.06%	0.00%	0.04%
Other Operating Income	0.36%	0.35%	0.42%	0.42%	0.49%	0.48%
Noninterest Income	**0.96%**	**0.99%**	**1.00%**	**1.02%**	**1.11%**	**0.96%**
Salaries and Employee Benefits	1.21%	1.20%	1.18%	1.18%	1.20%	1.12%
Occupancy Expense	0.35%	0.34%	0.33%	0.36%	0.38%	0.35%
Total Amortization & Other Operating Expenses	0.69%	0.70%	0.78%	0.85%	0.86%	0.72%
Overhead Expense	**2.26%**	**2.24%**	**2.29%**	**2.39%**	**2.44%**	**2.19%**
Subtotal	1.51%	1.48%	1.17%	1.18%	1.77%	2.07%
Securities Gains/(Losses)	**0.00%**	**0.00%**	**0.00%**	**0.00%**	**0.00%**	**0.00%**
Income Before Taxes	**1.51%**	**1.48%**	**1.17%**	**1.18%**	**1.77%**	**2.07%**
Applicable Income Taxes	0.47%	0.45%	0.33%	0.29%	0.50%	0.61%
Subtotal	1.04%	1.03%	0.84%	0.89%	1.27%	1.46%
Extraordinary Items	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Bank Net Income - ROAA	**1.04%**	**1.03%**	**0.84%**	**0.89%**	**1.27%**	**1.46%**
Pre-Tax Pre-Provision	**1.71%**	**1.70%**	**1.85%**	**1.84%**	**2.25%**	**2.19%**
Return on Average Equity (2)	**11.94%**	**11.34%**	**9.14%**	**9.70%**	**12.98%**	**14.73%**
Net Overhead	1.29%	1.25%	1.29%	1.38%	1.32%	1.22%
Efficiency Ratio (3)	**55.34%**	**55.17%**	**53.77%**	**55.19%**	**50.89%**	**48.58%**
Total Revenue/Average Assets	3.97%	3.94%	4.14%	4.23%	4.68%	4.38%
PERSONNEL EXPENSE						
Full-time Equivalent Employees	282	376	391	392	388	377
Total Assets per Employee	$5,498	$4,415	$4,551	$4,666	$4,973	$5,144
Personnel Expense per Employee (Annualized)	$64.3	$50.5	$51.2	$54.7	$57.4	$58.1

(1) Net Interest Income (FTE) as reported by SNL Financial.
(2) Return on Average Equity = Bank Net Income / Bank Average Equity
(3) Total noninterest expense, less amortization of intangible assets, divided by net interest income on a fully taxable equivalent basis and total noninterest income.

TABLE 1.4
HILLS BANK AND TRUST COMPANY
Historical Performance by Year ($000)

Nonperforming Assets

NONPERFORMING ASSETS

90+ Days Past Due	2006Y	2007Y	2008Y	2009Y	2010Y	YTD 06/11
Construction & Land Development	$1,201	$750	$723	$1,462	$416	$0
Farm Loans	$43	$0	$0	$172	$0	$83
Total 1-4 Family Loans	$1,830	$4,108	$3,103	$3,668	$3,536	$2,655
Multifamily Loans	$0	$0	$90	$906	$0	$53
Commercial Real Estate	$1,157	$222	$605	$469	$229	$250
Total Real Estate Loans	**$4,231**	**$5,080**	**$4,521**	**$6,677**	**$4,181**	**$3,041**
Agricultural Production Loans	$25	$34	$0	$8	$104	$0
Commercial & Industrial Loans	$307	$795	$429	$280	$1,045	$1,847
Consumer Loans	$420	$141	$99	$44	$15	$6
All Other Loans & Leases	$0	$0	$0	$0	$0	$0
90+ Days Past Due and Accruing Interest	**$4,983**	**$6,050**	**$5,049**	**$7,009**	**$5,345**	**$4,894**
Nonaccrual Loans						
Construction & Land Development	$0	$671	$1,325	$2,645	$1,546	$1,738
Farm Loans	$44	$0	$0	$0	$147	$144
Total 1-4 Family Loans	$0	$18	$549	$1,534	$1,809	$1,367
Multifamily Loans	$0	$0	$0	$0	$1,837	$1,887
Commercial Real Estate	$178	$3,659	$0	$223	$260	$552
Total Real Estate Loans	**$222**	**$4,348**	**$1,874**	**$4,402**	**$5,599**	**$5,688**
Agricultural Production Loans	$212	$109	$0	$0	$0	$0
Commercial & Industrial Loans	$445	$491	$661	$958	$2,647	$1,847
Consumer Loans	$0	$0	$0	$0	$0	$0
All Other Loans & Leases	$0	$0	$0	$0	$0	$0
Nonaccrual Loans	**$879**	**$4,948**	**$2,535**	**$5,360**	**$8,246**	**$7,535**
Less: Government Guaranteed Loan Balances	$0	$0	$181	$289	$160	$122
Total Nonperforming Loans	**$5,862**	**$10,998**	**$7,403**	**$12,080**	**$13,431**	**$12,307**
Plus: Other Real Estate Owned (1)	$801	$473	$5,155	$3,227	$2,233	$2,284
Plus: Nonperforming Debt Securities & Other Assets	$0	$0	$0	$0	$0	$0
Total Nonperforming Assets	**$6,663**	**$11,471**	**$12,558**	**$15,307**	**$15,664**	**$14,591**
Memo: Total Restructured Loans (2)	$0	$0	$0	$15,136	$21,103	$15,037

(1) OREO does not include Direct and Indirect Investments in Real Estate Ventures.
(2) Loans and leases that have been restructured and are in compliance with their modified terms (excludes restructured loans to individuals for household, family, and other personal expenditures). As reported in Schedule RC-C.

NONPERFORMING LOANS TO TOTAL LOANS

90+ Days Past Due	2006Y	2007Y	2008Y	2009Y	2010Y	YTD 06/11
Construction & Land Development	0.09%	0.05%	0.05%	0.09%	0.03%	0.00%
Farm Loans	0.00%	0.00%	0.00%	0.01%	0.00%	0.01%
Total 1-4 Family Loans	0.14%	0.30%	0.21%	0.24%	0.22%	0.16%
Multifamily Loans	0.00%	0.00%	0.01%	0.06%	0.00%	0.00%
Commercial Real Estate	0.09%	0.02%	0.04%	0.03%	0.01%	0.02%
Total Real Estate Loans	**0.33%**	**0.37%**	**0.30%**	**0.43%**	**0.26%**	**0.19%**
Agricultural Production Loans	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%
Commercial & Industrial Loans	0.02%	0.06%	0.03%	0.02%	0.07%	0.11%
Consumer Loans	0.03%	0.01%	0.01%	0.00%	0.00%	0.00%
All Other Loans & Leases	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
90+ Days Past Due and Accruing Interest	**0.38%**	**0.44%**	**0.34%**	**0.45%**	**0.33%**	**0.30%**
Nonaccrual Loans						
Construction & Land Development	0.00%	0.05%	0.09%	0.17%	0.10%	0.11%
Farm Loans	0.00%	0.00%	0.00%	0.00%	0.01%	0.01%
Total 1-4 Family Loans	0.00%	0.00%	0.04%	0.10%	0.11%	0.08%
Multifamily Loans	0.00%	0.00%	0.00%	0.00%	0.11%	0.12%
Commercial Real Estate	0.01%	0.27%	0.00%	0.01%	0.02%	0.03%
Total Real Estate Loans	**0.02%**	**0.32%**	**0.12%**	**0.29%**	**0.35%**	**0.35%**
Agricultural Production Loans	0.02%	0.01%	0.00%	0.00%	0.00%	0.00%
Commercial & Industrial Loans	0.03%	0.04%	0.04%	0.06%	0.17%	0.11%
Consumer Loans	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
All Other Loans & Leases	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Nonaccrual Loans	**0.07%**	**0.36%**	**0.17%**	**0.35%**	**0.52%**	**0.46%**
Less: Government Guaranteed Loan Balances	0.00%	0.00%	0.01%	0.02%	0.01%	0.01%
Total Nonperforming Loans	**0.45%**	**0.80%**	**0.49%**	**0.78%**	**0.84%**	**0.75%**
Restructured Loans/Total Loans	0.00%	0.00%	0.00%	0.98%	1.32%	0.92%

TABLE 1.5
HILLS BANK AND TRUST COMPANY
Historical Performance by Year ($000)

Asset Quality & Capital

LOAN LOSS RESERVE RECONCILIATION	2006Y	2007Y	2008Y	2009Y	2010Y	YTD 06/11
Beginning of Period Reserve	$15,020	$17,730	$19,705	$27,660	$29,160	$29,230
Add: Provision for Loan Losses	$3,011	$3,529	$11,508	$11,946	$8,925	$1,199
Less: Losses Charged to Reserve	$1,873	$2,918	$4,489	$11,451	$11,192	$2,596
Add: Recoveries	$1,572	$1,364	$936	$1,005	$2,337	$1,427
Adjustments	$0	$0	$0	$0	$0	$0
Net Loan Losses	**$301**	**$1,554**	**$3,553**	**$10,446**	**$8,855**	**$1,169**
End of Period Reserve	$17,730	$19,705	$27,660	$29,160	$29,230	$29,260
NET CHARGE-OFFS						
Construction & Land Development	$19	$43	$62	$387	$1,121	$26
Farm Loans	($6)	$40	($4)	$21	$8	$0
Total 1-4 Family Loans	$248	$243	$2,065	$2,828	$3,760	$652
Multifamily Loans	$72	($2)	($3)	$398	$228	($2)
Commercial Real Estate	($27)	($1)	$71	$1,767	$1,127	($159)
Total Real Estate Loans	**$306**	**$323**	**$2,191**	**$5,401**	**$6,244**	**$517**
Agricultural Production Loans	NA	NA	NA	NA	NA	NA
Commercial & Industrial Loans	($186)	$828	$1,019	$4,746	$2,701	$644
Consumer Loans	$185	$104	$305	$237	$140	$31
All Other Loans & Leases	($4)	$299	$38	$62	($230)	($23)
Total Net Charge-Offs	**$301**	**$1,554**	**$3,553**	**$10,446**	**$8,855**	**$1,169**
NET CHARGE-OFFS (% OF AVERAGE LOANS)						
Construction & Land Development	0.00%	0.00%	0.00%	0.03%	0.07%	0.00%
Farm Loans	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Total 1-4 Family Loans	0.02%	0.02%	0.14%	0.19%	0.24%	0.08%
Multifamily Loans	0.01%	0.00%	0.00%	0.03%	0.01%	0.00%
Commercial Real Estate	0.00%	0.00%	0.00%	0.12%	0.07%	-0.02%
Total Real Estate Loans	**0.02%**	**0.02%**	**0.15%**	**0.36%**	**0.40%**	**0.06%**
Agricultural Production Loans	NA	NA	NA	NA	NA	NA
Commercial & Industrial Loans	-0.02%	0.06%	0.07%	0.31%	0.17%	0.08%
Consumer Loans	0.01%	0.01%	0.02%	0.02%	0.01%	0.00%
All Other Loans & Leases	0.00%	0.02%	0.00%	0.00%	-0.01%	0.00%
Total Net Charge-Offs	**0.02%**	**0.12%**	**0.25%**	**0.69%**	**0.57%**	**0.15%**
ASSET QUALITY						
Average Total Loans and Leases	$1,233,716	$1,324,344	$1,428,628	$1,508,760	$1,548,622	$1,609,794
Net Loan Loss to Average Loans/Leases	**0.02%**	**0.12%**	**0.25%**	**0.69%**	**0.57%**	**0.15%**
Provision for Loan Loss to Average Loans/Leases	0.24%	0.27%	0.81%	0.79%	0.58%	0.15%
Loan Loss Reserve to Total Loans	**1.36%**	**1.43%**	**1.84%**	**1.89%**	**1.83%**	**1.78%**
LLR/Nonperforming Loans	302.46%	179.17%	373.63%	241.39%	217.63%	237.75%
OREO as a % of Total Assets (1)	0.05%	0.03%	0.29%	0.18%	0.12%	0.12%
Nonperforming Assets as a % of Total Assets	**0.43%**	**0.69%**	**0.71%**	**0.84%**	**0.81%**	**0.75%**
Nonperforming Assets/(Tangible Equity + LLR)	**4.3%**	**6.8%**	**6.7%**	**7.6%**	**7.2%**	**6.5%**

(1) OREO does not include Direct and Indirect Investments in Real Estate Ventures.

CAPITAL ADEQUACY	2006Y	2007Y	2008Y	2009Y	2010Y	YTD 06/11
Tangible Equity/Tangible Assets (Excluding MSRs)	8.81%	9.06%	9.03%	9.37%	9.75%	10.15%
Tier 1 Leverage Ratio	**8.95%**	**9.17%**	**8.98%**	**9.14%**	**9.66%**	**9.78%**
Tier 1 Risk-Based Capital Ratio	**11.99%**	**12.11%**	**11.38%**	**11.61%**	**12.28%**	**13.03%**
Total Risk-Based Capital Ratio	**13.25%**	**13.36%**	**12.63%**	**12.87%**	**13.54%**	**14.29%**
Dividends (Bank)	**$3,696**	**$4,376**	**$7,042**	**$6,042**	**$5,375**	**$6,749**
Dividend Payout Ratio (Bank)	**23.7%**	**26.8%**	**49.2%**	**37.4%**	**22.8%**	**47.3%**
Average Assets for Capital Purposes	$1,536,748	$1,629,907	$1,746,129	$1,825,208	$1,915,697	$1,968,463
Risk Based Assets	$1,147,282	$1,235,129	$1,378,401	$1,437,076	$1,506,661	$1,478,025
Tier 1 Capital	$137,599	$149,532	$156,795	$166,890	$185,076	$192,591
Tier 2 Capital	$14,383	$15,492	$17,359	$18,102	$18,962	$18,608
Total Risk-Based Capital	$151,982	$165,024	$174,154	$184,992	$204,038	$211,199

TABLE 1.6
HILLS BANK AND TRUST COMPANY
Historical Performance by Year ($000)

Mix & Growth Rates

LOAN MIX, % OF TOTAL LOANS	2006Y	2007Y	2008Y	2009Y	2010Y	YTD 06/11
Construction & Land Development	8.8%	8.9%	9.3%	7.9%	7.0%	6.6%
Loans Secured by Farmland	4.1%	4.8%	5.5%	5.7%	5.6%	5.7%
Total 1-4 Family	41.2%	39.6%	37.9%	38.5%	39.9%	40.5%
Multifamily	12.8%	12.2%	12.0%	12.3%	12.7%	12.8%
Nonfarm/Nonresidential Loans	17.8%	18.0%	17.9%	19.1%	18.9%	18.8%
Total Real Estate Loans	**84.7%**	**83.4%**	**82.6%**	**83.5%**	**84.1%**	**84.4%**
Commercial & Industrial	8.6%	9.6%	10.8%	10.0%	8.8%	8.7%
Total Consumer Loans	2.4%	2.0%	1.7%	1.6%	1.4%	1.2%
All Other Loans	4.3%	4.9%	4.9%	4.9%	5.7%	5.6%
Less: Unearned Income	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Total Loans/Leases (Net of Unearned Income)	**100.0%**	**100.0%**	**100.0%**	**100.0%**	**100.0%**	**100.0%**
LOAN CONCENTRATION						
Construction & Land Development - 100%						
Total Construction Loans (1)	**$114,199**	**$123,144**	**$140,349**	**$121,776**	**$111,784**	**$107,722**
Construction Loans/Risk-Based Capital	**75%**	**75%**	**81%**	**66%**	**55%**	**51%**
CRE Guidance Loans - 300% (2)						
Construction & Land Development Loans	$114,199	$123,144	$140,349	$121,776	$111,784	$107,722
Multifamily Loans	$166,540	$167,718	$180,525	$190,180	$202,630	$210,674
Nonfarm Nonresidential Property Loans (3)	NA	$146,936	$140,277	$151,706	$154,226	$160,455
Unsecured CRE Properties	$604	$803	$1,182	$2,057	$2,343	$1,549
Total CRE Guidance Loans	**NA**	**$438,601**	**$462,333**	**$465,719**	**$470,983**	**$480,400**
CRE Guidance Loans/Risk-Based Capital	**NA**	**266%**	**265%**	**252%**	**231%**	**227%**
DEPOSIT MIX, % OF TOTAL DEPOSITS						
Demand Deposits	12.9%	13.5%	13.7%	13.7%	13.4%	13.2%
NOW Accounts	12.6%	14.7%	15.5%	15.6%	17.1%	17.9%
Savings Deposits	10.0%	12.1%	11.0%	11.0%	10.5%	11.6%
Money Market Deposits	12.4%	10.0%	10.3%	13.9%	15.3%	14.9%
Time Deposits < $100,000	38.5%	38.3%	36.5%	32.9%	31.2%	30.5%
Time Deposits > $100,000	13.5%	11.5%	13.1%	13.0%	12.4%	12.0%
Total Deposits	**100.0%**	**100.0%**	**100.0%**	**100.0%**	**100.0%**	**100.0%**
Total Brokered Deposits	0.0%	0.0%	0.8%	1.0%	1.9%	2.4%
LIQUIDITY AND RATE SENSITIVITY						
Market Value of Securities Portfolio	$178,235	$199,599	$200,312	$201,644	$205,498	$215,081
Market Value less Book Value of Investment Securities	$7	$0	$0	$0	$0	$0
Market Value/Book Value of Investment Securities	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Total Loans & Leases to Assets	83.89%	83.07%	84.63%	84.25%	82.97%	84.58%
Total Loans and Leases to Deposits	117.36%	120.53%	121.64%	114.29%	108.07%	110.58%
Volatile Liabilities	$443,894	$483,583	$526,846	$470,833	$428,372	$417,213
Cash, Federal Funds & Investment Securities	$201,625	$231,982	$222,887	$226,318	$268,976	$240,591
BALANCE SHEET GROWTH RATES (4)						
Total Loans & Leases	12.4%	6.0%	9.2%	2.3%	3.9%	4.9%
Total Assets	8.2%	7.1%	7.2%	2.8%	5.5%	1.0%
Total Deposits	6.5%	3.2%	8.2%	8.9%	9.9%	0.2%
INCOME STATEMENT GROWTH RATES (4)						
Net Interest Income	2.9%	4.3%	13.7%	9.5%	13.7%	0.5%
Net Interest Income - FTE basis	3.1%	4.5%	13.4%	9.2%	13.3%	1.1%
Loan Loss Provision Expense	43.3%	17.2%	226.1%	3.8%	-25.3%	-73.1%
Noninterest Income	11.3%	9.0%	8.1%	9.1%	12.1%	-9.1%
Revenue Growth	**4.8%**	**5.4%**	**12.3%**	**9.4%**	**13.3%**	**-1.8%**
Overhead Expense	**4.8%**	**5.3%**	**9.3%**	**12.0%**	**4.2%**	**-5.8%**
Pre-Tax Income	2.3%	4.2%	-15.2%	7.4%	53.7%	22.8%
Bank Net Income	**1.9%**	**4.4%**	**-12.3%**	**12.8%**	**46.0%**	**21.1%**

(1) Includes Construction, Land Development & Other Land Loans. The threshold for heightened risk management practices is 100%.
(2) The threshold for heightened risk management practices is 300%.
(3) Excludes loans secured by Owner-Occupied Properties.
Prior to 2007, the call report did not require the balances of Owner-Occupied and Non-Owner Occupied CRE to be reported by all companies.
(4) Growth rates have been annualized.

TABLE 1.7
HILLS BANK AND TRUST COMPANY
Historical Performance by Quarter ($000)

Balance Sheet

ASSETS	2010Q1	2010Q2	2010Q3	2010Q4	2011Q1	2011Q2
Cash and Due from Banks - Noninterest Bearing	$23,818	$25,113	$23,101	$20,854	$27,381	$24,291
Cash and Due from Banks - Interest Bearing	$57,363	$919	$32,530	$42,624	$89,485	$1,217
Investment Securities	$198,576	$200,852	$201,857	$205,498	$214,336	$215,081
Federal Funds Sold & Repurchase Agreements	$0	$1	$0	$0	$0	$2
Construction & Land Development	$123,944	$107,707	$108,039	$111,784	$112,486	$107,722
Loans Secured by Farmland	$88,074	$81,673	$81,216	$90,448	$94,045	$94,085
Total 1-4 Family	$589,062	$621,255	$623,835	$638,959	$639,439	$664,087
Multifamily	$192,468	$193,084	$194,358	$202,630	$205,569	$210,674
Nonfarm/Nonresidential Loans	$299,304	$298,588	$301,565	$302,020	$300,520	$308,262
Total Real Estate Loans	**$1,292,852**	**$1,302,307**	**$1,309,013**	**$1,345,841**	**$1,352,059**	**$1,384,830**
Commercial & Industrial	$147,109	$148,372	$142,565	$141,619	$141,213	$143,381
Total Consumer Loans	$23,480	$22,545	$22,054	$22,398	$20,479	$19,814
All Other Loans	$76,105	$78,091	$80,824	$91,192	$93,223	$92,194
Less: Unearned Income	$0	$0	$0	$0	$0	$0
Total Loans/Leases (Net of Unearned Income)	**$1,539,546**	**$1,551,315**	**$1,554,456**	**$1,601,050**	**$1,606,974**	**$1,640,219**
Less: Loan Loss Reserve	$29,840	$28,350	$28,050	$29,230	$29,820	$29,260
Net Loans and Leases	$1,509,706	$1,522,965	$1,526,406	$1,571,820	$1,577,154	$1,610,959
Bank Premises	$26,782	$25,764	$26,604	$26,806	$26,915	$26,879
Other Real Estate Owned (1)	$3,770	$3,829	$2,587	$2,233	$2,427	$2,284
Direct & Indirect Investments in Real Estate Ventures (2)	$18,102	$21,590	$21,275	$20,960	$20,638	$20,316
Total Intangible Assets (Including MSRs)	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500
Mortgage Servicing Rights	$0	$0	$0	$0	$0	$0
Investments in Unconsolidated Subsidiaries	$0	$0	$0	$0	$0	$0
Other Assets	$38,396	$37,312	$36,360	$36,376	$36,105	$35,777
TOTAL ASSETS	**$1,879,013**	**$1,840,845**	**$1,873,220**	**$1,929,671**	**$1,996,941**	**$1,939,306**
LIABILITIES						
Demand Deposits	$177,654	$181,542	$180,166	$198,791	$191,456	$195,915
NOW Accounts	$288,175	$223,366	$255,565	$254,010	$325,144	$264,928
Savings Deposits	$151,842	$153,879	$148,997	$155,711	$167,004	$172,518
Money Market Deposits	$210,741	$213,618	$205,201	$226,600	$228,226	$220,441
Time Deposits < $100,000	$448,680	$450,189	$459,429	$462,844	$459,049	$452,099
Time Deposits > $100,000	$181,487	$179,602	$184,505	$183,542	$180,267	$177,332
Total Deposits	**$1,458,579**	**$1,402,196**	**$1,433,863**	**$1,481,498**	**$1,551,146**	**$1,483,233**
Memo: Total Brokered Deposits	$34,940	$33,198	$33,130	$28,766	$34,512	$35,400
Fed. Funds Purchased & Repurchase Agreements	$33,342	$44,212	$39,046	$46,928	$48,487	$52,023
Other Borrowings	$197,145	$197,945	$197,945	$197,902	$187,869	$187,858
Subordinated Notes and Debentures	$0	$0	$0	$0	$0	$0
Other Liabilities	$15,353	$15,100	$14,346	$12,986	$16,872	$17,071
TOTAL LIABILITIES	**$1,704,419**	**$1,659,453**	**$1,685,200**	**$1,739,314**	**$1,804,374**	**$1,740,185**
STOCKHOLDERS' EQUITY						
Preferred Stock	$0	$0	$0	$0	$0	$0
Common Stock - Par Value	$3,725	$3,725	$3,725	$3,725	$3,725	$3,725
Common Stock - Surplus	$28,597	$28,597	$28,597	$28,597	$28,597	$28,597
Undivided Profits and Reserves	$138,479	$145,063	$150,751	$155,254	$157,093	$162,769
Other Comprehensive Income	$3,793	$4,007	$4,947	$2,781	$3,152	$4,030
Other Equity Capital Components	$0	$0	$0	$0	$0	$0
TOTAL BANK EQUITY	**$174,594**	**$181,392**	**$188,020**	**$190,357**	**$192,567**	**$199,121**
TOTAL LIAB. AND STOCKHOLDERS' EQUITY	**$1,879,013**	**$1,840,845**	**$1,873,220**	**$1,929,671**	**$1,996,941**	**$1,939,306**
Average Assets	$1,817,526	$1,860,649	$1,848,698	$1,918,197	$1,936,549	$1,970,963
Average Earning Assets	$1,730,332	$1,772,373	$1,757,224	$1,827,921	$1,850,343	$1,885,000
Average Bank Equity	$174,092	$177,993	$184,706	$189,188	$191,462	$195,844

(1) To be consistent with the current FDIC Call Report format, OREO excludes Direct and Indirect Investments in Real Estate Ventures for all periods.
(2) Prior to June 30, 2009, this field was reported in the RC-M (Memorandum) Schedule.

TABLE 1.8
HILLS BANK AND TRUST COMPANY
Historical Performance by Quarter ($000)

Income Statement

INTEREST INCOME	2010Q1	2010Q2	2010Q3	2010Q4	2011Q1	2011Q2
Interest and Fee Income on Loans & Leases	$21,628	$22,003	$22,103	$21,775	$21,183	$21,542
Balance due from Depository Institutions	$4	$29	$12	$40	$35	$36
Interest/Dividend Income on Securities	$1,643	$1,618	$1,563	$1,560	$1,538	$1,507
Trading Accounts	$0	$0	$0	$0	$0	$0
Interest Income on Federal Funds Sold	$0	$0	$0	$0	$0	$0
Interest Income on Other Investments	$54	$57	$53	$115	$83	$81
TOTAL INTEREST INCOME	**$23,329**	**$23,707**	**$23,731**	**$23,490**	**$22,839**	**$23,166**
INTEREST EXPENSE						
Interest on Deposits	$5,098	$4,882	$4,573	$4,647	$4,309	$4,145
Interest Expense on Federal Funds Purchased	$125	$102	$107	$117	$99	$84
Interest Expense on Demand Notes & Other	$2,081	$2,023	$2,045	$2,039	$1,976	$2,008
Other Interest Expense	$0	$0	$0	$0	$0	$0
TOTAL INTEREST EXPENSE	**$7,304**	**$7,007**	**$6,725**	**$6,803**	**$6,384**	**$6,237**
NET INTEREST INCOME	**$16,025**	**$16,700**	**$17,006**	**$16,687**	**$16,455**	**$16,929**
Loan Loss Provision	**$2,066**	**$853**	**$2,869**	**$3,137**	**$1,465**	**($266)**
NET INTEREST INCOME AFTER PROVISION	$13,959	$15,847	$14,137	$13,550	$14,990	$17,195
NONINTEREST INCOME						
Income from Fiduciary Activities	$959	$1,043	$1,004	$1,020	$1,089	$1,106
Service Charges on Deposit Accounts	$994	$1,079	$970	$866	$752	$776
Net Gains/(Losses) on Loan Sales	$545	$496	$1,044	$1,517	$482	$171
Net Gains/(Losses) on Other Asset Sales	($141)	($42)	$193	($15)	$2	$383
Other Operating Income	$2,636	$2,159	$2,172	$2,240	$2,190	$2,474
TOTAL NONINTEREST INCOME	**$4,993**	**$4,735**	**$5,383**	**$5,628**	**$4,515**	**$4,910**
NONINTEREST EXPENSE						
Salaries and Employee Benefits	$5,399	$5,522	$5,530	$5,804	$5,505	$5,450
Occupancy Expenses	$1,758	$1,729	$1,804	$1,838	$1,774	$1,597
Total Amortization & Other Operating Expenses	$4,174	$3,703	$3,698	$4,393	$3,554	$3,492
TOTAL NONINTEREST EXPENSE	**$11,331**	**$10,954**	**$11,032**	**$12,035**	**$10,833**	**$10,539**
SUBTOTAL	$7,621	$9,628	$8,488	$7,143	$8,672	$11,566
Securities Gains/(Losses)	**$0**	**$0**	**$71**	**$0**	**$0**	**$0**
Income Before Taxes	**$7,621**	**$9,628**	**$8,559**	**$7,143**	**$8,672**	**$11,566**
Applicable Taxes	$2,185	$2,845	$2,470	$1,890	$2,435	$3,540
Net Income Before Extraordinary Items	$5,436	$6,783	$6,089	$5,253	$6,237	$8,026
Extraordinary Items	$0	$0	$0	$0	$0	$0
BANK NET INCOME	**$5,436**	**$6,783**	**$6,089**	**$5,253**	**$6,237**	**$8,026**
PRE-TAX PRE-PROVISION (1)	**$9,687**	**$10,481**	**$11,357**	**$10,280**	**$10,137**	**$11,300**
MEMO ITEMS						
Interest Income on Tax-Exempt Securities	$824	$828	$806	$836	$859	$866
Estimated Interest Income on Tax-Exempt Loans/Leases	$98	$107	$125	$146	$261	$292
Net Interest Income - FTE basis (2)	$16,504	$17,186	$17,490	$17,197	$17,037	$17,532
Effective Tax Rate	28.67%	29.55%	28.86%	26.46%	28.08%	30.61%
S-Corporation (Yes/No?)	No	No	No	No	No	No

(1) PTPP = Net Interest Income + Non Interest Income - Non Interest Expense

(2) Net Interest Income (FTE) = Total Interest Income on a fully taxable equivalent basis - Total Interest Expense.
(As reported by SNL Financial)

TABLE 1.9
HILLS BANK AND TRUST COMPANY
Historical Performance by Quarter ($000)

MARGIN ANALYSIS	2010Q1	2010Q2	2010Q3	2010Q4	2011Q1	2011Q2
Average Earning Assets to Average Assets	95.20%	95.26%	95.05%	95.29%	95.55%	95.64%
Average Interest-Bearing Deposits to Average Assets	67.27%	67.22%	66.92%	66.11%	68.22%	67.15%
Interest Income to Average Earning Assets	5.39%	5.35%	5.40%	5.14%	4.94%	4.92%
Interest Expense to Average Earning Assets	1.69%	1.58%	1.53%	1.49%	1.38%	1.32%
Net Interest Income to Average Earning Assets	3.70%	3.77%	3.87%	3.65%	3.56%	3.59%
Net Interest Income to Average Earning Assets (FTE)	3.82%	3.88%	3.98%	3.76%	3.68%	3.72%

EARNINGS AND PROFITABILITY	2010Q1	2010Q2	2010Q3	2010Q4	2011Q1	2011Q2
PERCENT OF AVERAGE ASSETS						
Net Interest Income (FTE) (1)	**3.63%**	**3.69%**	**3.78%**	**3.59%**	**3.52%**	**3.56%**
Tax Equivalent Adjustment	0.11%	0.10%	0.10%	0.11%	0.12%	0.12%
Net Interest Income	3.53%	3.59%	3.68%	3.48%	3.40%	3.44%
Provision: Loan/Lease Losses	**0.45%**	**0.18%**	**0.62%**	**0.65%**	**0.30%**	**-0.05%**
Net Interest Income After Provision	3.07%	3.41%	3.06%	2.83%	3.10%	3.49%
Income from Fiduciary Activities	0.21%	0.22%	0.22%	0.21%	0.22%	0.22%
Service Charges on Deposit Accounts	0.22%	0.23%	0.21%	0.18%	0.16%	0.16%
Net Gains/(Losses) on Loan Sales	0.12%	0.11%	0.23%	0.32%	0.10%	0.03%
Net Gains/(Losses) on Other Asset Sales	-0.03%	-0.01%	0.04%	0.00%	0.00%	0.08%
Other Operating Income	0.58%	0.46%	0.47%	0.47%	0.45%	0.50%
Noninterest Income	**1.10%**	**1.02%**	**1.16%**	**1.17%**	**0.93%**	**1.00%**
Salaries and Employee Benefits	1.19%	1.19%	1.20%	1.21%	1.14%	1.11%
Occupancy Expense	0.39%	0.37%	0.39%	0.38%	0.37%	0.32%
Total Amortization & Other Operating Expenses	0.92%	0.80%	0.80%	0.92%	0.73%	0.71%
Overhead Expense	**2.49%**	**2.35%**	**2.39%**	**2.51%**	**2.24%**	**2.14%**
Subtotal	1.68%	2.07%	1.84%	1.49%	1.79%	2.35%
Securities Gains/(Losses)	**0.00%**	**0.00%**	**0.02%**	**0.00%**	**0.00%**	**0.00%**
Income Before Taxes	**1.68%**	**2.07%**	**1.85%**	**1.49%**	**1.79%**	**2.35%**
Applicable Income Taxes	0.48%	0.61%	0.53%	0.39%	0.50%	0.72%
Subtotal	1.20%	1.46%	1.32%	1.10%	1.29%	1.63%
Extraordinary Items	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Bank Net Income - ROAA	**1.20%**	**1.46%**	**1.32%**	**1.10%**	**1.29%**	**1.63%**
Pre-Tax Pre-Provision	**2.13%**	**2.25%**	**2.46%**	**2.14%**	**2.09%**	**2.29%**
Return on Average Equity (2)	**12.49%**	**15.24%**	**13.19%**	**11.11%**	**13.03%**	**16.39%**
Net Overhead	1.39%	1.34%	1.22%	1.34%	1.31%	1.14%
Efficiency Ratio (3)	**52.71%**	**49.97%**	**48.23%**	**52.73%**	**50.26%**	**46.96%**
Total Revenue/Average Assets	4.63%	4.61%	4.84%	4.65%	4.33%	4.43%

PERSONNEL EXPENSE	2010Q1	2010Q2	2010Q3	2010Q4	2011Q1	2011Q2
Full-time Equivalent Employees	390	395	383	388	384	377
Total Assets per Employee	$4,818	$4,660	$4,891	$4,973	$5,200	$5,144
Personnel Expense per Employee (Annualized)	$55.4	$55.9	$57.8	$59.8	$57.3	$57.8

(1) Net Interest Income (FTE) as reported by SNL Financial.
(2) Return on Average Equity = Bank Net Income / Bank Average Equity
(3) Total noninterest expense, less amortization of intangible assets, divided by net interest income on a fully taxable equivalent basis and total noninterest income.

TABLE 1.10
HILLS BANK AND TRUST COMPANY
Historical Performance by Quarter ($000)

Nonperforming Assets

NONPERFORMING ASSETS

90+ Days Past Due	2010Q1	2010Q2	2010Q3	2010Q4	2011Q1	2011Q2
Construction & Land Development	$394	$0	$42	$416	$144	$0
Farm Loans	$0	$0	$161	$0	$83	$83
Total 1-4 Family Loans	$2,530	$3,624	$3,178	$3,536	$2,335	$2,655
Multifamily Loans	$0	$0	$0	$0	$147	$53
Commercial Real Estate	$0	$179	$212	$229	$208	$250
Total Real Estate Loans	**$2,924**	**$3,803**	**$3,593**	**$4,181**	**$2,917**	**$3,041**
Agricultural Production Loans	$0	$432	$9	$104	$0	$0
Commercial & Industrial Loans	$184	$790	$1,089	$1,045	$853	$1,847
Consumer Loans	$28	$5	$7	$15	$9	$6
All Other Loans & Leases	$0	$0	$0	$0	$0	$0
90+ Days Past Due and Accruing Interest	**$3,136**	**$5,030**	**$4,698**	**$5,345**	**$3,779**	**$4,894**
Nonaccrual Loans						
Construction & Land Development	$1,997	$1,564	$1,785	$1,546	$1,792	$1,738
Farm Loans	$172	$0	$0	$147	$144	$144
Total 1-4 Family Loans	$1,379	$1,155	$1,114	$1,809	$1,759	$1,367
Multifamily Loans	$1,874	$1,855	$1,837	$1,837	$1,837	$1,887
Commercial Real Estate	$605	$370	$365	$260	$310	$552
Total Real Estate Loans	**$6,027**	**$4,944**	**$5,101**	**$5,599**	**$5,842**	**$5,688**
Agricultural Production Loans	$0	$0	$0	$0	$0	$0
Commercial & Industrial Loans	$1,023	$579	$480	$2,647	$2,622	$1,847
Consumer Loans	$0	$0	$0	$0	$0	$0
All Other Loans & Leases	$0	$0	$0	$0	$0	$0
Nonaccrual Loans	**$7,050**	**$5,523**	**$5,581**	**$8,246**	**$8,464**	**$7,535**
Less: Government Guaranteed Loan Balances	$232	$221	$163	$160	$134	$122
Total Nonperforming Loans	**$9,954**	**$10,332**	**$10,116**	**$13,431**	**$12,109**	**$12,307**
Plus: Other Real Estate Owned (1)	$3,770	$3,829	$2,587	$2,233	$2,427	$2,284
Plus: Nonperforming Debt Securities & Other Assets	$0	$0	$0	$0	$0	$0
Total Nonperforming Assets	**$13,724**	**$14,161**	**$12,703**	**$15,664**	**$14,536**	**$14,591**
Memo: Total Restructured Loans (2)	$24,448	$23,982	$23,083	$21,103	$14,553	$15,037

(1) OREO does not include Direct and Indirect Investments in Real Estate Ventures.
(2) Loans and leases that have been restructured and are in compliance with their modified terms (excludes restructured loans to individuals for household, family, and other personal expenditures). As reported in Schedule RC-C.

NONPERFORMING LOANS TO TOTAL LOANS

90+ Days Past Due	2010Q1	2010Q2	2010Q3	2010Q4	2011Q1	2011Q2
Construction & Land Development	0.03%	0.00%	0.00%	0.03%	0.01%	0.00%
Farm Loans	0.00%	0.00%	0.01%	0.00%	0.01%	0.01%
Total 1-4 Family Loans	0.16%	0.23%	0.20%	0.22%	0.15%	0.16%
Multifamily Loans	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%
Commercial Real Estate	0.00%	0.01%	0.01%	0.01%	0.01%	0.02%
Total Real Estate Loans	**0.19%**	**0.25%**	**0.23%**	**0.26%**	**0.18%**	**0.19%**
Agricultural Production Loans	0.00%	0.03%	0.00%	0.01%	0.00%	0.00%
Commercial & Industrial Loans	0.01%	0.05%	0.07%	0.07%	0.05%	0.11%
Consumer Loans	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
All Other Loans & Leases	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
90+ Days Past Due and Accruing Interest	**0.20%**	**0.32%**	**0.30%**	**0.33%**	**0.24%**	**0.30%**
Nonaccrual Loans						
Construction & Land Development	0.13%	0.10%	0.11%	0.10%	0.11%	0.11%
Farm Loans	0.01%	0.00%	0.00%	0.01%	0.01%	0.01%
Total 1-4 Family Loans	0.09%	0.07%	0.07%	0.11%	0.11%	0.08%
Multifamily Loans	0.12%	0.12%	0.12%	0.11%	0.11%	0.12%
Commercial Real Estate	0.04%	0.02%	0.02%	0.02%	0.02%	0.03%
Total Real Estate Loans	**0.39%**	**0.32%**	**0.33%**	**0.35%**	**0.36%**	**0.35%**
Agricultural Production Loans	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Commercial & Industrial Loans	0.07%	0.04%	0.03%	0.17%	0.16%	0.11%
Consumer Loans	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
All Other Loans & Leases	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Nonaccrual Loans	**0.46%**	**0.36%**	**0.36%**	**0.52%**	**0.53%**	**0.46%**
Less: Government Guaranteed Loan Balances	0.02%	0.01%	0.01%	0.01%	0.01%	0.01%
Total Nonperforming Loans	**0.65%**	**0.67%**	**0.65%**	**0.84%**	**0.75%**	**0.75%**
Restructured Loans/Total Loans	1.59%	1.55%	1.48%	1.32%	0.91%	0.92%

TABLE 1.11
HILLS BANK AND TRUST COMPANY
Historical Performance by Quarter ($000)

Asset Quality & Capital

LOAN LOSS RESERVE RECONCILIATION	2010Q1	2010Q2	2010Q3	2010Q4	2011Q1	2011Q2
Beginning of Period Reserve	$29,160	$29,840	$28,350	$28,050	$29,230	$29,820
Add: Provision for Loan Losses	$2,066	$853	$2,869	$3,137	$1,465	($266)
Less: Losses Charged to Reserve	$1,748	$3,041	$3,885	$2,518	$1,501	$1,095
Add: Recoveries	$362	$698	$716	$561	$626	$801
Adjustments	$0	$0	$0	$0	$0	$0
Net Loan Losses	**$1,386**	**$2,343**	**$3,169**	**$1,957**	**$875**	**$294**
End of Period Reserve	$29,840	$28,350	$28,050	$29,230	$29,820	$29,260
NET CHARGE-OFFS						
Construction & Land Development	$155	$575	$306	$85	$19	$7
Farm Loans	$13	$26	($44)	$13	$0	$0
Total 1-4 Family Loans	$334	$739	$1,434	$1,253	$389	$263
Multifamily Loans	$19	$0	$68	$141	($1)	($1)
Commercial Real Estate	$138	$300	$489	$200	$0	($159)
Total Real Estate Loans	**$659**	**$1,640**	**$2,253**	**$1,692**	**$407**	**$110**
Agricultural Production Loans	NA	NA	NA	NA	NA	NA
Commercial & Industrial Loans	$733	$649	$1,141	$178	$481	$163
Consumer Loans	($12)	$57	($1)	$96	$9	$22
All Other Loans & Leases	$6	($3)	($224)	($9)	($22)	($1)
Total Net Charge-Offs	**$1,386**	**$2,343**	**$3,169**	**$1,957**	**$875**	**$294**
NET CHARGE-OFFS (% OF AVERAGE LOANS)						
Construction & Land Development	0.04%	0.15%	0.08%	0.02%	0.00%	0.00%
Farm Loans	0.00%	0.01%	-0.01%	0.00%	0.00%	0.00%
Total 1-4 Family Loans	0.09%	0.19%	0.37%	0.32%	0.10%	0.06%
Multifamily Loans	0.00%	0.00%	0.02%	0.04%	0.00%	0.00%
Commercial Real Estate	0.04%	0.08%	0.13%	0.05%	0.00%	-0.04%
Total Real Estate Loans	**0.17%**	**0.43%**	**0.58%**	**0.43%**	**0.10%**	**0.03%**
Agricultural Production Loans	NA	NA	NA	NA	NA	NA
Commercial & Industrial Loans	0.19%	0.17%	0.29%	0.05%	0.12%	0.04%
Consumer Loans	0.00%	0.01%	0.00%	0.02%	0.00%	0.01%
All Other Loans & Leases	0.00%	0.00%	-0.06%	0.00%	-0.01%	0.00%
Total Net Charge-Offs	**0.36%**	**0.61%**	**0.82%**	**0.50%**	**0.22%**	**0.07%**
ASSET QUALITY						
Average Total Loans and Leases	$1,532,452	$1,537,775	$1,551,834	$1,572,425	$1,595,470	$1,624,117
Net Loan Loss to Average Loans/Leases	**0.36%**	**0.61%**	**0.82%**	**0.50%**	**0.22%**	**0.07%**
Provision for Loan Loss to Average Loans/Leases	0.54%	0.22%	0.74%	0.80%	0.37%	NA
Loan Loss Reserve to Total Loans	**1.94%**	**1.83%**	**1.80%**	**1.83%**	**1.86%**	**1.78%**
LLR/Nonperforming Loans	299.78%	274.39%	277.28%	217.63%	246.26%	237.75%
OREO as a % of Total Assets (1)	0.20%	0.21%	0.14%	0.12%	0.12%	0.12%
Nonperforming Assets as a % of Total Assets	**0.73%**	**0.77%**	**0.68%**	**0.81%**	**0.73%**	**0.75%**
Nonperforming Assets/(Tangible Equity + LLR)	**6.8%**	**6.8%**	**5.9%**	**7.2%**	**6.6%**	**6.5%**

(1) OREO does not include Direct and Indirect Investments in Real Estate Ventures.

CAPITAL ADEQUACY	2010Q1	2010Q2	2010Q3	2010Q4	2011Q1	2011Q2
Tangible Equity/Tangible Assets (Excluding MSRs)	9.17%	9.73%	9.92%	9.75%	9.53%	10.15%
Tier 1 Leverage Ratio	**9.27%**	**9.41%**	**9.78%**	**9.66%**	**9.66%**	**9.78%**
Tier 1 Risk-Based Capital Ratio	**11.86%**	**12.36%**	**12.57%**	**12.28%**	**12.47%**	**13.03%**
Total Risk-Based Capital Ratio	**13.12%**	**13.62%**	**13.83%**	**13.54%**	**13.73%**	**14.29%**
Dividends (Bank)	**$4,025**	**$200**	**$400**	**$750**	**$4,399**	**$2,350**
Dividend Payout Ratio (Bank)	**74.0%**	**2.9%**	**6.6%**	**14.3%**	**70.5%**	**29.3%**
Average Assets for Capital Purposes	$1,815,026	$1,858,149	$1,846,198	$1,915,697	$1,934,049	$1,968,463
Risk Based Assets	$1,418,906	$1,415,288	$1,435,992	$1,506,661	$1,499,338	$1,478,025
Tier 1 Capital	$168,301	$174,885	$180,573	$185,076	$186,915	$192,591
Tier 2 Capital	$17,886	$17,823	$18,075	$18,962	$18,878	$18,608
Total Risk-Based Capital	$186,187	$192,708	$198,648	$204,038	$205,793	$211,199

TABLE 1.12
HILLS BANK AND TRUST COMPANY
Historical Performance by Quarter ($000)

Mix & Growth Rates

LOAN MIX, % OF TOTAL LOANS	2010Q1	2010Q2	2010Q3	2010Q4	2011Q1	2011Q2
Construction & Land Development	8.1%	6.9%	7.0%	7.0%	7.0%	6.6%
Loans Secured by Farmland	5.7%	5.3%	5.2%	5.6%	5.9%	5.7%
Total 1-4 Family	38.3%	40.0%	40.1%	39.9%	39.8%	40.5%
Multifamily	12.5%	12.4%	12.5%	12.7%	12.8%	12.8%
Nonfarm/Nonresidential Loans	19.4%	19.2%	19.4%	18.9%	18.7%	18.8%
Total Real Estate Loans	**84.0%**	**83.9%**	**84.2%**	**84.1%**	**84.1%**	**84.4%**
Commercial & Industrial	9.6%	9.6%	9.2%	8.8%	8.8%	8.7%
Total Consumer Loans	1.5%	1.5%	1.4%	1.4%	1.3%	1.2%
All Other Loans	4.9%	5.0%	5.2%	5.7%	5.8%	5.6%
Less: Unearned Income	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Total Loans/Leases (Net of Unearned Income)	**100.0%**	**100.0%**	**100.0%**	**100.0%**	**100.0%**	**100.0%**
LOAN CONCENTRATION						
Construction & Land Development - 100%						
Total Construction Loans (1)	**$123,944**	**$107,707**	**$108,039**	**$111,784**	**$112,486**	**$107,722**
Construction Loans/Risk-Based Capital	**67%**	**56%**	**54%**	**55%**	**55%**	**51%**
CRE Guidance Loans - 300% (2)						
Construction & Land Development Loans	$123,944	$107,707	$108,039	$111,784	$112,486	$107,722
Multifamily Loans	$192,468	$193,084	$194,358	$202,630	$205,569	$210,674
Nonfarm Nonresidential Property Loans (3)	$154,307	$153,689	$156,274	$154,226	$152,992	$160,455
Unsecured CRE Properties	$2,056	$2,122	$2,951	$2,343	$1,896	$1,549
Total CRE Guidance Loans	**$472,775**	**$456,602**	**$461,622**	**$470,983**	**$472,943**	**$480,400**
CRE Guidance Loans/Risk-Based Capital	**254%**	**237%**	**232%**	**231%**	**230%**	**227%**
DEPOSIT MIX, % OF TOTAL DEPOSITS						
Demand Deposits	12.2%	12.9%	12.6%	13.4%	12.3%	13.2%
NOW Accounts	19.8%	15.9%	17.8%	17.1%	21.0%	17.9%
Savings Deposits	10.4%	11.0%	10.4%	10.5%	10.8%	11.6%
Money Market Deposits	14.4%	15.2%	14.3%	15.3%	14.7%	14.9%
Time Deposits < $100,000	30.8%	32.1%	32.0%	31.2%	29.6%	30.5%
Time Deposits > $100,000	12.4%	12.8%	12.9%	12.4%	11.6%	12.0%
Total Deposits	**100.0%**	**100.0%**	**100.0%**	**100.0%**	**100.0%**	**100.0%**
Total Brokered Deposits	2.4%	2.4%	2.3%	1.9%	2.2%	2.4%
LIQUIDITY AND RATE SENSITIVITY						
Market Value of Securities Portfolio	$198,576	$200,852	$201,857	$205,498	$214,336	$215,081
Market Value less Book Value of Investment Securities	$0	$0	$0	$0	$0	$0
Market Value/Book Value of Investment Securities	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Total Loans & Leases to Assets	81.93%	84.27%	82.98%	82.97%	80.47%	84.58%
Total Loans and Leases to Deposits	105.55%	110.63%	108.41%	108.07%	103.60%	110.58%
Volatile Liabilities	$411,974	$421,759	$421,496	$428,372	$416,623	$417,213
Cash, Federal Funds & Investment Securities	$279,757	$226,885	$257,488	$268,976	$331,202	$240,591
BALANCE SHEET GROWTH RATES (4)						
Total Loans & Leases	-0.1%	0.8%	0.2%	3.0%	0.4%	2.1%
Total Assets	2.7%	-2.0%	1.8%	3.0%	3.5%	-2.9%
Total Deposits	8.2%	-3.9%	2.3%	3.3%	4.7%	-4.4%
INCOME STATEMENT GROWTH RATES (4)						
Net Interest Income	2.2%	4.2%	1.8%	-1.9%	-1.4%	2.9%
Net Interest Income - FTE basis	2.1%	4.1%	1.8%	-1.7%	-0.9%	2.9%
Loan Loss Provision Expense	-43.7%	-58.7%	236.3%	9.3%	-53.3%	NA
Noninterest Income	12.8%	-5.2%	13.7%	4.6%	-19.8%	8.7%
Revenue Growth	**4.5%**	**2.0%**	**4.5%**	**-0.3%**	**-6.0%**	**4.1%**
Overhead Expense	**5.9%**	**-3.3%**	**0.7%**	**9.1%**	**-10.0%**	**-2.7%**
Pre-Tax Income	32.9%	26.3%	-11.1%	-16.5%	21.4%	33.4%
Bank Net Income	**23.7%**	**24.8%**	**-10.2%**	**-13.7%**	**18.7%**	**28.7%**

(1) Includes Construction, Land Development & Other Land Loans. The threshold for heightened risk management practices is 100%.
(2) The threshold for heightened risk management practices is 300%.
(3) Excludes loans secured by Owner-Occupied Properties.
(4) Growth rates have not been annualized.

TABLE 1.13
HILLS BANCORPORATION
Summary Historical Analysis ($000)

Consolidated Historical

FINANCIAL HIGHLIGHTS	2006Y	2007Y	2008Y	2009Y	2010Y	YTD 6/30/2011	LTM-Ended 6/30/2011
Total Assets	**$1,551,233**	**$1,661,098**	**$1,780,793**	**$1,830,626**	**$1,931,283**	**$1,941,130**	
Asset Growth (Annualized)	8.2%	7.1%	7.2%	2.8%	5.5%	1.0%	5.4%
Total Loans	$1,297,077	$1,372,309	$1,497,500	$1,533,141	$1,601,050	$1,640,219	
Total Deposits	$1,107,409	$1,143,926	$1,237,886	$1,347,427	$1,480,741	$1,482,910	
Loan to Deposit Ratio	117.1%	120.0%	121.0%	113.8%	108.1%	110.6%	
Loan Loss Reserve	$17,850	$19,710	$27,660	$29,160	$29,230	$29,260	
Loan Loss Reserve to Total Loans	1.38%	1.44%	1.85%	1.90%	1.83%	1.78%	
Goodwill/Other Intangibles	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	
Total Shareholders' Equity (1)	**$139,579**	**$152,895**	**$163,177**	**$174,675**	**$191,214**	**$199,668**	
Pre-Tax Pre-Provision ("PTPP")	**$25,503**	**$26,810**	**$31,204**	**$33,149**	**$41,428**	**$21,234**	**$42,668**
Net Income	**$15,559**	**$16,143**	**$14,140**	**$15,985**	**$23,316**	**$14,131**	**$25,341**
Normalized Net Income (2)	**$15,559**	**$16,292**	**$17,349**	**$16,489**	**$23,011**	**$14,131**	**$25,297**
Nonperforming Assets (3)	**$6,663**	**$11,471**	**$12,558**	**$15,307**	**$15,664**	**$14,591**	
NPAs to Total Assets	**0.43%**	**0.69%**	**0.71%**	**0.84%**	**0.81%**	**0.75%**	
NPAs / (Tangible Equity + LLR)	**4.3%**	**6.7%**	**6.7%**	**7.6%**	**7.2%**	**6.4%**	
PERFORMANCE RATIOS							
PTPP / Average Assets	**1.70%**	**1.69%**	**1.84%**	**1.82%**	**2.22%**	**2.19%**	**2.23%**
Normalized ROAA	**1.04%**	**1.02%**	**1.02%**	**0.91%**	**1.24%**	**1.46%**	**1.32%**
Normalized ROAE	**12.58%**	**12.15%**	**11.95%**	**10.39%**	**13.65%**	**14.46%**	**13.27%**
Total Equity to Assets	9.00%	9.20%	9.16%	9.54%	9.90%	10.29%	
Tangible Equity to Tangible Assets	8.85%	9.07%	9.04%	9.42%	9.78%	10.17%	
Efficiency Ratio (4)	57.17%	57.20%	55.62%	56.89%	52.47%	49.95%	51.03%
Dividend Payout Ratio	23.8%	24.0%	28.9%	25.3%	17.3%	31.1%	17.4%
PER SHARE SUMMARY							
Earnings Per Share	**$3.42**	**$3.59**	**$3.16**	**$3.61**	**$5.29**	**$3.22**	**$5.77**
Diluted Earnings Per Share	$3.40	$3.57	$3.15	$3.60	$5.28	$3.21	$5.75
Diluted Normalized EPS (2)	**$3.40**	**$3.61**	**$3.87**	**$3.72**	**$5.21**	**$3.21**	**$5.74**
Dividends Per Share	$0.81	$0.86	$0.91	$0.91	$0.91	$1.00	$1.00
Book Value Per Share	$30.99	$34.05	$36.75	$39.50	$43.47	$45.81	
Tangible Book Value Per Share	**$30.44**	**$33.49**	**$36.18**	**$38.93**	**$42.91**	**$45.24**	
OTHER DATA							
Common Shares Outstanding	4,503,738	4,490,107	4,440,545	4,422,274	4,398,337	4,358,392	
Average Shares Outstanding	4,556,022	4,499,580	4,467,985	4,422,702	4,407,290	4,388,708	4,393,371
Average Diluted Shares Outstanding	4,581,603	4,519,075	4,483,187	4,435,514	4,418,258	4,399,346	4,405,461
Common Dividends Paid	$3,696	$3,873	$4,086	$4,041	$4,024	$4,399	$4,399
NORMALIZED NET INCOME							
Stated Net Income	**$15,559**	**$16,143**	**$14,140**	**$15,985**	**$23,316**	**$14,131**	**$25,341**
Add: Normalized Loan Loss Provision	$0	$0	$4,366	$0	$0	$0	$0
Add: Flood Related Expenses	$0	$0	$852	$0	$0	$0	$0
Add: FDIC Special Assessment (5)	$0	$0	$0	$820	$0	$0	$0
Add: Securities Losses	$0	$0	$0	$0	$0	$0	$0
Less: Securities Gains	$0	$0	$0	$0	($71)	$0	($71)
Add: Misappropriation of Funds	$0	$243	$0	$0	$0	$0	$0
Less: Recovery of Misappropriation of Funds	$0	$0	$0	$0	($425)	$0	$0
Total Pre-Tax Adjustments	**$0**	**$243**	**$5,218**	**$820**	**($496)**	**$0**	**($71)**
Tax Adjustment @ 38.5%	$0	$94	$2,009	$316	($191)	$0	($27)
Normalized Net Income	**$15,559**	**$16,292**	**$17,349**	**$16,489**	**$23,011**	**$14,131**	**$25,297**

Note: Data from SEC/Public and Regulatory Filings.
(1) Adds back repurchase liability of ESOP.
(2) See Normalized Net Income calculation above.
(3) Based on data from Bank Call reports and includes: Loans 90+days past due, nonaccrual loans and other assets, and OREO. Excludes restructured loans, investments in real estate ventures, and U.S. Government Guaranteed Loans.
(4) Based on data from Company's FRY-9C or 10-Q: Total Overhead / (Net Interest Income + Noninterest Income).
(5) Represents special assessment for FDIC in June 2009.

TABLE 1.14
HILLS BANCORPORATION
Parent-Only Historical Performance Summary ($000)

Parent-Only Historical

BALANCE SHEET	2006Y	2007Y	2008Y	2009Y	2010Y	6/30/2011
Total Cash & Balances Due	$983	$257	$212	$1,013	$757	$323
Total Securities	$0	$0	$0	$0	$0	$0
Net Loans & Leases	$0	$0	$0	$0	$0	$0
Investments in Subs						
Bank	**$136,334**	**$150,179**	**$160,444**	**$171,090**	**$187,858**	**$196,621**
Goodwill	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500
Other Assets	$668	$1,030	$1,249	$1,367	$1,611	$1,824
Total Assets	**$140,485**	**$153,966**	**$164,405**	**$175,970**	**$192,726**	**$201,268**
Total Deposits	$0	$0	$0	$0	$0	$0
Fed Funds & Repos	$0	$0	$0	$0	$0	$0
Other Borrowings	$0	$0	$0	$0	$0	$0
Equity Contract/Commt Notes	$0	$0	$0	$0	$0	$0
Subordinated Notes & Debt	$0	$0	$0	$0	$0	$0
Other Liabilities	$906	$1,070	$1,228	$1,294	$1,513	$1,599
Total Liabilities	**$906**	**$1,070**	**$1,228**	**$1,294**	**$1,513**	**$1,599**
Common Stock	$12,270	$12,824	$13,447	$14,582	$14,875	$14,985
Surplus	$0	$0	$0	$0	$0	$0
Retained Earnings	$131,946	$144,122	$154,176	$166,120	$185,411	$195,145
Other Comprehensive Income	-$1,265	$647	$3,649	$4,200	$2,781	$4,030
Other Equity Capital Components	-$3,372	-$4,697	-$8,095	-$10,226	-$11,854	-$14,491
Total Equity	**$139,579**	**$152,896**	**$163,177**	**$174,676**	**$191,213**	**$199,669**
Total Liabilities & Equity	**$140,485**	**$153,966**	**$164,405**	**$175,970**	**$192,726**	**$201,268**

INCOME STATEMENT	2006Y	2007Y	2008Y	2009Y	2010Y	YTD 06/11
Income from Bank Subs						
Dividend Income	$3,695	$4,376	$7,042	$6,041	$5,375	$6,749
Interest Income	$160	$18	$0	$0	$0	$0
Mgmt & Service Fees	$0	$0	$0	$0	$0	$0
Other Income	$0	$0	$0	$0	$0	$0
Total Income	**$3,855**	**$4,394**	**$7,042**	**$6,041**	**$5,375**	**$6,749**
Salary Expense	$0	$0	$0	$0	$0	$0
Interest Expense	$0	$0	$0	$0	$0	$0
All Other Expenses	$265	$273	$255	$233	$377	$203
Total Operating Expense	**$265**	**$273**	**$255**	**$233**	**$377**	**$203**
Income before Tax & Undistributed Income	**$3,590**	**$4,121**	**$6,787**	**$5,808**	**$4,998**	**$6,546**
Income Taxes	-$37	-$89	-$89	-$82	-$132	-$71
Extraordinary Items - Net	$0	$0	$0	$0	$0	$0
Income before Undistributed Income	**$3,627**	**$4,210**	**$6,876**	**$5,890**	**$5,130**	**$6,617**
Equity in Undistributed Income						
Banks	$11,932	$11,933	$7,264	$10,095	$18,186	$7,514
Net Income	**$15,559**	**$16,143**	**$14,140**	**$15,985**	**$23,316**	**$14,131**

TABLE 2.1
HILLS BANK AND TRUST COMPANY
State-Level Peer Group Performance Comparison

Peer Group Comparison

Peer Group Criteria:
Commercial Banks Headquartered in Iowa
MRQ Assets Between $500 Million - $10 Billion

Summary Financial Data as of March 31, 2011

	Bank Name	City	Total Assets ($000)	Tangible Equity/ Tangible Assets	NPAs/ Total Assets	NPAs/ Tangible Equity + LLR	LTM PTPP/ Average Assets	LTM ROAA (%)	LTM ROAE (%)
1	Bankers Trust Company	Des Moines	$2,522,952	8.72%	2.13%	21.4%	1.31%	0.62%	7.20%
2	MidWestOne Bank	Iowa City	$1,599,535	9.07%	2.45%	24.3%	1.60%	0.81%	8.14%
3	First American Bank	Fort Dodge	$1,515,964	6.86%	3.66%	40.9%	-1.96%	-2.72%	-32.04%
4	West Bank	West Des Moines	$1,276,335	12.19%	0.99%	7.3%	1.86%	0.98%	9.74%
5	Dubuque Bank & Trust Company	Dubuque	$1,152,328	8.99%	1.00%	10.1%	2.41%	1.53%	17.06%
6	United Bank of Iowa	Ida Grove	$1,131,237	8.90%	1.03%	10.4%	2.62%	1.21%	13.76%
7	Bank Iowa	West Des Moines	$1,080,144	8.20%	1.68%	18.4%	1.55%	0.75%	13.81%
8	Quad City Bank and Trust Company	Bettendorf	$1,045,161	8.05%	1.67%	18.8%	1.21%	0.71%	8.23%
9	First Citizens National Bank	Mason City	$970,811	11.22%	0.68%	5.7%	2.08%	1.22%	10.43%
10	American Trust & Savings Bank	Dubuque	$820,488	10.67%	3.30%	27.4%	2.03%	0.75%	7.26%
11	Security National Bank of Sioux City	Sioux City	$701,938	9.22%	0.56%	5.2%	2.01%	1.29%	14.76%
12	Two Rivers Bank & Trust	Burlington	$684,554	8.85%	1.41%	14.6%	1.21%	0.45%	4.28%
13	Bank Midwest	Spirit Lake	$645,749	7.98%	0.29%	3.4%	1.37%	0.77%	8.18%
14	Farmers State Bank	Marion	$592,439	11.59%	1.53%	12.3%	1.86%	0.96%	8.15%
15	Cedar Rapids Bank & Trust Company	Cedar Rapids	$557,998	9.30%	2.00%	18.4%	1.72%	0.73%	8.03%
16	Lincoln Savings Bank	Reinbeck	$549,301	8.15%	1.28%	14.4%	1.58%	0.98%	8.78%
17	Community State Bank, NA	Ankeny	$540,108	9.12%	3.26%	31.4%	1.15%	0.22%	2.15%
18	First National Bank, Ames, Iowa	Ames	$530,605	10.24%	1.93%	17.8%	1.77%	1.37%	13.08%
19	American Bank & Trust Company, NA	Davenport	$529,845	7.75%	5.65%	61.5%	0.35%	-1.47%	-17.63%
20	American State Bank	Sioux Center	$523,781	10.80%	0.26%	2.1%	2.73%	1.46%	14.20%
		Average	**$948,564**	**9.29%**	**1.84%**	**18.3%**	**1.52%**	**0.63%**	**6.38%**
		25th Percentile	**$555,824**	**8.19%**	**2.21%**	**22.1%**	**1.29%**	**0.69%**	**7.25%**
		Median	**$761,213**	**9.03%**	**1.60%**	**16.2%**	**1.66%**	**0.79%**	**8.21%**
		75th Percentile	**$1,136,510**	**10.35%**	**1.00%**	**9.4%**	**2.02%**	**1.22%**	**13.25%**
	Hills Bank and Trust Company	**Hills**	**$1,996,941**	**9.53%**	**0.73%**	**6.6%**	**2.23%**	**1.29%**	**13.11%**

Note: S-Corporation companies adjusted to C-Corporation status with 34% tax rate.
NPAs exclude Restructured Loans and U.S. Government Guaranteed Loans.
LTM = Last Twelve Months

TABLE 2.2

HILLS BANK AND TRUST COMPANY

State-Level Peer Group Performance Comparison

Balances & Growth Rates



Total Assets ($mil)
$2,000
$1,500
$1,000
$500
$0

	2008Y	2009Y	2010Y	YTD 03/11
Iowa Peer	$668	$635	$691	$761
Hills B&T	$1,780	$1,829	$1,930	$1,997



Total Loans ($mil)
$2,000
$1,500
$1,000
$500
$0

	2008Y	2009Y	2010Y	YTD 03/11
Iowa Peer	$482	$453	$447	$501
Hills B&T	$1,506	$1,541	$1,601	$1,607



Total Deposits ($mil)
$1,500
$1,000
$500
$0

	2008Y	2009Y	2010Y	YTD 03/11
Iowa Peer	$514	$522	$525	$592
Hills B&T	$1,238	$1,348	$1,481	$1,551



Balance Sheet Growth Rates (1)
15.0%
10.0%
5.0%
0.0%
-5.0%

	Assets	Loans	Deposits
Iowa Peer	4.7%	-0.6%	5.1%
Hills B&T	5.3%	2.9%	10.5%

(1) Based on the compound annual growth rate (CAGR) from 2008 - YTD 03/11.

*Peer group ratios based on median results.

TABLE 2.3
HILLS BANK AND TRUST COMPANY
State-Level Peer Group Performance Comparison

Income Statement Ratios



Net Interest Income/Average Assets
4.00%
3.00%
2.00%
1.00%
0.00%

	2008Y	2009Y	2010Y	YTD 03/11
Iowa Peer	3.10%	3.20%	3.43%	3.32%
Hills B&T	3.14%	3.21%	3.57%	3.40%



Noninterest Income/Average Assets
1.25%
1.00%
0.75%
0.50%
0.25%
0.00%

	2008Y	2009Y	2010Y	YTD 03/11
Iowa Peer	0.90%	0.94%	0.93%	0.94%
Hills B&T	1.00%	1.02%	1.11%	0.93%



Noninterest Expense/Average Assets
3.00%
2.00%
1.00%
0.00%

	2008Y	2009Y	2010Y	YTD 03/11
Iowa Peer	2.43%	2.52%	2.55%	2.56%
Hills B&T	2.29%	2.39%	2.44%	2.24%



PTPP/Average Assets [1]
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%

	2008Y	2009Y	2010Y	YTD 03/11
Iowa Peer	1.72%	1.50%	1.72%	1.61%
Hills B&T	1.85%	1.84%	2.25%	2.09%

(1) PTPP = Pre-Tax Pre-Provision (Net Interest Income + Noninterest Income - Noninterest Expense)

*Peer group ratios based on median results.

TABLE 2.4

HILLS BANK AND TRUST COMPANY

State-Level Peer Group Performance Comparison

Profitability Ratios

Efficiency Ratio



70.0%
60.0%
50.0%
40.0%

	2008Y	2009Y	2010Y	YTD 03/11
Iowa Peer	57.2%	58.2%	59.5%	61.4%
Hills B&T	53.8%	55.2%	50.9%	50.3%

Provision Expense/Average Assets



1.00%
0.75%
0.50%
0.25%
0.00%

	2008Y	2009Y	2010Y	YTD 03/11
Iowa Peer	0.40%	0.74%	0.41%	0.27%
Hills B&T	0.68%	0.66%	0.48%	0.30%

Return on Average Assets



1.50%
1.00%
0.50%
0.00%

	2008Y	2009Y	2010Y	YTD 03/11
Iowa Peer	0.75%	0.68%	0.80%	0.80%
Hills B&T	0.84%	0.89%	1.27%	1.29%

Return on Average Equity



15.00%
10.00%
5.00%
0.00%

	2008Y	2009Y	2010Y	YTD 03/11
Iowa Peer	8.10%	6.91%	7.95%	9.06%
Hills B&T	9.14%	9.70%	12.98%	13.03%

Note: S-Corporations have been adjusted to C-Corporation status using 34% tax rate.

*Peer group ratios based on median results.

TABLE 2.5
HILLS BANK AND TRUST COMPANY
State-Level Peer Group Performance Comparison

Asset Quality Ratios

Net Charge-Offs/Average Loans



	2008Y	2009Y	2010Y	YTD 03/11
Iowa Peer	0.28%	0.47%	0.51%	0.17%
Hills B&T	0.25%	0.69%	0.57%	0.22%

Loan Loss Reserve/Total Loans



	2008Y	2009Y	2010Y	YTD 03/11
Iowa Peer	1.18%	1.55%	1.63%	1.63%
Hills B&T	1.84%	1.89%	1.83%	1.86%

Nonperforming Loans/Total Loans [1]



	2008Y	2009Y	2010Y	YTD 03/11
Iowa Peer	1.41%	1.51%	1.81%	1.53%
Hills B&T	0.49%	0.78%	0.84%	0.75%

NPAs/Total Assets [2]



	2008Y	2009Y	2010Y	YTD 03/11
Iowa Peer	1.39%	1.86%	1.77%	1.60%
Hills B&T	0.71%	0.84%	0.81%	0.73%

(1) Nonperforming loans based on Nonaccrual Loans + 90+Days PD Loans. Excludes Restructured & Government Guaranteed Loans.
(2) NPAs = Nonperforming Assets. Based on Nonaccrual Loans + 90+PD Loans + OREO + Nonperforming Debt Securities.
(Excludes Restructured Loans and U.S. Government Guaranteed Loans).

*Peer group ratios based on median results.

TABLE 2.6
HILLS BANK AND TRUST COMPANY
State-Level Peer Group Performance Comparison

Capital Ratios



NPAs/(Tangible Equity + LLR)[1]
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%

	2008Y	2009Y	2010Y	YTD 03/11
Iowa Peer	13.7%	16.8%	17.5%	16.2%
Hills B&T	6.7%	7.6%	7.2%	6.6%



Tier 1 Leverage Ratio
10.00%
7.50%
5.00%
2.50%
0.00%

	2008Y	2009Y	2010Y	YTD 03/11
Iowa Peer	7.95%	8.43%	8.86%	9.00%
Hills B&T	8.98%	9.14%	9.66%	9.66%



Tier 1 Risk-Based Capital Ratio
15.00%
10.00%
5.00%
0.00%

	2008Y	2009Y	2010Y	YTD 03/11
Iowa Peer	9.68%	11.46%	11.99%	12.08%
Hills B&T	11.38%	11.61%	12.28%	12.47%



Total Risk-Based Capital Ratio
15.00%
10.00%
5.00%
0.00%

	2008Y	2009Y	2010Y	YTD 03/11
Iowa Peer	10.80%	12.70%	13.22%	13.32%
Hills B&T	12.63%	12.87%	13.54%	13.73%

(1) NPAs = Nonperforming Assets. Based on Nonaccrual Loans + 90+PD Loans + OREO + Nonperforming Debt Securities. (Excludes Restructured Loans and U.S. Government Guaranteed Loans).

*Peer group ratios based on median results.

TABLE 3.1
HILLS BANK AND TRUST COMPANY
Discounted Cash Flow Value - Projected Performance ($000)

Discounted Cash Flow

	ACTUAL LTM	PROJECTED 12-MONTH PERIOD ENDING				
BALANCE SHEET GROWTH	06/30/11	06/30/12	06/30/13	06/30/14	06/30/15	06/30/16
Total Assets	**$1,939,306**	**$2,007,182**	**$2,077,433**	**$2,150,143**	**$2,225,398**	**$2,303,287**
Asset Growth	5.3%	3.5%	3.5%	3.5%	3.5%	3.5%
Average Assets	$1,918,602	$1,973,244	$2,042,307	$2,113,788	$2,187,771	$2,264,343
INCOME STATEMENT PROJECTIONS						
Net Interest Income	**$67,077**	**$66,104**	**$67,396**	**$68,698**	**$71,103**	**$73,591**
Noninterest Income	**$20,436**	**$16,773**	**$17,564**	**$18,601**	**$19,690**	**$20,832**
Noninterest Expense	**$44,439**	**$45,385**	**$47,892**	**$49,568**	**$51,303**	**$53,099**
Salaries and Employee Benefits	$22,289	$22,791	$24,099	$24,943	$25,816	$26,719
Occupancy Expense	$7,013	$7,202	$7,454	$7,715	$7,985	$8,265
Total Amortization & Other Operating Expenses	$15,137	$15,391	$16,338	$16,910	$17,502	$18,115
Provision Expense	**$7,205**	**$6,000**	**$6,000**	**$6,000**	**$6,250**	**$6,500**
Securities Gains	$71	$0	$0	$0	$0	$0
Pre-Tax Income	$35,940	$31,492	$31,068	$31,731	$33,239	$34,824
Applicable Taxes (1)	$10,335	$7,817	$7,712	$7,876	$8,251	$8,644
Extraordinary Items	$0	$0	$0	$0	$0	$0
Bank Net Income	**$25,605**	**$23,675**	**$23,356**	**$23,855**	**$24,989**	**$26,180**
% Change		-7.5%	-1.3%	2.1%	4.8%	4.8%
Pre-Tax Pre-Provision (2)	**$43,074**	**$37,492**	**$37,068**	**$37,731**	**$39,489**	**$41,324**
INCOME STATEMENT RATIOS						
AS % OF AVERAGE ASSETS						
Net Interest Income	3.50%	3.35%	3.30%	3.25%	3.25%	3.25%
Net Interest Income (TE)	**3.57%**	**3.42%**	**3.37%**	**3.32%**	**3.32%**	**3.32%**
Noninterest Income	**1.07%**	**0.85%**	**0.86%**	**0.88%**	**0.90%**	**0.92%**
Noninterest Expense	**2.32%**	**2.30%**	**2.35%**	**2.35%**	**2.35%**	**2.35%**
Salaries and Employee Benefits	1.16%	1.16%	1.18%	1.18%	1.18%	1.18%
Occupancy Expense	0.37%	0.37%	0.37%	0.37%	0.37%	0.37%
Total Amortization & Other Operating Expenses	0.79%	0.78%	0.80%	0.80%	0.80%	0.80%
Provision Expense	**0.38%**	**0.30%**	**0.29%**	**0.28%**	**0.29%**	**0.29%**
Securities Gains	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Pre-Tax Income	1.87%	1.60%	1.52%	1.50%	1.52%	1.54%
Applicable Taxes (1)	0.54%	0.40%	0.38%	0.37%	0.38%	0.38%
Extraordinary Items	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
ROAA - Bank Net Income	**1.33%**	**1.20%**	**1.14%**	**1.13%**	**1.14%**	**1.16%**
Pre-Tax Pre-Provision (2)	**2.25%**	**1.90%**	**1.82%**	**1.79%**	**1.81%**	**1.83%**

Note: Net Interest Income (TE) based on 34% marginal tax rate.

(1) Based on Effective Tax Rate of:	24.82% (Based on Tax Rate provided in Bank's Budget)					
and tax exempt income of:	$4,191	$4,310	$4,461	$4,617	$4,779	$4,946

(2) Pre-Tax Pre-Provision = Net Interest Income + Noninterest Income - Noninterest Expense.

TABLE 3.2
HILLS BANK AND TRUST COMPANY
Discounted Cash Flow Value - Input and Results ($000)

Discounted Cash Flow

INPUT VARIABLES		
Date of Valuation		30-Jun-11
Shares Outstanding		NA
Total Assets		$1,939,306
Total Equity Capital excluding Other Comprehensive Income		$195,091
Required Equity/Asset Ratio		**8.00%**
Current Equity/Asset Ratio	**10.06%**	
After-tax Return on Excess Capital		0.66%
Discount Rate		12.15%

RESULTS OF INPUT VARIABLES	
Required Equity Capital	$151,671
Excess Capital	$43,420
Earnings on Excess Capital	$287
Projected Period 1 Bank Net Income	$23,675
Adjusted Period 1 Bank Net Income	$23,388
Adjusted Total Assets	$1,895,886

ADJUSTMENTS TO BANK NET INCOME BASED ON EXCESS CAPITAL

Period	Excess Capital (Cash Flow)	Projected Bank Net Income	Adjustments to Bank Net Income	Adjusted Bank Net Income
Actual	$43,420			
1	$18,080	$23,675	$287	$23,388
2	$17,575	$23,356	$287	$23,070
3	$17,882	$23,855	$287	$23,568
4	$18,816	$24,989	$287	$24,702
5	$19,802	$26,180	$287	$25,894

DISCOUNTED CASH FLOW VALUE RESULTS	
Period Five Adjusted Bank Net Income	$25,894
Capitalization Rate	9.15%
Residual Value	$282,989
Present Value of Residual Value	$159,505
Present Value of Cash Flow	$112,603
Aggregate Present Value	**$272,108**
As a % of Bank Equity	137%
As a Multiple of LTM Bank Net Income	10.6
As a Multiple of Period 1 Bank Net Income	11.5

TABLE 3.3
HILLS BANCORPORATION
Discounted Cash Flow Value - Parent-Only & Other Adjustments

	Parent-Only Balance Sheet ($000)		
ASSETS	**Book Value**	**Adjustments**	**Market Value**
Total Cash & Balances Due	$323		$323
Total Securities	$0		$0
Net Loans	$0		$0
Investments in Bank Subs			
Equity	**$196,621**	**$75,487**	**$272,108**
Goodwill	$2,500		$2,500
Other Assets	$1,824		$1,824
Total Assets	**$201,268**		**$276,755**
LIABILITIES			
Other Liabilities	$1,599		$1,599
Total Liabilities	**$1,599**		**$1,599**
EQUITY			
Common Stock	$14,985		$14,985
Retained Earnings	$195,145		$195,145
Other Comprehensive Income	$4,030		$4,030
Other Equity Components	-$14,491		-$14,491
Adjustment to Equity Capital	$0	$75,487	$75,487
Total Equity	**$199,669**		**$275,156**
Total Liabilities and Equity	**$201,268**		**$276,755**
PER SHARE ADJUSTMENTS			
Book Value Per Share	$45.81	**$17.32**	**$63.13**
Effect of Stock Options on a Per Share Basis (1)			**($0.18)**
Shares Outstanding	4,358,392		

DCF VALUE RESULTS

Indication of Value	**$62.95**
% of Book Value	**137%**
% of Tangible Book Value	**139%**
Multiple of LTM 06/30/11 Earnings Per Share	**10.9**
Multiple of LTM 06/30/11 Diluted Normalized EPS	**11.0**

(1) Based on the Black-Scholes option pricing method and the following inputs:

Weighted Average Exercise Price	$34.84
Years to Maturity	1.90
Dividend Yield	1.65%
Risk-Free Interest Rate	0.50%
Volatility	57.7%
# of Options	24,855

TABLE 4.1
HILLS BANK AND TRUST COMPANY
Net Asset Value - Summary

Net Asset Value

06/30/2011 Bank Equity ($000)		**$199,121**	
Adjustments	**Premium (Discount)**		**Adjustment Source**
Securities (Held-to-Maturity)	$0		Call Report
Loans and Leases (Yield Basis Adjustment)	$914		Table 4.2
Market Adjustment for Credit Quality	$0		
Premises and Fixed Assets	$0		
Other Real Estate Owned (1)	($457)		
Intangible Assets (Excluding MSRs)	($2,500)		Call Report
Other Assets	$0		
Time Deposits	($13,090)		Table 4.3
Borrowings	($15,830)		Table 4.4
Other Liabilities	$0		
Total Balance Sheet Adjustments	**($30,963)**		
Additional Adjustments			
Core Deposit Value	$31,033		Table 4.5
Other Adjustments	$0		
Total Additional Adjustments	**$31,033**		
Total Adjustments		**$71**	
Net Asset Value		**$199,192**	
Net Asset Value/Bank Equity		**100%**	

(1) Based on 06/30/2011 OREO balance of $2,284,000 and applying a 20.0% discount.

TABLE 4.2
HILLS BANK AND TRUST COMPANY
Net Asset Value - Loan Portfolio Valuation Summary ($000)

	Stated Book Value	Market Value	Premium (Discount)
Total Loans	**$1,640,219**	**$1,641,133**	**$914**

	TOTAL LOANS
Stated Book Value	$1,640,219
Estimated Average Repricing Period (Years)	3.25
Estimated Average Maturity Period (Years)	6.49
Bank Yield on Total Loans (1)	5.44%
Market Yield on Total Loans (2)	5.41%
Discount Rate	5.41%
Projected Monthly Cash Flow @ Bank Yield (3)	$25,031
Projected Monthly Cash Flow @ Market Yield (3)	$25,005
Actual vs. Market Cash Flow Per Month	$26
Present Value of Positive (Negative) Cash Flow	$914
Market Value of Term Loan Category	$1,641,133

(1) Based on 06/30/11 Call Report data and Internal Reports.
(2) Based on National Averages from BanxQuote.com.
(3) Ordinary annuity calculation utilizing the average maturity period.

TABLE 4.3
HILLS BANK AND TRUST COMPANY
Net Asset Value - Certificates of Deposit Valuation Summary ($000)

Deposit Type	Stated Book Value	Market Value	Premium (Discount)
Jumbo CDs	$177,332	$180,605	($3,273)
All Other CDs	$452,099	$461,916	($9,817)
Total CDs	$629,431	$642,521	($13,090)

Note: The Market Value for Deposit Liabilities will be less than Book Value when the Market Interest Rate Exceeds the Bank Interest Rate.

	Jumbo CDs	All Other CDs
Stated Book Value	$177,332	$452,099
Estimated Average Maturity (Years)	1.70	1.74
Bank Rate (1)	2.34%	2.26%
Market Rate (1)	1.25%	1.00%
Discount Rate	1.25%	1.00%
Projected Annual Interest - Bank Rates (2)	$4,158	$10,224
Projected Annual Interest - Market Rates (2)	$2,217	$4,521
Actual vs. Market Interest Paid	($1,941)	($5,703)
Present Value of Positive (Negative) Cash Flow	($3,273)	($9,817)
Market Value of CD Category	$180,605	$461,916

(1) Bank Rates calculated from Internal Reports and 06/30/11 Call Report;
Market Rates are estimated based on National Averages from BanxQuote.com.

(2) Assumes Simple Interest paid annually.

TABLE 4.4
HILLS BANK AND TRUST COMPANY
Net Asset Value - Detail on Borrowings ($000)

Borrowing Type	Stated Book Value	Market Value	Premium (Discount)
FHLB - Term	$185,000	$200,830	($15,830)

Note: The Market Value for Borrowings will be less than Book Value when the Market Interest Rate Exceeds the Bank Interest Rate.

	FHLB - Term
Stated Book Value	$185,000
Estimated Average Maturity (Years)	5.19
Bank Rate (1)	4.26%
Market Rate (1)	2.50%
Discount Rate	2.50%
Projected Annual Interest - Bank Rates (2)	$7,881
Projected Annual Interest - Market Rates (2)	$4,625
Actual vs. Market Interest Paid	($3,256)
Present Value of Positive (Negative) Cash Flow	($15,830)
Market Value of Borrowing Category	$200,830

Note: Excludes overnight FHLB borrowings.

(1) Bank Rate calculated from 06/30/11 Asset/Liability Report;
Market Rate is based on FHLB rates as of June 30, 2011 for equivalent term of borrowings.

(2) Assumes Simple Interest paid annually.

TABLE 4.5
HILLS BANK AND TRUST COMPANY
Net Asset Value - Core Deposit Value ($000)

Total Balance (1)	Demand Deposits $195,915		NOW Accounts $264,928	
Core Deposit Expenses	$ Amount	% of Balance	$ Amount	% of Balance
Interest Costs (1)	$0	0.00%	$583	0.22%
Allocated Operating Costs (2)	$3,918	2.00%	$2,649	1.00%
Less: Service Charge Income (3)	($2,691)	-1.37%	($336)	-0.13%
Total Net Costs of Core Deposits	$1,227	0.63%	$2,896	1.09%
Alternative Funding Costs (4)	$4,761	2.43%	$6,438	2.43%
Pre-Tax Spread on Core Deposit	$3,534	1.80%	$3,542	1.34%
Applicable Taxes @ 34%	($1,201)	-0.61%	($1,204)	-0.45%
After-Tax Spread on Core Deposits	**$2,332**	**1.19%**	**$2,338**	**0.88%**

Total Balance (1)	Savings Accounts $172,518		Money Market Deposits $220,441	
Core Deposit Expenses	$ Amount	% of Balance	$ Amount	% of Balance
Interest Costs (1)	$397	0.23%	$727	0.33%
Allocated Operating Costs (2)	$431	0.25%	$1,102	0.50%
Less: Service Charge Income (3)	($168)	-0.10%	($168)	-0.08%
Total Net Costs of Core Deposits	$660	0.38%	$1,661	0.75%
Alternative Funding Costs (4)	$4,192	2.43%	$5,357	2.43%
Pre-Tax Spread on Core Deposit	$3,532	2.05%	$3,695	1.68%
Applicable Taxes @ 34%	($1,201)	-0.70%	($1,256)	-0.57%
After-Tax Spread on Core Deposits	**$2,331**	**1.35%**	**$2,439**	**1.11%**

ALL CORE DEPOSITS: 10 Year Sum of Years Digits - Depletion Schedule

Period	Balance Beginning of Period	Average Balance	After-Tax Spread	P.V.I.F. 2.43%	Present Value
1	$853,802	$776,184	$8,582	0.9880	$8,479
2	$698,565	$628,709	$6,951	0.9644	$6,704
3	$558,852	$496,758	$5,492	0.9414	$5,171
4	$434,663	$380,330	$4,205	0.9189	$3,864
5	$325,997	$279,426	$3,089	0.8970	$2,771
6	$232,855	$194,046	$2,145	0.8756	$1,879
7	$155,237	$124,189	$1,373	0.8547	$1,174
8	$93,142	$69,857	$772	0.8343	$644
9	$46,571	$31,047	$343	0.8144	$280
10	$15,524	$7,762	$86	0.7950	$68
11	$0	$0	$0	0.7760	$0
Estimated Value of Core Deposit Accounts					**$31,033**
Estimated Value as Percent of Core Deposits					**3.63%**

(1) Balance and rate information based on Call Report and/or internal financials.
(2) Estimated using Austin proprietary data.
(3) 80% allocated to Demand Deposits, 10% to NOW Accounts, and 5% to Savings and Money Market Accounts.
(4) Based on 5 Yr. FHLB Regular Fixed Rate Advance as of 06/30/2011.

TABLE 4.6
HILLS BANCORPORATION
Net Asset Value - Parent-Only Adjustments & Other Adjustments

Net Asset Value

	Parent-Only Balance Sheet ($000)		
ASSETS	**Book Value**	**Adjustments**	**Market Value**
Total Cash & Balances Due	$323		$323
Total Securities	$0		$0
Net Loans	$0		$0
Investments in Bank Subs			
Equity	**$196,621**	**$2,571**	**$199,192**
Goodwill	$2,500		$2,500
Other Assets	$1,824		$1,824
Total Assets	**$201,268**		**$203,839**
LIABILITIES			
Other Liabilities	$1,599		$1,599
Total Liabilities	**$1,599**		**$1,599**
EQUITY			
Common Stock	$14,985		$14,985
Retained Earnings	$195,145		$195,145
Other Comprehensive Income	$4,030		$4,030
Other Equity Components	-$14,491		-$14,491
Adjustment to Equity Capital	$0	$2,571	$2,571
Total Equity	**$199,669**		**$202,240**
Total Liabilities and Equity	**$201,268**		**$203,839**
PER SHARE ADJUSTMENTS			
Book Value Per Share	$45.81	**$0.59**	**$46.40**
Effect of Stock Options on a Per Share Basis (1)			**($0.10)**
Shares Outstanding	4,358,392		

NET ASSET VALUE RESULTS	
Indication of Value	**$46.30**
% of Book Value	**101%**
% of Tangible Book Value	**102%**
Multiple of LTM 06/30/11 Earnings Per Share	**8.0**
Multiple of LTM 06/30/11 Diluted Normalized EPS	**8.1**

(1) Based on the Black-Scholes option pricing method and the following inputs:

Weighted Average Exercise Price	$34.84
Years to Maturity	1.90
Dividend Yield	1.65%
Risk-Free Interest Rate	0.50%
Volatility	57.7%
# of Options	24,855

TABLE 5.1
BANK SUMMARY STATISTICS - NATIONAL
Minority Share Pricing as of 06/30/2011*

Bank Equity Market Data

By Assets	# Banks	Total Assets ($000)	Tangible Equity/ Assets	LTM Core ROAA	LTM Core ROAE	NPAs/ Total Assets	Average Price/ Book	Average Price/ Tg Book	Price/ LTM Core EPS	1-year Price Change	% With LTM Price Increase
> $5.0 Billion	83	$13,547,238	8.41%	0.67%	6.30%	1.75%	114%	155%	17.0	5.1%	68.7%
$1.0 - $5.0 Billion	**183**	**$1,713,941**	**8.49%**	**0.48%**	**4.83%**	**2.33%**	**100%**	**114%**	**14.2**	**2.5%**	**53.6%**
$500 Million - $1.0 Billion	163	$670,137	8.21%	0.48%	5.27%	2.40%	81%	88%	11.6	2.3%	52.8%
$300 - $500 Million	130	$391,830	8.77%	0.49%	5.46%	2.00%	84%	87%	12.9	0.0%	48.5%
$100 - $300 Million	250	$195,483	9.66%	0.29%	2.76%	2.29%	83%	84%	15.1	-1.9%	40.4%
< $100 Million	47	$78,981	11.07%	-0.49%	-4.32%	2.41%	72%	72%	20.1	-10.1%	36.2%
By LTM Core ROAE											
> 10%	**127**	**$717,198**	**8.61%**	**1.09%**	**11.73%**	**0.91%**	**129%**	**144%**	**10.8**	**9.5%**	**79.5%**
5% - 10%	265	$562,769	9.04%	0.73%	7.37%	1.63%	96%	108%	12.7	5.5%	62.6%
0% - 5%	197	$381,256	9.48%	0.29%	2.66%	2.29%	77%	83%	31.3	0.0%	48.2%
< 0%	265	$400,263	8.48%	-0.95%	-10.85%	5.28%	70%	76%	NM	-28.6%	22.6%
NPAs/Total Assets											
< 1%	**183**	**$365,686**	**9.26%**	**0.80%**	**8.59%**	**0.59%**	**117%**	**127%**	**13.4**	**7.4%**	**67.2%**
1% - 3%	345	$607,314	9.05%	0.61%	6.29%	1.82%	93%	105%	13.7	4.4%	60.6%
3% - 5%	156	$516,816	9.10%	0.06%	0.73%	3.72%	78%	83%	16.0	-6.3%	40.4%
> 5%	171	$444,365	7.95%	-1.08%	-12.99%	6.94%	60%	65%	23.9	-37.3%	15.8%
By Region											
Mid Atlantic	187	$468,892	8.73%	0.68%	6.95%	1.48%	104%	114%	12.6	4.8%	58.8%
Midwest	**187**	**$683,646**	**8.38%**	**0.54%**	**5.71%**	**2.15%**	**88%**	**100%**	**13.3**	**1.1%**	**50.8%**
Northeast	37	$532,838	7.97%	0.65%	7.48%	1.29%	103%	118%	13.4	10.1%	75.7%
Southeast	217	$537,058	8.75%	0.09%	0.99%	3.31%	71%	79%	15.2	-7.9%	35.5%
Southwest	32	$1,498,016	9.45%	0.67%	6.88%	1.80%	119%	138%	16.0	10.6%	71.9%
West	196	$255,623	10.36%	0.19%	2.04%	2.59%	87%	91%	18.3	-1.6%	45.4%
All Banks	**856**	**$502,228**	**8.93%**	**0.41%**	**4.00%**	**2.20%**	**89%**	**98%**	**14.2**	**0.0%**	**49.3%**

Note: NPAs exclude restructured loans and U.S. Government Guaranteed Loans.
*Excludes M&A targets and based on median statistics unless noted.

Total Return Comparison (06/30/2010 - 06/30/2011)



150.00
125.00
100.00
75.00
50.00

	6/30/2010	9/30/2010	12/31/2010	3/31/2011	6/30/2011	% Chg. Jun '10 - Jun '11
SNL Bank	100.00	99.34	113.25	114.69	104.77	4.8%
SNL Bank $1B-$5B	100.00	98.16	107.88	106.86	101.03	1.0%
SNL Midwest Bank	100.00	99.53	117.42	115.27	110.65	10.6%

Note: Midwest Region consists of the following states: IA, IL, IN, KS, KY, MI, MN, MO, ND, NE, OH, SD, and WI.

TABLE 5.2
SELECT PUBLICLY TRADED BANKS IN THE MIDWEST
with Assets Between $1.0 Billion - $4.0 Billion

Guideline Companies
Midwest Peer Group

Additional Criteria:
LTM Core ROAE > 10.00%

FINANCIAL PERFORMANCE

	Company Name	City	ST	Total Assets ($000)	Tang. Equity/ Assets (%)	LTM PTPP[2] / AA (%)	LTM Core[3] ROAA (%)	LTM Core[3] ROAE (%)	LTM Efficiency[4] Ratio (%)	NPAs[5] / Assets (%)	NPAs[5,6] / (Tg Equity +LLR) (%)
1	Community Trust Bancorp Inc.	Pikeville	KY	$3,459,271	8.19%	2.03%	1.09%	10.57%	58.0%	3.04%	33.6%
2	Republic Bancorp Inc.	Louisville	KY	$3,395,744	12.71%	4.72%	2.69%	24.27%	41.5%	1.22%	9.0%
3	Enterprise Financial Services	Clayton	MO	$2,925,316	6.34%	1.92%	0.71%	10.08%	56.7%	2.15%	27.6%
4	Lakeland Financial Corp.	Warsaw	IN	$2,749,240	8.97%	2.36%	0.96%	10.27%	46.0%	1.45%	13.5%
5	S.Y. Bancorp Inc.	Louisville	KY	$1,919,323	9.00%	2.42%	1.25%	13.97%	56.2%	1.11%	10.7%
6	German American Bancorp Inc.	Jasper	IN	$1,761,639	7.28%	1.83%	1.08%	12.08%	59.5%	1.25%	15.6%
7	Cass Information Systems	Bridgeton	MO	$1,200,020	11.71%	3.18%	1.79%	15.19%	64.9%	0.20%	1.6%
8	Alerus Financial Corp.	Grand Forks	ND	$1,185,451	7.31%	1.72%	0.92%	10.49%	78.2%	1.25%	15.4%
9	Security National Corp.	Dakota Dunes	SD	$1,074,896	9.35%	1.95%	1.06%	11.41%	57.9%	0.57%	5.3%
10	Ames National Corp.	Ames	IA	$1,003,731	12.43%	2.16%	1.33%	10.45%	46.9%	1.65%	12.5%
		Average		**$2,067,463**	**9.33%**	**2.43%**	**1.29%**	**12.88%**	**56.6%**	**1.39%**	**14.5%**
		25th Percentile		**$1,189,093**	**7.53%**	**1.93%**	**0.98%**	**10.46%**	**59.1%**	**1.60%**	**15.6%**
		Median		**$1,840,481**	**8.98%**	**2.09%**	**1.08%**	**10.99%**	**57.3%**	**1.25%**	**13.0%**
		75th Percentile		**$2,881,297**	**11.12%**	**2.40%**	**1.31%**	**13.50%**	**49.2%**	**1.14%**	**9.4%**
	Hills Bancorporation (1)			***$1,941,130***	***10.17%***	***2.23%***	***1.32%***	***13.27%***	***51.0%***	***0.75%***	***6.4%***

(1) Financial performance based on LTM 06/30/11 normalized net income of $25.3 million. Refer to Table 1.13 for calculation of Efficiency Ratio.
(2) Pre-Tax Pre Provision = Net Interest Income + Noninterest Income - Noninterest Expense (AA = Average Assets).
(3) Core if available.
(4) Noninterest expense before foreclosed property expense, amortization of intangibles, and goodwill impairments as a percent of net interest income (fully taxable equivalent, if available) and noninterest revenues, excluding only gains from securities transactions and nonrecurring items.
(5) Nonperforming Assets ("NPAs") exclude restructured loans. Nonaccrual loans and loans 90+ days delinquent that are government backed are not included.
(6) NPAs / (Tangible Equity + Loan Loss Reserve). Also known as the Texas Ratio.

STOCK PERFORMANCE

	Company Name	Exchange	Ticker	06/30/11 Closing Price	1-Year Price Change (%)	3-Month Price Change (%)	Price/ Book (%)	Price/ Tg Book (%)	Price/ LTM Core[3] EPS (x)	1-Year Average Monthly Volume	Monthly Volume to Shares
1	Community Trust Bancorp Inc.	NASDAQ	CTBI	$27.72	10.4%	0.1%	124%	154%	11.9	675,378	4.39%
2	Republic Bancorp Inc.	NASDAQ	RBCAA	$19.90	-11.2%	1.6%	95%	97%	4.5	928,686	4.44%
3	Enterprise Financial Services	NASDAQ	EFSC	$13.53	40.4%	-3.3%	128%	133%	12.9	808,302	5.41%
4	Lakeland Financial Corp.	NASDAQ	LKFN	$22.26	11.4%	-1.7%	143%	146%	14.3	885,566	5.50%
5	S.Y. Bancorp Inc.	NASDAQ	SYBT	$23.25	1.2%	-6.9%	185%	186%	13.7	508,706	3.69%
6	German American Bancorp Inc.	NASDAQ	GABC	$16.58	8.4%	-2.5%	138%	165%	12.2	368,324	2.93%
7	Cass Information Systems	NASDAQ	CASS	$37.76	10.2%	-3.9%	241%	254%	16.7	430,232	4.57%
8	Alerus Financial Corp.	Pink	ALRS	$26.25	9.1%	2.9%	118%	135%	11.6	6,468	0.15%
9	Security National Corp.	Pink	SNLC	$60.00	5.8%	-4.8%	109%	111%	9.6	4,884	0.26%
10	Ames National Corp.	NASDAQ	ATLO	$18.16	-7.1%	-6.0%	137%	137%	13.5	212,322	2.25%
			Average		**7.9%**	**-2.4%**	**142%**	**152%**	**12.1**	**482,887**	**3.36%**
			25th Percentile		**2.3%**	**-4.6%**	**120%**	**133%**	**11.7**	**251,323**	**2.42%**
			Median		**8.8%**	**-2.9%**	**133%**	**142%**	**12.6**	**469,469**	**4.04%**
			75th Percentile		**10.4%**	**-0.4%**	**142%**	**162%**	**13.7**	**775,071**	**4.54%**

TABLE 5.3
SELECT PUBLICLY TRADED BANKS IN THE NATION
with Assets Between $1.25 Billion - $3.0 Billion

Guideline Companies
National Peer Group

Additional Criteria:
LTM Core ROAE > 8.00%
Tangible Equity/Assets Between 8.00% - 12.50%
NPAs/Assets < 2.00%

FINANCIAL PERFORMANCE

	Company Name	City	ST	Total Assets ($000)	Tang. Equity/ Assets (%)	LTM PTPP[2] / AA (%)	LTM Core[3] ROAA (%)	LTM Core[3] ROAE (%)	LTM Efficiency[4] Ratio (%)	NPAs[5] / Assets (%)	NPAs[5,6] / (Tg Equity +LLR) (%)
1	First Bancorp Inc.	Damariscotta	ME	$1,431,038	8.76%	1.98%	0.93%	8.37%	46.8%	1.91%	20.0%
2	West Bancorp.	W Des Moines	IA	$1,291,587	11.64%	1.78%	0.96%	9.84%	48.1%	1.85%	14.2%
3	Eagle Bancorp Inc	Bethesda	MD	$2,186,268	9.45%	1.83%	0.88%	8.72%	58.0%	1.68%	15.8%
4	Lakeland Financial Corp.	Warsaw	IN	$2,749,240	8.97%	2.36%	0.96%	10.27%	46.0%	1.45%	13.5%
5	Bank of Kentucky Finl Corp.	Crestview Hills	KY	$1,637,436	8.42%	2.12%	0.89%	9.25%	54.1%	1.31%	14.0%
6	City Holding Co.	Charleston	WV	$2,699,924	9.63%	2.59%	1.56%	13.07%	52.3%	1.21%	12.0%
7	Dacotah Banks Inc.	Aberdeen	SD	$1,797,806	9.01%	1.72%	0.87%	9.22%	61.3%	1.20%	12.2%
8	Orrstown Financial Services	Shippensburg	PA	$1,512,393	9.52%	2.25%	1.03%	9.26%	54.0%	1.17%	11.0%
9	S.Y. Bancorp Inc.	Louisville	KY	$1,919,323	9.00%	2.42%	1.25%	13.97%	56.2%	1.11%	10.7%
10	Citizens & Northern Corp.	Wellsboro	PA	$1,316,209	10.26%	2.11%	1.40%	12.64%	53.0%	0.88%	8.1%
11	Bank of Marin Bancorp	Novato	CA	$1,290,699	9.67%	2.49%	1.25%	12.78%	52.8%	0.85%	8.0%
12	Bryn Mawr Bank Corp.	Bryn Mawr	PA	$1,713,941	8.65%	1.88%	0.92%	9.86%	63.0%	0.77%	8.4%
13	Farmers & Merchants Bancorp	Lodi	CA	$1,861,162	9.60%	2.56%	1.18%	12.19%	47.4%	0.64%	5.6%
14	Burke & Herbert Bank & Trust	Alexandria	VA	$2,318,149	10.04%	2.73%	1.63%	16.21%	43.5%	0.57%	5.4%
15	Cardinal Financial Corp.	McLean	VA	$2,060,043	10.67%	1.86%	0.98%	8.89%	56.7%	0.51%	4.3%
16	Financial Institutions Inc.	Warsaw	NY	$2,295,116	8.21%	1.83%	0.99%	10.10%	60.5%	0.37%	4.1%
17	First of Long Island Corp.	Glen Head	NY	$1,735,012	9.50%	1.91%	1.06%	11.91%	53.0%	0.22%	2.1%
		Average		**$1,871,491**	**9.47%**	**2.14%**	**1.10%**	**10.97%**	**53.3%**	**1.04%**	**10.0%**
		25th Percentile		**$1,512,393**	**8.97%**	**1.86%**	**0.93%**	**9.25%**	**56.7%**	**1.31%**	**13.5%**
		Median		**$1,797,806**	**9.50%**	**2.11%**	**0.99%**	**10.10%**	**53.0%**	**1.11%**	**10.7%**
		75th Percentile		**$2,186,268**	**9.67%**	**2.42%**	**1.25%**	**12.64%**	**48.1%**	**0.64%**	**5.6%**
	Hills Bancorporation (1)			***$1,941,130***	***10.17%***	***2.23%***	***1.32%***	***13.27%***	***51.0%***	***0.75%***	***6.4%***

(1) Financial performance based on LTM 06/30/11 normalized net income of $25.3 million. Refer to Table 1.13 for calculation of Efficiency Ratio.
(2) Pre-Tax Pre Provision = Net Interest Income + Noninterest Income - Noninterest Expense (AA = Average Assets).
(3) Core if available.
(4) Noninterest expense before foreclosed property expense, amortization of intangibles, and goodwill impairments as a percent of net interest income (fully taxable equivalent, if available) and noninterest revenues, excluding only gains from securities transactions and nonrecurring items.
(5) Nonperforming Assets ("NPAs") exclude restructured loans. Nonaccrual loans and loans 90+ days delinquent that are government backed are not included.
(6) NPAs / (Tangible Equity + Loan Loss Reserve). Also known as the Texas Ratio.

STOCK PERFORMANCE

	Company Name	Exchange	Ticker	06/30/11 Closing Price	1-Year Price Change (%)	3-Month Price Change (%)	Price/ Book (%)	Price/ Tg Book (%)	Price/ LTM Core[3] EPS (x)	1-Year Average Monthly Volume	Monthly Volume to Shares
1	First Bancorp Inc.	NASDAQ	FNLC	$14.86	13.2%	-3.4%	115%	148%	12.7	279,906	2.86%
2	West Bancorp.	NASDAQ	WTBA	$8.81	29.4%	11.7%	132%	133%	12.8	553,190	3.18%
3	Eagle Bancorp Inc	NASDAQ	EGBN	$13.30	12.9%	-5.4%	141%	144%	16.4	867,196	4.38%
4	Lakeland Financial Corp.	NASDAQ	LKFN	$22.26	11.4%	-1.7%	143%	146%	14.3	885,566	5.50%
5	Bank of Kentucky Finl Corp.	NASDAQ	BKYF	$22.27	44.6%	6.8%	115%	139%	11.6	228,030	3.07%
6	City Holding Co.	NASDAQ	CHCO	$33.03	18.5%	-5.9%	162%	198%	12.4	1,427,184	9.35%
7	Dacotah Banks Inc.	Pink	DBIN	$151.00	7.9%	0.0%	99%	104%	11.0	132	0.01%
8	Orrstown Financial Services	NASDAQ	ORRF	$26.31	18.9%	-5.1%	129%	148%	14.2	285,604	3.57%
9	S.Y. Bancorp Inc.	NASDAQ	SYBT	$23.25	1.2%	-6.9%	185%	186%	13.7	508,706	3.69%
10	Citizens & Northern Corp.	NASDAQ	CZNC	$15.07	40.8%	-10.8%	126%	137%	10.5	560,120	4.60%
11	Bank of Marin Bancorp	NASDAQ	BMRC	$35.37	10.8%	-3.4%	150%	150%	12.4	228,118	4.30%
12	Bryn Mawr Bank Corp.	NASDAQ	BMTC	$20.25	20.7%	-0.3%	149%	174%	15.9	648,802	5.17%
13	Farmers & Merchants Bancorp	OTCBB	FMCB	$410.00	-1.2%	0.0%	179%	179%	15.1	814	0.10%
14	Burke & Herbert Bank & Trust	OTCBB	BHRB	$2,375.00	10.5%	-5.0%	196%	196%	12.8	462	0.24%
15	Cardinal Financial Corp.	NASDAQ	CFNL	$10.95	18.5%	-4.1%	138%	145%	16.1	1,722,842	5.96%
16	Financial Institutions Inc.	NASDAQ	FISI	$16.42	-7.5%	-8.6%	110%	135%	10.8	858,110	6.22%
17	First of Long Island Corp.	NASDAQ	FLIC	$27.89	8.5%	1.3%	148%	148%	13.2	354,112	4.05%
			Average		**15.2%**	**-2.4%**	**142%**	**154%**	**13.3**	**553,464**	**3.90%**
			25th Percentile		**8.5%**	**-5.4%**	**126%**	**139%**	**12.4**	**228,118**	**3.07%**
			Median		**12.9%**	**-3.4%**	**141%**	**148%**	**12.8**	**508,706**	**4.05%**
			75th Percentile		**18.9%**	**0.0%**	**150%**	**174%**	**14.3**	**858,110**	**5.17%**

TABLE 5.4
MINORITY SHARE PRICING COMPARISON
Current 06/30/2011 Valuation vs. Prior 03/31/2011 Valuation

Guideline Companies Summary

	Summary Financial and Stock Performance - Minority Share Peer Groups (2)				Company's
Current Valuation (06/30/11)	Midwest		Nation		LTM 06/30/11
Financial Performance	Median	75th Pct.	Median	75th Pct.	Performance (1)
Total Assets	$1,840,481	$2,881,297	$1,797,806	$2,186,268	**$1,941,130**
Tangible Equity / Assets Ratio	8.98%	11.12%	9.50%	9.67%	**10.17%**
LTM PTPP / Average Assets	2.09%	2.40%	2.11%	2.42%	**2.23%**
LTM Core ROAA	1.08%	1.31%	0.99%	1.25%	**1.32%**
LTM Core ROAE	10.99%	13.50%	10.10%	12.64%	**13.27%**
LTM Efficiency Ratio	57.3%	49.2%	53.0%	48.1%	**51.0%**
NPAs / Total Assets	1.25%	1.14%	1.11%	0.64%	**0.75%**
NPAs / (Tg. Equity + LLR)	13.0%	9.4%	10.7%	5.6%	**6.4%**
Stock Price Multiples					**Selected**
Price/Tangible Book	142%	162%	148%	174%	***150%***
Price/Earnings	12.6	13.7	12.8	14.3	***12.0***

	Summary Financial and Stock Performance - Minority Share Peer Groups (3)				Company's
Prior Valuation (03/31/11)	Midwest		Nation		LTM 03/31/11
Financial Performance	Median	75th Pct.	Median	75th Pct.	Performance
Total Assets	$2,451,095	$3,355,872	$1,765,221	$2,089,370	**$1,998,608**
Tangible Equity / Assets Ratio	9.04%	10.00%	9.15%	9.71%	**9.55%**
LTM PTPP / Average Assets	2.10%	2.40%	2.10%	2.40%	**2.20%**
LTM Core ROAA	0.97%	1.23%	1.00%	1.09%	**1.25%**
LTM Core ROAE	9.61%	9.98%	9.91%	12.15%	**12.92%**
LTM Efficiency Ratio	56.1%	54.5%	54.8%	51.6%	**51.9%**
NPAs / Total Assets	1.31%	1.15%	0.94%	0.72%	**0.73%**
NPAs / (Tg. Equity + LLR)	12.1%	10.9%	10.6%	7.4%	**6.6%**
Stock Price Multiples					**Selected**
Price/Tangible Book	141%	156%	158%	184%	***150%***
Price/Earnings	12.7	15.1	13.6	16.6	***12.5***

	Midwest		Nation		Company's
% Change (03/11 - 06/11)	Median	75th Pct.	Median	75th Pct.	Selected Multiples
Price/Tangible Book	0.5%	4.3%	-6.5%	-5.3%	0.0%
Price/Earnings	-1.1%	-9.5%	-5.9%	-14.0%	-4.0%

(1) Financial performance based on LTM 06/30/11 normalized net income of $25.3 million. Refer to Table 1.13 for calculation of Efficiency Ratio.
(2) Refer to Table 5.2 - Table 5.3 for detailed financial and stock performance of peer groups.
(3) Median results of selective peer groups from Austin Assoicates' prior valuation at 03/31/11.

TABLE 5.5
GUIDELINE COMPANIES
Based on Minority Share Level

Guideline Companies Summary Results

Price-to-Tangible Book Valuation	Selected Multiple	Results
Hills Bancorporation Tangible Book Value (06/30/11)		$45.24
Guideline Price-to-Tangible Book	***150%***	
Indication of Value		***$67.86***

Price-to-Earnings Valuation	Selected Multiple	Results
Hills Bancorporation LTM 06/30/11 Diluted Normalized EPS		$5.74
Guideline Price-to-Earnings	***12.0***	
Indication of Value		***$68.91***

TABLE 6.1
HILLS BANCORPORATION
Summary Presentation

Fair Market Value Summary

VALUATION TECHNIQUE	INDICATION OF VALUE PER SHARE
DISCOUNTED CASH FLOW VALUE	***$62.95***
NET ASSET VALUE	***$46.30***
GUIDELINE TRANSACTIONS - MINORITY SHARE TRADING	
PRICE TO TANGIBLE BOOK VALUE	***$67.86***
PRICE TO EARNINGS MULTIPLE	***$68.91***
MARKET PRICE (1)	***$61.99***

Indication of Value (Marketable Minority Interest)	**$63.00**
Marketability Discount	0%
FAIR MARKET VALUE	**$63.00**
Price to Book Value	138%
Price to Tangible Book Value	139%
Price to LTM 06/30/2011 Basic EPS	10.9
Price to LTM 06/30/2011 Diluted Normalized EPS	11.0

(1) Average price for stock repurchases during the 2nd quarter of 2011.
(39,482 shares were repurchased during the 2nd quarter of 2011)

Hills Bancorporation (For the 12-Month Period Ending June 30, 2011)			
Shares Outstanding	4,358,392	Book Value Per Share	$45.81
Average Shares Outstanding	4,393,371	Tangible BVPS	$45.24
Diluted Average Shares Outstanding	4,405,461	Stated EPS	$5.77
Stated Net Income	$25,341,000	Diluted EPS	$5.75
Normalized Net Income	$25,297,335	Diluted Normalized EPS	$5.74

LTM = Last Twelve Months

TABLE 7.1
HILLS BANCORPORATION
Economic and Demographic Data

POPULATION DATA	2000 CENSUS	2010 CURRENT	% CHANGE 2000-2010	2015 PROJECTED	% CHANGE 2010-2015
Cedar Rapids	120,758	127,747	5.8%	133,188	4.3%
Coralville	15,123	18,832	24.5%	20,812	10.5%
Hills	679	651	-4.1%	689	5.8%
Iowa City	62,220	68,764	10.5%	73,007	6.2%
Kalona	2,293	2,462	7.4%	2,543	3.3%
Lisbon	1,898	2,182	15.0%	2,341	7.3%
Marion	26,294	31,376	19.3%	34,289	9.3%
Mount Vernon	3,390	4,417	30.3%	4,714	6.7%
North Liberty	5,367	12,023	124.0%	14,864	23.6%
Wellman	1,393	1,463	5.0%	1,505	2.9%
Johnson County	111,006	132,497	19.4%	145,230	9.6%
Linn County	191,701	212,727	11.0%	225,156	5.8%
Washington County	20,670	21,611	4.6%	22,089	2.2%
State of Iowa	2,926,324	3,057,995	4.5%	3,130,452	2.4%

2010 AGE STRATIFICATION	14 & Under	15 - 34	35 - 54	55 +	Median Age
Cedar Rapids	20%	27%	28%	24%	36.7
Coralville	19%	38%	28%	16%	31.2
Hills	23%	28%	30%	20%	34.5
Iowa City	12%	51%	20%	16%	27.0
Kalona	21%	23%	26%	29%	39.5
Lisbon	24%	25%	29%	22%	35.7
Marion	21%	27%	28%	24%	36.5
Mount Vernon	16%	40%	22%	21%	29.5
North Liberty	23%	32%	29%	16%	31.8
Wellman	19%	23%	25%	33%	42.6
Johnson County	16%	41%	25%	18%	29.9
Linn County	21%	27%	28%	24%	36.8
Washington County	21%	22%	28%	29%	41.1
State of Iowa	19%	27%	27%	27%	38.2

TABLE 7.2
HILLS BANCORPORATION
Economic and Demographic Data

Market Demographics

HOUSEHOLD DATA	2000 CENSUS	2010 CURRENT	% CHANGE 2000-2010	2015 PROJECTED	% CHANGE 2010-2015
Cedar Rapids	49,820	54,264	8.9%	57,036	5.1%
Coralville	6,467	7,913	22.4%	8,716	10.1%
Hills	250	242	-3.2%	257	6.2%
Iowa City	25,202	27,844	10.5%	29,804	7.0%
Kalona	947	1,050	10.9%	1,093	4.1%
Lisbon	728	865	18.8%	939	8.6%
Marion	10,458	12,983	24.1%	14,319	10.3%
Mount Vernon	1,129	1,388	22.9%	1,517	9.3%
North Liberty	2,259	5,014	122.0%	6,240	24.5%
Wellman	549	593	8.0%	612	3.2%
Johnson County	44,080	53,323	21.0%	58,840	10.3%
Linn County	76,753	87,634	14.2%	93,489	6.7%
Washington County	8,056	8,623	7.0%	8,849	2.6%
State of Iowa	1,149,276	1,222,932	6.4%	1,257,636	2.8%

2010 HH INCOME STRATIFICATION	$24k & Under	$25 - $50k	$50 - $99k	$100 - $199k	> $200k
Cedar Rapids	16.3%	26.8%	42.2%	12.7%	1.9%
Coralville	18.0%	27.6%	36.8%	14.8%	2.9%
Hills	24.4%	36.4%	34.3%	4.5%	0.4%
Iowa City	30.6%	24.8%	30.5%	11.6%	2.5%
Kalona	26.9%	31.0%	33.7%	6.8%	1.6%
Lisbon	20.1%	26.6%	43.2%	8.8%	1.3%
Marion	12.4%	23.2%	44.6%	16.7%	3.2%
Mount Vernon	13.9%	19.5%	48.8%	15.9%	1.9%
North Liberty	12.8%	29.0%	40.3%	13.2%	4.7%
Wellman	23.6%	39.6%	31.5%	4.0%	1.2%
Johnson County	23.0%	25.4%	34.6%	13.8%	3.2%
Linn County	14.9%	25.8%	43.0%	14.1%	2.3%
Washington County	20.7%	31.3%	39.8%	7.4%	0.8%
State of Iowa	20.4%	29.2%	37.8%	10.8%	1.7%

TABLE 7.3
HILLS BANCORPORATION
Economic and Demographic Data

Market Demographics

AVERAGE HOUSEHOLD INCOME	2000 CENSUS	2010 CURRENT	% CHANGE 2000-2010	2015 PROJECTED	% CHANGE 2010-2015
Cedar Rapids	$53,843	$66,660	23.8%	$74,538	11.8%
Coralville	$51,918	$68,629	32.2%	$77,658	13.2%
Hills	$52,738	$46,665	-11.5%	$52,812	13.2%
Iowa City	$49,105	$58,902	20.0%	$67,408	14.4%
Kalona	$52,408	$51,918	-0.9%	$58,626	12.9%
Lisbon	$50,660	$59,361	17.2%	$67,078	13.0%
Marion	$58,106	$75,890	30.6%	$85,508	12.7%
Mount Vernon	$54,855	$71,392	30.1%	$80,320	12.5%
North Liberty	$51,691	$76,749	48.5%	$86,107	12.2%
Wellman	$42,460	$46,994	10.7%	$51,397	9.4%
Johnson County	$54,826	$66,822	21.9%	$75,788	13.4%
Linn County	$56,721	$69,470	22.5%	$77,907	12.1%
Washington County	$45,193	$53,924	19.3%	$59,355	10.1%
State of Iowa	$49,079	$60,686	23.6%	$68,045	12.1%

MEDIAN HOUSEHOLD INCOME	2000 CENSUS	2010 CURRENT	% CHANGE 2000-2010	2015 PROJECTED	% CHANGE 2010-2015
Cedar Rapids	$43,849	$57,810	31.8%	$64,606	11.8%
Coralville	$37,922	$53,909	42.2%	$60,666	12.5%
Hills	$51,225	$42,199	-17.6%	$50,339	19.3%
Iowa City	$34,980	$44,075	26.0%	$53,194	20.7%
Kalona	$34,334	$42,636	24.2%	$50,813	19.2%
Lisbon	$45,106	$52,914	17.3%	$59,657	12.7%
Marion	$48,769	$64,762	32.8%	$75,177	16.1%
Mount Vernon	$51,279	$64,625	26.0%	$72,431	12.1%
North Liberty	$42,805	$59,200	38.3%	$65,523	10.7%
Wellman	$36,398	$39,255	7.8%	$44,313	12.9%
Johnson County	$40,059	$51,642	28.9%	$59,343	14.9%
Linn County	$46,295	$60,505	30.7%	$67,435	11.5%
Washington County	$38,951	$48,099	23.5%	$53,875	12.0%
State of Iowa	$39,448	$50,326	27.6%	$57,120	13.5%

TABLE 7.4
HILLS BANCORPORATION
Economic and Demographic Data

Market Demographics

PER CAPITA INCOME	2000 CENSUS	2010 CURRENT	% CHANGE 2000-2010	2015 PROJECTED	% CHANGE 2010-2015
Cedar Rapids	$22,589	$28,634	26.8%	$32,259	12.7%
Coralville	$23,283	$30,101	29.3%	$33,954	12.8%
Hills	$21,918	$19,707	-10.1%	$22,104	12.2%
Iowa City	$20,269	$25,250	24.6%	$29,031	15.0%
Kalona	$22,474	$20,304	-9.7%	$23,031	13.4%
Lisbon	$18,275	$23,439	28.3%	$26,830	14.5%
Marion	$23,158	$31,379	35.5%	$35,632	13.6%
Mount Vernon	$19,027	$25,297	33.0%	$28,905	14.3%
North Liberty	$21,339	$31,677	48.4%	$35,798	13.0%
Wellman	$17,430	$19,577	12.3%	$21,449	9.6%
Johnson County	$22,220	$27,750	24.9%	$31,595	13.9%
Linn County	$22,977	$28,960	26.0%	$32,716	13.0%
Washington County	$18,221	$21,751	19.4%	$24,039	10.5%
State of Iowa	$19,674	$24,742	25.8%	$27,862	12.6%

TABLE 8.1
HILLS BANCORPORATION
Deposit Trend Analysis By Branch

Branch Map & Deposits



BENTON
LINN
IOWA
JOHNSON
CEDAR
MUSCATINE
Robins
Palo
Marion
Hiawatha
Cedar Rapids
Springville
Wyoming
Hale
Van Horne
Keystone
Newhall
Atkins
Olin
Oxford Mills
Blairstown
Norway
Fairfax
Mount Vernon
Lisbon
Mechanicsville
Stanwood
Clarence
Belle Plaine
Walford
Swisher
Ely
Lowden
Marengo
Amana
Solon
Tipton
Ladora
Homestead
North Liberty
Victor
Oxford
Tiffin
Williamsburg
Coralville
University Heights
Iowa City
West Branch
Sharon Center
Millersburg
Parnell
Hills
West Liberty
Atalissa
Wilton
North English
Kalona
Iowa Junction
Lone Tree
Nichols
Wellman
South English
Keswick
Muscatine
30
380
151
6
80
218

	Branch Address	City	County	ST	Date Established	Deposits ($000) Jun-05	Deposits ($000) Jun-10	Jun-05/ Jun-10 CAGR	Jun-10 Market Share City (%)	Jun-10 Market Share County (%)
1	131 Main St	Hills	Johnson	IA	01/01/1904	$192,788	$327,559	11.2%	100.0%	10.8%
2	1401 S Gilbert St	Iowa City	Johnson	IA	11/01/1982	$240,085	$281,050	3.2%	14.4%	9.2%
3	1009 2nd St	Coralville	Johnson	IA	06/01/1984	$196,809	$221,163	2.4%	46.7%	7.3%
4	3610 Williams Blvd SW	Cedar Rapids	Linn	IA	04/01/2002	$55,018	$105,270	13.9%	3.0%	2.2%
5	2621 Muscatine Ave	Iowa City	Johnson	IA	06/03/1999	$57,066	$83,223	7.8%	4.3%	2.7%
6	120 5th St	Kalona	Washington	IA	09/19/1996	$61,593	$78,657	5.0%	63.0%	16.1%
7	25 Hwy 965 N	North Liberty	Johnson	IA	02/09/1968	$42,748	$62,474	7.9%	52.6%	2.1%
8	800 11th St	Marion	Linn	IA	02/10/2003	$25,098	$60,490	19.2%	10.0%	1.3%
9	201 S Clinton St	Iowa City	Johnson	IA	06/30/1985	$41,894	$52,033	4.4%	2.7%	1.7%
10	720 1St Ave SE	Mount Vernon	Linn	IA	02/01/1998	$34,492	$51,173	8.2%	36.8%	1.1%
11	240 3rd Ave SE	Cedar Rapids	Linn	IA	01/01/1874	$40,644	$35,194	-2.8%	1.0%	0.7%
12	103 W Main St	Lisbon	Linn	IA	01/01/1874	$16,681	$18,558	2.2%	100.0%	0.4%
13	3905 Blairs Ferry Rd NE	Cedar Rapids	Linn	IA	01/21/2009	$0	$15,602	NA	0.4%	0.3%
14	229 8th Ave	Wellman	Washington	IA	09/20/2006	$0	$9,750	NA	46.5%	2.0%
					Total	$1,004,916	$1,402,196	6.9%		

TABLE 8.2
HILLS BANCORPORATION
Deposit Trend Analysis By County

County Market Share Data

Johnson County, Iowa

	Type	Company Name	City	ST	Active Branches	Jun-05 Deposits ($000)	Jun-10 Deposits ($000)	Jun-09/ Jun-10 % Change	Jun-05/ Jun-10 C.A.G.R.	Jun-05 Market Share	Jun-10 Market Share
1	**Bank**	**Hills Bancorp.**	**Hills**	**IA**	**6**	**$771,390**	**$1,027,502**	**3.0%**	**5.9%**	**37.0%**	**33.7%**
2	Credit	University of Iowa Community CU	Iowa City	IA	7	$343,899	$752,467	14.3%	17.0%	16.5%	24.7%
3	Bank	MidWestOne Financial Group Inc.	Iowa City	IA	7	$395,761	$500,700	3.8%	4.8%	19.0%	16.4%
4	Bank	U.S. Bancorp	Minneapolis	MN	7	$199,462	$207,431	2.0%	0.8%	9.6%	6.8%
5	Bank	West Bancorp. Inc.	West Des Moines	IA	3	$81,031	$91,362	-22.9%	2.4%	3.9%	3.0%
6	Bank	Wells Fargo & Co.	San Francisco	CA	2	$32,214	$79,333	53.5%	19.8%	1.5%	2.6%
7	Bank	Lone Tree Service Co.	Lone Tree	IA	2	$54,332	$71,931	-6.0%	5.8%	2.6%	2.4%
8	Bank	AJJ Bancorp Inc.	Elkader	IA	2	$0	$57,705	14.2%	NA	NA	1.9%
9	Bank	Solon Financial Inc.	Solon	IA	2	$35,657	$50,246	16.3%	7.1%	1.7%	1.7%
10	Bank	Swisher Bankshares Inc.	Swisher	IA	1	$32,115	$38,187	8.6%	3.5%	1.5%	1.3%
11	Bank	Two Rivers Financial Group	Burlington	IA	2	$0	$35,007	-6.3%	NA	NA	1.1%
12	Bank	First Trust & Savings Bank	Coralville	IA	2	$26,271	$34,505	-8.7%	5.6%	1.3%	1.1%
13	Bank	Stark Bank Group Ltd.	Fort Dodge	IA	1	$8,831	$23,821	-54.7%	22.0%	0.4%	0.8%
14	Bank	BNP Paribas SA	Paris	-	2	$36,666	$22,599	-6.1%	-9.2%	1.8%	0.7%
15	Bank	Central Bancshares Inc.	Muscatine	IA	1	$25,736	$19,687	-21.8%	-5.2%	1.2%	0.6%
16	Bank	Regions Financial Corp.	Birmingham	AL	1	$15,572	$12,296	71.8%	-4.6%	0.7%	0.4%
17	Thrift	Liberty Banshares Iowa Inc.	West Des Moines	IA	3	$15,559	$11,875	-58.7%	-5.3%	0.7%	0.4%
18	Bank	Country BanCorp.	Crawfordsville	IA	1	$4,589	$5,833	-9.1%	4.9%	0.2%	0.2%
19	Bank	Mechanicsville Bancshares Inc.	Mechanicsville	IA	1	$0	$2,387	NA	NA	NA	0.1%
20	Credit	Veridian Credit Union	Waterloo	IA	1	$0	$0	NA	NA	NA	NA
21	Credit	Federal Employees Credit Union	Des Moines	IA	1	$3,944	$0	NA	NA	0.2%	NA
22	Credit	Collins Community Credit Union	Cedar Rapids	IA	1	$0	$0	NA	NA	NA	NA
			Total		**56**	**$2,083,029**	**$3,044,874**	**3.7%**	**7.9%**	**100%**	**100%**

Washington County, Iowa

	Type	Company Name	City	ST	Active Branches	Jun-05 Deposits ($000)	Jun-10 Deposits ($000)	Jun-09/ Jun-10 % Change	Jun-05/ Jun-10 C.A.G.R.	Jun-05 Market Share	Jun-10 Market Share
1	Bank	W.S.B. Inc.	Washington	IA	2	$143,233	$171,093	3.1%	3.6%	34.1%	35.1%
2	**Bank**	**Hills Bancorp.**	**Hills**	**IA**	**2**	**$61,593**	**$88,407**	**0.2%**	**7.5%**	**14.6%**	**18.1%**
3	Bank	Central Bancshares Inc.	Muscatine	IA	2	$82,311	$87,460	-2.4%	1.2%	19.6%	17.9%
4	Bank	C-B-G Inc.	West Liberty	IA	4	$69,095	$78,121	-4.5%	2.5%	16.4%	16.0%
5	Bank	Country BanCorp.	Crawfordsville	IA	2	$35,342	$41,777	26.4%	3.4%	8.4%	8.6%
6	Bank	U.S. Bancorp	Minneapolis	MN	1	$28,501	$21,202	-8.8%	-5.7%	6.8%	4.3%
7	Credit	Community 1st Credit Union	Ottumwa	IA	1	$452	$0	NA	NA	0.1%	NA
			Total		**14**	**$420,527**	**$488,060**	**1.3%**	**3.0%**	**100%**	**100%**

TABLE 8.3
HILLS BANCORPORATION
Deposit Trend Analysis By County

County Market Share Data

Linn County, Iowa

	Type	Company Name	City	ST	Active Branches	Jun-05 Deposits ($000)	Jun-10 Deposits ($000)	Jun-09/ Jun-10 % Change	Jun-05/ Jun-10 C.A.G.R.	Jun-05 Market Share	Jun-10 Market Share
1	Bank	U.S. Bancorp	Minneapolis	MN	8	$503,413	$829,190	52.9%	10.5%	13.8%	17.2%
2	Bank	Wells Fargo & Co.	San Francisco	CA	8	$706,010	$510,563	-21.7%	-6.3%	19.3%	10.6%
3	Bank	Neighbor Insurance Agency Inc.	Marion	IA	8	$385,008	$492,656	0.9%	5.1%	10.5%	10.2%
4	Bank	QCR Holdings Inc.	Moline	IL	2	$182,633	$336,654	7.2%	13.0%	5.0%	7.0%
5	**Bank**	**Hills Bancorp.**	**Hills**	**IA**	**6**	**$171,933**	**$286,287**	**5.2%**	**10.7%**	**4.7%**	**5.9%**
6	Bank	BTC Financial Corp.	Des Moines	IA	3	$108,652	$258,673	-5.2%	18.9%	3.0%	5.4%
7	Bank	Guaranty Bankshares Ltd.	Cedar Rapids	IA	7	$177,587	$198,516	-0.2%	2.3%	4.9%	4.1%
8	Bank	BNP Paribas SA	Paris	-	5	$252,437	$172,511	-1.9%	-7.3%	6.9%	3.6%
9	Bank	Vanderbilt Holding Co. Inc.	Fairfax	IA	1	$82,862	$121,293	9.6%	7.9%	2.3%	2.5%
10	Bank	Dunn Investment Co.	Manchester	IA	2	$58,266	$113,720	9.8%	14.3%	1.6%	2.4%
11	Bank	Fidelity Ban Corp.	Independence	IA	2	$61,889	$106,694	26.2%	11.5%	1.7%	2.2%
12	Bank	Country BanCorp.	Crawfordsville	IA	5	$77,730	$98,373	7.7%	4.8%	2.1%	2.0%
13	Bank	City State Bancorp. Inc.	Central City	IA	2	$56,104	$85,622	13.3%	8.8%	1.5%	1.8%
14	Bank	Mount Vernon Bancorp.	Mount Vernon	IA	2	$51,081	$73,894	11.0%	7.7%	1.4%	1.5%
15	Bank	Community Financial Corp.	Edgewood	IA	2	$46,680	$49,058	-3.4%	1.0%	1.3%	1.0%
16	Bank	Ohnward Bancshares Inc.	Maquoketa	IA	2	$34,293	$40,387	-0.3%	3.3%	0.9%	0.8%
17	Bank	Bankers Equity Corp.	Sloan	IA	1	$25,805	$26,995	-8.9%	0.9%	0.7%	0.6%
18	Bank	Iowa State Financial Services Corp.	Fairfield	IA	2	$15,507	$16,811	13.8%	1.6%	0.4%	0.3%
19	Bank	Delhi Bancshares Inc.	Marion	IA	2	$17,366	$15,446	-0.3%	-2.3%	0.5%	0.3%
20	Bank	Mechanicsville Bancshares Inc.	Mechanicsville	IA	1	$13,017	$14,143	19.8%	1.7%	0.4%	0.3%
21	Bank	Solon Financial Inc.	Solon	IA	1	$11,346	$14,020	-12.1%	4.3%	0.3%	0.3%
22	Bank	Kerndt Bank Services Inc.	Lansing	IA	1	$5,013	$11,074	-36.8%	17.2%	0.1%	0.2%
23	Bank	Keystone Community BanCorp.	Keystone	IA	1	$2,665	$4,950	-0.2%	13.2%	0.1%	0.1%
24	Bank	Fayette BanCorp.	Marion	IA	1	$0	$4,246	50.9%	NA	NA	0.1%
25	Bank	Regions Financial Corp.	Birmingham	AL	0	$7,969	$0	NA	NA	0.2%	NA
26	Thrift	Liberty Banshares Iowa Inc.	West Des Moines	IA	2	$47,596	$48,217	-33.2%	0.3%	1.3%	1.0%
		All Credit Unions in Market Area			31	$550,213	$901,727	18.2%	10.4%	15.1%	18.7%
			Total		**108**	**$3,653,075**	**$4,831,720**	**7.4%**	**5.8%**	**100%**	**100%**

TABLE 9.1
DETERMINATION OF DISCOUNT RATE
Discount Rate Utilized in the Discounted Cash Flow Analysis

To establish a reasonable discount rate, Austin Associates first utilized the build-up method. Under this method, the equity cost of capital or discount rate is calculated as follows:

Risk Free Rate
+ Equity Risk Premium
+ Industry Risk Premium
+ Specific Risk Premium
= Equity Cost of Capital (Discount Rate)

The components are discussed below:

Risk Free Rate - The Risk Free Rate of Return is sometimes referred to as a "safe rate", the "cost of money", or the "base rate", and is usually defined as a treasury security. For this calculation, we have used a long-term government bond rate as a proxy of the "risk free" rate. The long-term government bond rate (30-year) as of June 30, 2011 was 4.38 percent.

Equity Risk Premium - The equity premium is the additional return earned by an average equity investor in excess return of government bonds. We have used the common stock risk premium of 5.00 percent based on average annual data from Ibbotson's Stocks, Bonds, Bills, and Inflation: Valuation Edition 2011 Yearbook.

Long-Horizon Equity Risk Premium By Decade

1930s	1940s	1950s	1960s	1970s	1980s	1990s	2000s	2009-2010
2.3%	8.0%	17.9%	4.2%	0.3%	7.9%	12.1%	-3.7%	16.9%

Long-Horizon Equity Risk Premium

50 Years (1960-2010)	4.3%
40 Years (1970-2010)	4.3%
30 Years (1980-2010)	5.6%
20 Years (1990-2010)	4.5%
15 Years (1995-2010)	5.3%
10 Years (2000-2010)	-2.4%

Industry Risk Premium - The industry risk premium considers the characteristics of the industry in which the subject company operates. We have used the "Commercial Banks" industry premium of 2.54 percent as found in Ibbotson's Stocks, Bonds, Bills, and Inflation: Valuation Edition 2011 Yearbook.

Specific Risk Premium - A specific risk premium can be added to reflect specific risk factors of the specific subject that are not accommodated by the general risk premium. These factors include various quantitative and qualitative factors as follows:

TABLE 9.1 (Continued)
DETERMINATION OF DISCOUNT RATE
Discount Rate Utilized in the Discounted Cash Flow Analysis

External Factors
Existing conditions and expectations of the local economy
Existing conditions and expectations of the industry
Competitive environment of the industry

Internal Factors
Financial position/condition of the company
Competitive position of the company
Comparative size of the company
Quality and depth of organization and management of the company
Reliability and stability of earnings of the company
Diversification of the company's operation

Austin Associates believes a small additional risk premium should be included to reflect the specific factors related to the Company. As a result, we have added a 0.25 percent additional risk premium to the discount rate.

The discount rate can now be calculated as follows:

Risk Free Rate	**4.38%**	
+ Equity Risk Premium	**5.00%**	
+ Industry Risk Premium	**2.54%**	
+ Specific Risk Premium	**0.25%**	
= Equity Cost of Capital (Discount Rate)	**12.17%**	**Rounded = 12.15%**

To confirm the reasonableness of this result, Austin Associates reviewed long-term compound annual stock market returns for various market indices. According to Ibbotson (SBBI 2011 Yearbook), the compound annual return for the period 1926-2010 for large company stocks was 9.9 percent, and was 12.1 percent for small company stocks.

After reviewing the above results, a specific discount rate of 12.15% will be used.

Quarterly Banking Profile

First Quarter 2011

INSURED INSTITUTION PERFORMANCE

- ***Net Income Rises to $29 Billion***
- ***Lower Loan-Loss Provisions Remain Key to Higher Earnings***
- ***Revenues Post Year-over-Year Decline***
- ***Asset Quality Indicators Continue to Exhibit Improvement***
- ***Loan Balances Fall by $126.6 Billion***

Profits Rise for Seventh Consecutive Quarter

Bank earnings continued to benefit from falling loan-loss provisions in first quarter 2011 as FDIC-insured commercial banks and savings institutions posted their highest quarterly net income since the onset of the financial crisis. Net income totaled $29.0 billion, an $11.6 billion (66.5 percent) increase from first quarter 2010, and the best quarterly result since second quarter 2007. This is the seventh consecutive quarter that industry earnings have registered year-over-year gains. More than half of all institutions (56.2 percent) reported improved earnings, and fewer institutions were unprofitable (15.4 percent, compared to 19.3 percent in first quarter 2010).

Loss Provisions Are Less than Half the Level of a Year Ago

Provisions for loan losses fell to $20.7 billion in the first quarter from $51.6 billion a year earlier. This marks the sixth quarter in a row that loss provisions have had a year-over-year decline. It is the smallest quarterly loss provision for the industry since third quarter 2007. The largest reductions in provisions occurred at credit card lenders that made sizable additions to their loan-loss reserves a year ago, but almost half of all institutions (48.9 percent) reported lower provisions. Fewer than a third (32.6 percent) increased their provisions from year-earlier levels.

Revenues Exhibit Weakness

The positive contribution from reduced provisions outweighed the negative effect of lower revenues at many institutions. Net operating revenue (net interest income plus total noninterest income) was $5.5 billion (3.2 percent) lower than a year ago. This is only the second time in the 27 years for which data are available that the industry has reported a year-over-year decline in quarterly net operating revenue.

Decline in Revenues Is Concentrated among Large Institutions

Net interest income declined year-over-year for the first time since fourth quarter 1989, falling by $3.2 billion (3 percent), while noninterest income was $2.2 billion (3.7 percent) lower than in first quarter 2010. The reduction in net interest income was caused by narrower net interest margins and weak growth in interest-earning assets. The decline in noninterest income reflected lower revenues from service charges on deposit accounts (down $1.7 billion, or 17.3 percent at institutions filing Call Reports) and reduced trading income (down $1 billion, or 11.7 percent). Much of the reduction in net operating revenue was concentrated at larger institutions; more than half of all institutions (59.5 percent) reported year-over-year increases in net operating revenue, with 57.6 percent reporting higher net interest income and 52.1 percent reporting increased noninterest income. However, of the ten largest institutions, which together hold more than half of all insured institution assets, six reported year-over-year declines in net operating revenue, six had declines in noninterest income and eight reported lower net interest income.

Loan Losses Improve across All Main Loan Categories

Net loan charge-offs (NCOs) declined for a third consecutive quarter. Insured institutions charged-off $33.3 billion in the first quarter, a $19.9 billion (37.5 percent) decline from first quarter 2010. Almost half of all

institutions (48.9 percent) reported lower NCOs, while 41.5 percent reported increases. NCOs were lower in all major loan categories. The largest reduction occurred in credit cards, where NCOs fell by $7.3 billion (39.1 percent). Real estate construction loan NCOs were $3 billion (51.5 percent) lower than in first quarter 2010, while charge-offs of closed-end 1-4 family residential mortgages fell by $2.6 billion (29.6 percent). Commercial and industrial (C&I) loan NCOs also declined by $2.6 billion (43.1 percent).

Noncurrent Loan Balances Fall for a Fourth Consecutive Quarter

Noncurrent loan balances (loans 90 days or more past due or in nonaccrual status) fell by $17 billion (4.7 percent) during the quarter. At the end of March, insured institutions reported $341.7 billion in noncurrent loans and leases, down from $358.7 billion at the end of 2010. This is the fourth consecutive quarter that noncurrent loans have declined, and they are now $68.2 billion (16.6 percent) below the peak level reached a year ago. Half of all institutions (50.3 percent) reported reductions in their noncurrent loan balances, while 43.1 percent reported increases. Noncurrent balances declined in all major loan categories. Noncurrent C&I loans declined by $6.1 billion (21.1 percent), noncurrent construction and development loans fell by $4.3 billion (8.3 percent), and noncurrent closed-end 1-4 family residential mortgages declined by $2.8 billion (1.6 percent). The average noncurrent loan rate at the end of the quarter was 4.71 percent, the lowest level since second quarter 2009.

Most Large Banks Reduce Their Reserves

Net charge-offs exceeded loss provisions by $12.6 billion in the first quarter, contributing to a $13 billion (5.6 percent) drop in the industry's loan-loss reserves. This is the fourth consecutive quarter that aggregate reserves have declined; they are now $44.9 billion (17.1 percent) below the peak level of a year ago. The decline in reserves was concentrated among the largest banks. Sixteen of the 19 institutions with assets greater than $100 billion reduced their reserves in the first quarter, and almost two-thirds of institutions with assets between $10 billion and $100 billion (63.2 percent) also reported reserve declines. Some of the largest reductions in reserves occurred at credit card lenders. In contrast to the trend at large banks, most institutions with less than $1 billion in assets (60.1 percent) increased their reserves during the quarter.

Capital Levels Improve

Additions to capital in the first quarter surpassed the decline in reserves. Bank equity capital increased by $25.1 billion (1.7 percent), as retained earnings contributed $13.9 billion. Total risk-based capital increased by $17.8 billion (1.3 percent). Tier 1 leverage capital increased by $25.8 billion (2.2 percent), but tier 2 capital fell by $7.9 billion (3.4 percent), reflecting lower loan-loss reserves. At the end of the quarter, 96 percent of all institutions, representing over 99 percent of total industry assets, met or exceeded the highest regulatory capital requirements as defined for Prompt Corrective Action (PCA) purposes. Industry averages for all three regulatory capital ratios rose to all-time high levels, driven by improvements at the largest institutions.

Asset Growth Occurs Outside Loan Portfolios

Total assets of insured institutions increased by $94.7 billion (0.7 percent) during the quarter. Balances with Federal Reserve banks increased by $116.3 billion (23.5 percent) at Call Report filers with $300 million or more in total assets. Mortgage-backed securities holdings rose by $34.5 billion (2.3 percent). Total loan and lease balances continued to fall, declining by $126.6 billion (1.7 percent). This is the fifth-largest quarterly percentage decline in loan balances in the 28 years for which data are available, and it marks the tenth time in the last eleven quarters that reported loan balances have fallen (the one exception was caused by the implementation of FASB 166 and 167, which resulted in the consolidation of as much as $400 billion in securitized loans onto banks' balance sheets in first quarter 2010). The largest declines in loan balances were in 1-4 family residential mortgages, which fell by $63.8 billion (3.4 percent), credit cards (down $38.9 billion, or 5.5 percent), and in real estate construction and development loans, which declined by $25.9 billion (8.1 percent). Balances fell in most major loan categories, with the exception of C&I loans, which increased by $18.1 billion (1.5 percent) and loans to depository institutions, which rose by $10.2 billion (9.3 percent). Almost half of the growth in C&I loans (47 percent) represented loans to non-U.S. borrowers, while 86.2 percent of the increase in loans to depository institutions consisted of loans to foreign banks. At the end of March, net loans and leases represented 52.4 percent of insured institutions' assets, the lowest share since the early 1970s.

Deposit Growth Remains Strong

Deposits at FDIC-insured institutions increased by $178.8 billion (1.9 percent), as deposits in foreign offices rose by $61.4 billion (4 percent), and domestic office deposits grew by $117.4 billion (1.5 percent). Noninterest-

bearing deposits in domestic offices increased by $58.3 billion (3.5 percent), while interest-bearing deposits were up by $59.1 billion (1 percent). Nondeposit liabilities fell by $101.1 billion (4.2 percent), with Fed funds purchased declining by $44.6 billion (37.5 percent), and FHLB advances falling by $28.6 billion (7.4 percent).

The Pace of Bank Failures Slows

The number of insured commercial banks and savings institutions reporting financial results declined from 7,658 to 7,574 in the first quarter. One new reporting institution was added during the quarter, while 56 institutions were absorbed by mergers and 26 institutions failed. One report had not been received at the time these data were prepared. The number of institutions on the FDIC's "Problem List" increased from 884 to 888 during the quarter. Assets of "problem" institutions increased from $390 billion to $397 billion. Insured institutions reported 2.09 million full-time equivalent employees in the first quarter, an increase of 65,632 (3.2 percent) from first quarter 2010.

Statistics At A Glance

Dollar Amounts in Billions First Quarter 2011		All Insured Institutions	Commercial Banks	Savings Institutions	Credit Card Lenders	International Banks	Agricultural Banks	Commercial Lenders	Mortgage Lenders	Consumer Lenders	Other Specialized <$1 Billion	All Other <$1 Billion	All Other >$1 Billion
Number of FDIC-Insured		7,574	6,453	1,121	21	4	1,531	3,983	700	72	355	844	64
Number of FDIC-Supervised		4,664	4,267	397	8	0	1,069	2,547	259	42	207	509	23
Total Assets	$	13,415	12,157	1,257	676	3,165	200	4,087	799	118	52	137	4,180
Total Loans	$	7,249	6,484	764	575	1,053	121	2,732	455	86	15	75	2,137
Domestic Deposits	$	7,991	7,064	927	267	1,045	168	3,109	569	96	41	115	2,581
Bank Net Income (QTR)	$	29.003	27.147	1.855	6.364	4.643	0.524	6.283	0.984	0.387	0.170	0.277	9.371
Percent Profitable (QTR)	%	84.6	85.3	80.7	95.2	100.0	94.4	78.9	84.9	93.1	89.0	90.5	92.2
Average Return on Assets (QTR)	%	0.87	0.90	0.59	3.68	0.60	1.05	0.62	0.49	1.33	1.33	0.82	0.90
Average Return on Equity (QTR)	%	7.75	8.03	5.08	23.80	6.79	9.64	5.33	4.80	12.28	8.71	7.30	7.40
Net Interest Margin (QTR)	%	3.66	3.69	3.40	10.92	2.53	3.80	3.78	3.06	4.35	2.81	3.70	3.23
Equity to Assets	%	11.26	11.23	11.58	16.03	8.72	10.96	11.62	10.29	10.81	15.15	11.18	12.22
Noncurrent Loan Rate - Total Loans *	%	4.71	4.79	4.03	2.02	5.57	1.95	4.20	4.42	1.49	2.29	2.26	6.13
Real Estate Loans	%	7.01	7.41	4.68	5.94	9.85	2.48	5.36	4.64	1.50	2.77	2.58	9.83
C&I Loans	%	1.90	1.86	2.66	2.19	2.35	2.11	2.03	2.24	0.61	1.62	2.12	1.46
Consumer Loans	%	1.65	1.69	1.05	2.08	1.89	0.69	1.23	0.49	1.54	0.79	0.81	1.14
Coverage Ratio **	%	63.85	66.00	42.09	374.40	66.07	83.77	57.85	33.71	159.99	81.44	68.82	43.76
Net Charge-Off Rate - All Loans (QTR)	%	1.82	1.91	1.11	6.67	1.96	0.30	1.32	0.97	1.77	0.74	0.36	1.40
Real Estate Loans (QTR)	%	1.45	1.56	0.80	6.09	2.12	0.31	1.40	0.93	1.37	0.45	0.29	1.58
C&I Loans (QTR)	%	1.14	1.08	2.24	8.17	1.40	0.61	1.12	1.91	4.25	1.52	0.71	0.48
Consumer Loans (QTR)	%	4.30	4.43	2.60	6.81	3.77	0.45	1.60	1.50	1.73	0.60	0.57	2.68
First Quarter 2010													
Number of FDIC-Insured		7,934	6,773	1,161	21	4	1,553	4,358	745	75	303	813	62
Number of FDIC-Supervised		4,890	4,486	404	8	0	1,073	2,794	295	41	173	485	21
Total Assets	$	13,336	12,066	1,271	725	3,157	181	4,498	777	95	41	127	3,736
Total Loans	$	7,503	6,720	783	641	1,112	116	3,064	464	72	10	71	1,953
Domestic Deposits	$	7,692	6,788	905	245	964	149	3,353	511	78	30	105	2,258
Bank Net Income (QTR)	$	17.418	15.370	2.048	1.071	5.842	0.429	1.849	1.500	0.327	0.121	0.270	6.008
Percent Profitable (QTR)	%	80.7	81.0	78.7	81.0	100.0	92.3	73.3	86.2	85.3	83.5	90.5	91.9
Average Return on Assets (QTR)	%	0.53	0.52	0.65	0.70	0.75	0.95	0.16	0.78	1.41	1.20	0.86	0.64
Average Return on Equity (QTR)	%	4.87	4.75	5.92	4.17	8.52	8.54	1.54	8.08	13.30	7.04	7.70	5.33
Net Interest Margin (QTR)	%	3.84	3.90	3.30	14.12	2.83	3.87	3.68	3.08	4.58	2.72	3.70	3.32
Equity to Assets	%	10.79	10.76	11.09	13.47	8.77	11.23	10.76	9.76	10.52	16.99	11.20	12.15
Noncurrent Loan Rate - Total Loans *	%	5.46	5.61	4.20	3.14	7.02	1.98	4.87	4.60	1.55	2.03	2.04	6.97
Real Estate Loans	%	7.59	8.08	4.72	5.67	10.99	2.39	6.10	4.85	1.42	2.44	2.35	10.38
C&I Loans	%	3.05	3.06	2.92	4.00	5.44	2.43	2.55	1.69	0.94	1.33	2.09	2.60
Consumer Loans	%	2.29	2.34	1.41	3.21	2.41	0.76	1.38	1.20	1.63	0.90	0.72	1.26
Coverage Ratio **	%	64.19	65.84	45.27	327.33	59.59	78.68	53.78	32.45	193.03	87.09	68.85	42.91
Net Charge-Off Rate - All Loans (QTR)	%	2.88	3.04	1.55	14.26	2.75	0.45	1.89	1.20	2.69	0.54	0.44	2.29
Real Estate Loans (QTR)	%	2.11	2.29	1.04	3.54	3.19	0.37	1.87	1.08	1.97	0.33	0.34	2.60
C&I Loans (QTR)	%	2.01	1.94	3.19	16.75	2.12	0.98	1.74	0.99	6.37	0.92	1.01	1.15
Consumer Loans (QTR)	%	7.49	7.72	4.24	14.96	3.74	0.55	2.73	3.64	2.62	1.07	0.71	3.45

* Nonaccruing loans and loans past due 90+ days
** Loss reserve as a percentage of noncurrent loans

Statistics At A Glance

Historical Trends

As of March 31, 2011

Dollar Amounts In Billions		2011 YTD	2010	2009	2008	2007	2006	2005	2004	2003	2002	2001	2000	1999	1998	1997	1996	1995	1994	1993	1992	1991	1990
Commercial Banks		6453	6,530	6,840	7,087	7,284	7,401	7,526	7,631	7770	7,888	8,080	8,315	8,580	8,774	9,143	9,528	9,941	10,452	10,959	11,463	11,921	12,343
New Charters		1	9	25	89	164	178	166	122	110	91	126	190	230	188	187	145	102	50	58	72	105	163
Mergers		52	184	152	261	282	305	269	261	224	276	354	452	416	557	598	552	606	548	501	425	443	389
Savings Institutions		1121	1,128	1,172	1,218	1,250	1,279	1,307	1,345	1,411	1,466	1,534	1,589	1,642	1,690	1,780	1,926	2,030	2,152	2,262	2,390	2,561	2,815
New Charters		0	2	6	9	17	16	13	6	8	4	20	33	40	33	12	12	9	18	9	8	9	28
Mergers		4	13	27	32	39	37	41	58	49	56	63	81	80	114	127	108	116	109	111	84	72	64
Problem Institutions																							
Number		888	884	702	252	76	50	52	80	116	136	114	94	79	84	92	117	193	318	575	1,066	1,430	1,496
Assets	$	397	390	403	159	22	8	7	28	30	39	40	24	10	11	6	12	31	73	348	601	837	647
Combined Dep. Ins. Fund																							
Fund Balance	$	-1.0	-7.4	-20.9	17.3	52.4	50.2	48.6	47.5	46.0	43.8	41.4	41.7	39.7	39.4	37.7	35.7	28.8	23.8	14.3	0.2	-6.9	4.1
Insured Deposits	$	6,389	6,302	5,408	4,751	4,292	4,154	3,891	3,622	3,453	3,384	3,217	3,055	2,869	2,850	2,746	2,690	2,664	2,589	2,603	2,678	2,733	2,785
Reserve Ratio	%	-0.02	-0.12	-0.39	0.36	1.22	1.21	1.25	1.31	1.33	1.29	1.29	1.37	1.38	1.38	1.37	1.33	1.08	0.92	0.55	0.01	-0.25	0.15
Number Failed Institutions		26	157	140	25	3	0	0	4	3	11	4	7	8	3	1	6	8	15	50	179	268	381
Failed Assets*	$	9.839	92.085	169.709	371.945	2.615	0.000	0.000	0.170	0.947	2.873	1.822	0.410	1.592	0.290	0.028	0.233	1.226	1.601	9.977	89.555	143.455	146.586
Number Assisted Institutions		0	0	8	5	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	2	3	1
Assisted Assets*	$	0.000	0.000	1,917.482	1,306.042	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.033	0.079	0.014
Estimated Losses(DIF)**	$	1.853	23.166	37.096	19.604	0.184	0.000	0.000	0.004	0.063	0.426	0.306	0.032	0.614	0.223	0.005	0.061	0.113	0.191	0.900	6.909	14.624	18.838
Resolution Receivables***	$	29.748	29.533	38.409	15.766	0.808	0.482	0.533	0.722	0.784	0.793	1.429	0.354	0.805	0.757	1.114	4.45	4.143	8.197	13.396	27.824	18.675	12.935
Number of FDIC Employees**** (Includes RTC before 1996)		8,233	8,150	6,557	4,988	4,532	4,476	4,514	5,078	5,311	5,430	6,167	6,452	7,266	7,359	7,793	9,151	11,856	17,526	20,994	22,459	22,586	19,247

* Prior years have been revised to reflect failed/assisted assets as reported on the Call Report for the quarter prior to failure/assistance.
** Includes RTC resolutions from 1990-1995, excludes Transaction Account Guarantee program (TAG) losses since inception in 2008.
*** Includes remaining receivership assets from prior years
**** Beginning in 2008, FDIC began reporting the number of FDIC employees based on a new, full-time equivalent methodology.
Prior years have been revised to reflect the number of employees as reported in the FDIC Annual Report.

FDIC State Profile

Iowa

First Quarter 2011

ECONOMIC INDICATORS

Employment Growth Rates (change from year ago, unless noted)	Q1-11	Q4-10	Q1-10	2010	2009
Total Nonfarm (share of trailing four quarter employment in parentheses)	0.9%	0.4%	-2.2%	-0.7%	-3.0%
Manufacturing (14%)	0.8%	1.6%	-6.1%	-1.3%	-10.8%
Other (non-manufacturing) Goods-Producing (4%)	0.3%	-2.2%	-11.3%	-5.1%	-10.6%
Private Service-Producing (65%)	1.2%	0.5%	-1.1%	-0.3%	-1.5%
Government (17%)	0.2%	-0.1%	-0.9%	-0.5%	0.7%
Unemployment Rate (% of labor force)	6.1%	6.2%	6.1%	6.1%	5.6%

Other Indicators (change from year ago, unless noted)	Q1-11	Q4-10	Q1-10	2010	2009
Single-Family Home Permits	-16.2%	20.5%	60.3%	11.3%	-3.5%
Multifamily Building Permits	-27.4%	-52.2%	350.0%	-9.6%	-20.4%
Home Price Index	0.7%	0.6%	-1.9%	-0.3%	0.5%
Nonbusiness Bankruptcy Filings per 1000 people (quarterly annualized level)	2.57	2.53	3.22	3.10	3.25

BANKING TRENDS

General Information	Q1-11	Q4-10	Q1-10	2010	2009
Institutions (#)	354	360	367	360	367
Total Assets (in millions)	66,995	66,132	65,414	66,132	64,933
New Institutions (# < 3 years)	0	0	0	0	0
Subchapter S Institutions	211	217	220	217	219

Asset Quality	Q1-11	Q4-10	Q1-10	2010	2009
Past-Due and Nonaccrual Loans / Total Loans (median %)	2.00	1.73	2.43	1.73	2.29
Noncurrent Loans / Total Loans (median %)	1.01	0.96	1.23	0.96	1.22
ALLL/Total Loans (median %)	1.41	1.34	1.33	1.34	1.30
ALLL/Noncurrent Loans (median multiple)	1.30	1.27	1.00	1.27	1.00
Net Loan Losses / Total Loans (median %)	0.00	0.15	0.03	0.30	0.31

Capital / Earnings	Q1-11	Q4-10	Q1-10	2010	2009
Tier 1 Leverage (median %)	9.45	9.36	9.25	9.36	9.10
Return on Assets (median %)	1.07	1.04	1.08	1.06	0.90
Pretax Return on Assets (median %)	1.33	1.20	1.27	1.21	1.02
Net Interest Margin (median %)	3.65	3.77	3.74	3.79	3.73
Yield on Earning Assets (median %)	4.81	5.08	5.21	5.18	5.55
Cost of Funding Earning Assets (median %)	1.11	1.22	1.44	1.35	1.79
Provisions to Avg. Assets (median %)	0.09	0.17	0.16	0.23	0.33
Noninterest Income to Avg. Assets (median %)	0.46	0.53	0.47	0.50	0.51
Overhead to Avg. Assets (median %)	2.51	2.70	2.49	2.55	2.60

Liquidity/Sensitivity	Q1-11	Q4-10	Q1-10	2010	2009
Net Loans to Assets (median %)	58.50	62.15	63.22	62.15	63.94
Noncore Funding to Assets (median %)	16.60	17.43	18.23	17.43	18.37
Long-term Assets to Assets (median %, call filers)	22.10	20.72	19.46	20.72	18.64
Brokered Deposits (number of institutions)	139.00	143.00	138.00	143.00	138.00
Brokered Deposits to Assets (median % for those above)	1.87	1.88	1.89	1.88	1.64

Loan Concentrations (median % of Total Risk-Based Capital)	Q1-11	Q4-10	Q1-10	2010	2009
Commercial and Industrial	80.99	80.69	81.70	80.69	83.25
Commercial Real Estate	88.84	90.68	92.59	90.68	94.56
Construction & Development	9.41	10.99	11.66	10.99	13.81
Multifamily Residential Real Estate	3.16	3.30	3.01	3.30	2.97
Nonresidential Real Estate	69.21	72.41	73.20	72.41	75.92
Residential Real Estate	112.14	115.83	120.47	115.83	124.47
Consumer	22.43	24.12	23.76	24.12	25.45
Agriculture	193.80	202.20	209.51	202.20	212.62

BANKING PROFILE

Largest Deposit Markets (from 2010 Summary of Deposits)	Institutions in Market	Deposits ($ millions)	Asset Distribution	Institutions
Omaha-Council Bluffs, NE-IA	73	18,598	< $100 million	169 (47.7%)
Des Moines, IA	51	14,836	$100 million to $250 million	125 (35.3%)
Davenport-Moline-Rock Island, IA-IL	41	7,062	$250 million to $1 billion	48 (13.6%)
Cedar Rapids, IA	42	4,811	$1 billion to $10 billion	12 (3.4%)
Iowa City, IA	23	2,780	> $10 billion	0 (0%)